   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997



                                                      REGISTRATION NO. 333-39405

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                          IAC CAPITAL TRUST                                         IRVINE APARTMENT COMMUNITIES, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING
                                                                                               INSTRUMENTS)


   550 NEWPORT CENTER DRIVE, SUITE 300, NEWPORT BEACH, CALIFORNIA 92660 (714)
                                    720-5500

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JAMES E. MEAD
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                       IRVINE APARTMENT COMMUNITIES, INC.
                            550 NEWPORT CENTER DRIVE
                                   SUITE 300
                            NEWPORT BEACH, CA 92660
                                 (714) 720-5500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                 JEFFREY SMALL                                   GREGG A. NOEL
                 JAMES M. LURIE                              SKADDEN, ARPS, SLATE,
             DAVIS POLK & WARDWELL                             MEAGHER & FLOM LLP
              450 LEXINGTON AVENUE                           300 SOUTH GRAND AVENUE
               NEW YORK, NY 10017                        LOS ANGELES, CALIFORNIA 90071
            TELEPHONE (212) 450-4000                        TELEPHONE (213) 687-5000

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================
                                                                                PROPOSED MAXIMUM
                                                   AMOUNT     PROPOSED MAXIMUM      AGGREGATE       AMOUNT OF
            TITLE OF EACH CLASS OF                  TO BE      OFFERING PRICE       OFFERING      REGISTRATION
          SECURITIES BEING REGISTERED            REGISTERED       PER UNIT          PRICE(2)           FEE
---------------------------------------------------------------------------------------------------------------
Series A Preferred Securities of IAC Capital
  Trust........................................   6,900,000        $25.00         $172,500,000     $51,812(3)
---------------------------------------------------------------------------------------------------------------
Series A Preferred Limited Partnership Units of
  Irvine Apartment Communities, L.P.(1)........      --              --                --              --
===============================================================================================================



(1) The Series A Preferred Limited Partnership Units of Irvine Apartment Communities, L.P. will be deposited in, and held by, IAC Capital Trust as trust assets. No separate consideration will be received in respect of such deposit.



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.



(3) Includes $34,849 previously paid with respect to $115,000,000 of securities at 1/33rd of 1%, the rate then in effect.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1997

PROSPECTUS


                    6,000,000 SERIES A PREFERRED SECURITIES


                               IAC CAPITAL TRUST

        % SERIES A REIT TRUST ORIGINATED PREFERRED SECURITIES(SM)("TOPRS(SM)")

            (LIQUIDATION AMOUNT $25 PER SERIES A PREFERRED SECURITY)
                         ------------------------------


    The     % Series A REIT Trust Originated Preferred Securities (the "Series A
Preferred Securities") offered hereby (the "Offering") are being sold by IAC Capital Trust, a Delaware business trust (the "Trust"). The Trust is a limited purpose financing vehicle established by Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership"), and Irvine Apartment Communities, Inc. (the "Company"), a Maryland corporation and the sole general partner of the Operating Partnership. The proceeds from the Offering will be
used by the Trust to purchase     % Series A Preferred Limited Partner Interests
("Series A Preferred L.P. Units") in the Operating Partnership which will use the proceeds to repay outstanding indebtedness and for general partnership purposes. From time to time the Trust may issue additional series of preferred securities (together with the Series A Preferred Securities, the "Preferred Securities") and invest the proceeds therefrom in additional series of preferred limited partner interests of the Operating Partnership (together with the Series A Preferred L.P. Units, the "Preferred L.P. Units"). The Company and certain members of management of the Company will own all of the common securities (the "Common Securities") of the Trust. The Common Securities and the Preferred Securities (collectively, the "Trust Securities") will represent undivided beneficial interests in the assets of the Trust, subject to the priority and payment terms of the Trust Securities. The Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof primarily in an equivalent amount of Preferred L.P. Units of the Operating Partnership.

                                                        (continued on next page)


    Application has been made to list the Series A Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). Trading of the Series A Preferred Securities on the NYSE is expected to commence within a 30-day period after the date of this Prospectus. While the Underwriters have advised the Trust that they intend to make a market in the Series A Preferred Securities prior to commencement of trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the Series A Preferred Securities will exist prior to commencement of trading. See "Underwriting." See "Glossary" beginning on page 107 for definitions of certain terms used in this Prospectus.



      SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING:



- The Trust's ability to make distributions and other payments on the Series A Preferred Securities is initially effectively dependent upon the Operating Partnership making distributions and other payments on the Series A Preferred L.P. Units held as trust assets. As a result, if the Operating Partnership does not make distributions or other payments on the Series A Preferred L.P. Units for any reason, it is expected that the Trust will not be able to make payments on the Series A Preferred Securities;



- The Series A Preferred Securities have no voting rights except in limited circumstances;



- Substantial influence of The Irvine Company over the affairs of the Operating Partnership and conflicts of interest between The Irvine Company and the Operating Partnership;



- Risks associated with development or acquisition of apartment community properties both on and off the Irvine Ranch, including land use entitlement, construction, lease-up and financing risks; and



- Real estate operations and development risks may adversely affect the Operating Partnership's ability to make distributions on the Series A Preferred L.P. Units.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


===========================================================================================================================
                                                                                UNDERWRITING             PROCEEDS TO
                                                    PRICE TO PUBLIC(1)         COMMISSION(2)             TRUST(3)(4)
---------------------------------------------------------------------------------------------------------------------------
Per Series A Preferred Security.................          $25.00                    (3)                     $25.00
---------------------------------------------------------------------------------------------------------------------------
Total(5)........................................       $150,000,000                 (3)                  $150,000,000
===========================================================================================================================



(1) Plus accrued distributions, if any, from             .



(2) The Company and the Operating Partnership have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."



(3) Since the proceeds of the sale of the Series A Preferred Securities will be invested in the Series A Preferred L.P. Units, the Operating Partnership has agreed to pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds,
    $      per Series A Preferred Security (or $      in the aggregate). See
    "Underwriting."



(4) Expenses of the Offering which are payable by the Operating Partnership are
    estimated to be $        .



(5) The Trust has granted to the Underwriters an option, exercisable for a period of 30 days after the date of the Prospectus, to purchase up to 900,000 additional Series A Preferred Securities, solely to cover overallotments. The Operating Partnership will pay Underwriters' Compensation in the amount per Series A Preferred Security set forth in Note 3 with respect to such additional Series A Preferred Securities. If all such Series A Preferred Securities are purchased, the total Price to Public, Underwriting Commission and Proceeds to Trust will be $172,500,000,
    $        and $172,500,000, respectively. See "Underwriting."

                         ------------------------------


    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about             , 1998.

                         ------------------------------

MERRILL LYNCH & CO.
                GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.

                                            MORGAN STANLEY DEAN WITTER


                                                      SALOMON SMITH BARNEY

                         ------------------------------

             THE DATE OF THIS PROSPECTUS IS                , 1998.


  (SM)"TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF
                           MERRILL LYNCH & CO., INC.

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(continued from previous page)

     Holders of the Series A Preferred Securities will be entitled to receive upon declaration by the Trust cumulative preferential cash distributions at an
annual rate of      % of the liquidation amount of $25 per Series A Preferred
Security, accruing from the date of original issuance of the Series A Preferred
Securities and payable quarterly in arrears on           ,           ,
          and           of each year, commencing on           , 1998. The Trust,
as the holder of the Series A Preferred L.P. Units, will be entitled to receive upon declaration by the Operating Partnership cumulative preferential cash
distributions at the annual rate of      % of the stated value of $25 per Series
A Preferred L.P. Unit, accumulating from the date of original issuance of the
Series A Preferred L.P. Units and payable quarterly in arrears on           ,
          ,           and           of each year, commencing           , 1998.
Cash distributions on the Series A Preferred Securities and the Series A Preferred L.P. Units in arrears will accumulate without interest. If distributions are not paid on Preferred L.P. Units deposited in the Trust as trust assets, including the Series A Preferred L.P. Units, the Trust will not make payments on the Series A Preferred Securities.



     So long as any Series A Preferred L.P. Units are outstanding except as otherwise described herein, no distribution shall be paid or declared on the regular limited partner interests in the Operating Partnership (the "Common L.P. Units"), the general partnership interest in the Operating Partnership (the "G.P. Units") or any other series of outstanding Preferred L.P. Units of the Operating Partnership ranking junior as to the payment of distributions to the Series A Preferred L.P. Units (collectively, the "Junior OP Units") nor shall any sum or sums be set aside for or applied to the purchase or redemption of the Series A Preferred L.P. Units or any other series of outstanding Preferred L.P. Units or the purchase, redemption or other acquisition for value of any Junior OP Units unless, in each case, full cumulative distributions accumulated on all Series A Preferred L.P. Units and all other outstanding series of Preferred L.P. Units ranking on a parity with the Series A Preferred L.P. Units as to the payment of distributions have been paid in full. Distributions with respect to the Series A Preferred Securities will be senior to distributions on the Common Securities and will have the same priority with respect to distributions on other series of Preferred Securities as are set forth in this paragraph. See "Description of Series A Preferred Securities -- Distributions."



     Except as described below, the Series A Preferred L.P. Units are not
redeemable prior to           . On or after           , the Series A Preferred
L.P. Units may be redeemed at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price of $25 per Series A Preferred L.P. Unit, plus accumulated and unpaid distributions, if any, to the redemption date. The Series A Preferred L.P. Units may also be redeemed, in whole but not in part, at any time upon the occurrence of a Tax Event or Investment Company Act Event (each as defined herein). The redemption price of the Series A Preferred L.P. Units (other than the portion consisting of accumulated and unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company, which will be contributed by the Company to the Operating Partnership as an additional capital contribution, or the sale proceeds of Common L.P. Units or Preferred L.P. Units (collectively, "L.P. Units") of the Operating Partnership, and from no other source. The Series A Preferred L.P. Units will have a stated maturity of December 31, 2092, which corresponds to the term of the Operating Partnership. See "Description of the Series A Preferred L.P. Units -- Redemption." If the Operating Partnership redeems Series A Preferred L.P. Units, the Trust will redeem in cash Series A Preferred Securities having an aggregate liquidation amount equal to the aggregate stated value of the Series A Preferred L.P. Units so redeemed, at $25 per Series A Preferred Security plus accumulated and unpaid distributions thereon (the "Redemption Price") to the date of redemption. See "Description of the Series A Preferred Securities -- Redemption." The Series A Preferred L.P. Units and the Series A Preferred Securities will not be subject to any sinking fund and, except as described in this Prospectus under "Description of the Series A Preferred Securities -- Restrictions on Ownership and Transfer of Series A Preferred Securities," neither the Series A Preferred L.P. Units nor the Series A Preferred Securities will be convertible into any securities of the Company, the Operating Partnership or the Trust.


                                                        (continued on next page)

(continued from previous page)


     Upon consummation of the Offering, the Trust will operate as an equity real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Trust maintains its qualification as a REIT, ownership by any person is generally limited to 9.8% of the outstanding Series A Preferred Securities, with certain exceptions.


                            ------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES A PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF SERIES A PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                               TABLE OF CONTENTS


                                                  PAGE
                                                  -----
PROSPECTUS SUMMARY..............................     5
  The Operating Partnership.....................     5
  IAC Capital Trust.............................     7
  Structure and Ownership.......................     8
  Risk Factors..................................     9
  The Properties................................    10
  Management and Control of the Operating
    Partnership.................................    10
  Tax Status of the Trust.......................    11
  The Offering..................................    12
  Summary Financial Data........................    15
RISK FACTORS....................................    17
  Dependence on Operating Partnership...........    17
  Ranking of Series A Preferred L.P. Units and
    Series A Preferred Securities...............    17
  No Voting Rights Except in Limited
    Circumstances...............................    17
  Adverse Consequences of Failure to Qualify as
    a REIT......................................    17
  Distributions to Holders of Series A Preferred
    Securities..................................    18
  Ownership Limit Necessary to Maintain REIT
    Qualification...............................    18
  Special Event Redemption of Series A Preferred
    Securities..................................    19
  Conflicts of Interest.........................    19
  The Irvine Company Controls Land Designation
    and the Timing of Land Designation Pursuant
    to the Land Rights Agreement; Inability of
    the Irvine Company to Deliver Entitled
    Properties..................................    20
  Early Termination of the Exclusive Land Rights
    and Non-Competition Arrangements with The
    Irvine Company and Mr. Bren Would Adversely
    Affect the Operating Partnership............    20
  Potential For Additional Debt Financing and
    Increased Leverage..........................    21
  Real Estate Operations and Development Risks
    May Adversely Affect the Operating
    Partnership's Ability to Make Distributions
    on the Series A Preferred L.P. Units........    21
  Certain Participation Rights of The Irvine
    Company.....................................    23
  Lack of Public Market.........................    23
IAC CAPITAL TRUST...............................    24
RECENT DEVELOPMENTS.............................    27

                                                  PAGE
                                                  -----
  "Off-Ranch" Expansion.........................    27
  Recently Completed Irvine Ranch Land
    Acquisitions................................    27
  Issuance of 7% Notes due 2007.................    27
USE OF PROCEEDS.................................    28
OPERATING PARTNERSHIP CONSOLIDATED RATIOS OF
  EARNINGS TO FIXED CHARGES AND PREFERRED L.P.
  UNIT DISTRIBUTIONS............................    28
CAPITALIZATION OF IAC CAPITAL TRUST.............    29
CAPITALIZATION OF IRVINE APARTMENT COMMUNITIES,
  L.P...........................................    29
SELECTED CONSOLIDATED FINANCIAL DATA............    30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE OPERATING PARTNERSHIP..................    32
  Overview......................................    32
  Results of Operations.........................    32
  Liquidity and Capital Resources...............    36
  Capital Expenditures..........................    39
  Impact of Inflation...........................    40
BUSINESS AND PROPERTIES OF THE OPERATING
  PARTNERSHIP...................................    41
  General.......................................    41
  Business Strategy.............................    42
  Irvine Ranch Master Plan......................    44
  Exclusive Land Rights Agreement...............    45
  The Properties................................    46
  Management and Control of the Operating
    Partnership.................................    48
  Competition...................................    49
  Employees.....................................    49
  Cyclicality...................................    49
  Environmental Matters.........................    49
  Regulation....................................    50
  Factors Relating to Real Estate Operations and
    Development.................................    52
  Legal Proceedings.............................    54
  Principal Executive Offices...................    54

(continued from previous page)


                                                  PAGE
                                                  -----
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.....    55
  Operating Partnership.........................    55
  The Trust.....................................    58
MANAGEMENT......................................    59
  Executive Officers and Directors..............    59
  Board of Directors; Committees................    62
  Compensation of Directors.....................    63
  Certain Rights of The Irvine Company with
    Respect to the Company's Board of
    Directors...................................    63
  Executive Compensation........................    64
  1997 Option and Restricted Stock Unit Grants
    to Named Executive Officers.................    65
  New President and Chief Executive Officer.....    66
  Employment Agreements and Termination of
    Employment Agreements.......................    66
PRINCIPAL SECURITYHOLDERS.......................    67
  Operating Partnership.........................    67
  The Company...................................    68
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS..................................    70
  Transactions with The Irvine Company..........    70
  Other Transactions............................    73
DESCRIPTION OF THE SERIES A PREFERRED
  SECURITIES....................................    74
  General.......................................    74
  Common Securities.............................    74
  Restrictions on Ownership and Transfer of
    Series A Preferred Securities...............    75
  Ranking.......................................    76
  Distributions.................................    76
  Redemption....................................    78
  Redemption Procedures.........................    78
  Liquidation...................................    79
  Merger, Consolidation or Amalgamation of the
    Trust.......................................    80
  Voting Rights.................................    80
  Conversion Rights.............................    82
  Modification and Amendment of the
    Declaration.................................    82
  Book-Entry Only Issuance -- The Depository
    Trust Company...............................    83
                                                  PAGE
                                                  -----
  Registrar, Transfer Agent and Paying Agent....    85
  Information Concerning the Property Trustee...    85
  Governing Law.................................    86
  Miscellaneous.................................    86
DESCRIPTION OF THE SERIES A PREFERRED L.P.
  UNITS.........................................    87
  General.......................................    87
  Ranking.......................................    87
  Distributions.................................    87
  Liquidation...................................    88
  Redemption....................................    89
  Voting Rights.................................    91
RELATIONSHIP BETWEEN THE PREFERRED SECURITIES
  AND THE PREFERRED L.P. UNITS..................    92
OPERATING PARTNERSHIP AGREEMENT.................    93
  Management....................................    93
  Transfer of L.P. Units........................    94
  Issuance of Additional L.P. Units.............    94
  Exchange Rights...............................    94
  Cash Tender Rights............................    95
  Funding of Investments........................    95
  Tax Accounting................................    95
  Term..........................................    95
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    96
  Taxation of the Trust.........................    96
  Tax Aspects of the Trust's Investment in the
    Operating Partnership.......................    99
  Taxation of Taxable Domestic Holders..........    99
  Recent Legislation Applicable to REITs........   100
  Taxation of Tax-Exempt Holders................   100
  Taxation of Foreign Holders...................   100
  Other Tax Consequences........................   102
UNDERWRITING....................................   103
EXPERTS.........................................   105
LEGAL MATTERS...................................   105
ADDITIONAL INFORMATION..........................   106
GLOSSARY........................................   107
INDEX TO FINANCIAL STATEMENTS...................   F-1

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed financial and other information appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus relates to the properties of the Operating Partnership as of September 30, 1997. In addition, all property, statistical and operating data relating to the Existing Communities (as defined herein) in this Prospectus presented as of any date prior to, or for any period ending on or prior to, June 30, 1997 excludes data for The Villas of Renaissance (as defined herein), which the Operating Partnership acquired on June 30, 1997. All data relating to the Existing Communities presented as of June 30, 1997 or any later date, or for any period ending after June 30, 1997, includes data for The Villas of Renaissance, unless otherwise indicated. See "Recent Developments -- 'Off-Ranch' Expansion." Unless otherwise indicated, all references in this Prospectus to The Irvine Company's interest in the Operating Partnership or its ownership of Common L.P. Units includes the interest and ownership of its affiliates. The Operating Partnership refers to its multifamily rental apartment properties as communities.


                           THE OPERATING PARTNERSHIP


     Irvine Apartment Communities, L.P., a Delaware limited partnership, is engaged in the development and operation of multifamily rental apartment communities in California. The Operating Partnership's management and operating decisions are under the unilateral control of Irvine Apartment Communities, Inc., a Maryland corporation, a self-administered equity real estate investment trust. The Operating Partnership and the Company were formed in December 1993 to continue and expand the apartment community business of The Irvine Company, a real estate and community development company. At September 30, 1997, the Company had a 45.2% (44.4% as of December 16, 1997) general partnership interest in the Operating Partnership and was its sole managing general partner. At such date, the limited partners of the Operating Partnership had a 54.8% (55.6% as of December 16, 1997) interest in the Operating Partnership, represented by the Common L.P. Units, with The Irvine Company and certain of its affiliates owning a 54.6% (55.4% as of December 16, 1997) limited partnership interest in the Operating Partnership.


     As of September 30, 1997, the Operating Partnership owned and operated 14,991 units in 51 high-quality apartment communities (the "Existing Communities") and had four additional apartment communities aggregating 1,110 units under construction (the "Communities Under Construction" and, together with the Existing Communities, the "Properties"). Upon completion of the Communities Under Construction, the Operating Partnership will own a total of 16,101 units in 55 apartment communities, representing an increase in units of approximately 42% since the Company's initial public offering (the "Initial Public Offering") in December 1993. Through July 2020, the Company and the Operating Partnership hold the exclusive right, but not the obligation, to acquire land from The Irvine Company, the owner and developer of the Irvine Ranch since 1864, for development of additional apartment communities on the Irvine Ranch. Fifty-three of the Properties aggregating 14,836 units (the "Irvine Ranch Properties") are or will be located on the Irvine Ranch, of which 50 constitute Existing Communities (14,068 units) and three constitute Communities Under Construction (768 units).


     In 1997, the Operating Partnership commenced an "off-Ranch" expansion program through the acquisition of rights to purchase three apartment community development sites located in Northern California's Silicon Valley. The Operating Partnership has exercised its right with respect to one of these sites and has begun construction on a 342-unit apartment community on the site. On October 23, 1997, the Board of Directors of the Company authorized the Operating Partnership, subject to receipt of necessary entitlements, to exercise another of the options. Construction of an apartment community of approximately 155 units on this site is expected to commence in the first half of 1998. Preliminary design and jurisdictional approvals are also in process with respect to the remaining development site. In addition, on June 30, 1997, the Operating Partnership purchased for $127 million an existing 923-unit apartment community ("The Villas of Renaissance") located in Northern San Diego County (the "Villas of Renaissance Acquisition"). Two additional sites located in Northern San Diego County were purchased in early December, 1997. See "Recent
Developments -- 'Off-Ranch' Expansion." The Operating Partnership believes that the economic expansion being experienced by the State of California provides the Operating Partnership with significant growth potential beyond the Irvine Ranch.

     The Irvine Ranch is located in central Orange County, California between San Diego and Los Angeles. The western boundary of the Irvine Ranch borders approximately six miles of the Pacific Ocean. Today, the portion of the Irvine Ranch which is still owned by The Irvine Company covers approximately 50,000 acres and includes the largest remaining privately-owned undeveloped acreage in Orange County. The developed portion of the Irvine Ranch, which includes the City of Irvine and significant parts of the cities of Newport Beach and Tustin, is one of the largest urban master-planned communities in the United States. The Irvine Ranch has been developed over the past 30 years in accordance with an original master plan (the "Master Plan") which, over time, has been refined to accord with locally approved general plans. The Irvine Ranch is one of the major commercial, industrial, retail and residential centers in Southern California.

     The Operating Partnership believes that a variety of factors have contributed to the strong apartment market in Orange County, the successful operating performance of the Existing Communities located on the Irvine Ranch and the existence of significant opportunities for the development of additional apartment communities on the Irvine Ranch. Most important among these factors are:

     - The dominant market position of the Operating Partnership, which owns over 85% of all apartment communities having 100 or more units on the Irvine Ranch;

     - The Operating Partnership's 23-year exclusive right to acquire land from The Irvine Company for development of additional rental apartment communities on the Irvine Ranch;

     - The limited supply of developable land, other than on the Irvine Ranch, adjacent to major employment centers in Orange County;

     - The Irvine Company's Master Plan strategy which emphasizes market segmentation in order to ensure adequate and appropriate allocation of land uses which support sustained growth for the long-term;

     - The high quality of design, construction and maintenance of the Irvine Ranch Properties and their location in or near the City of Irvine, which was ranked by the Federal Bureau of Investigation as among the safest cities in the United States with a population of 100,000 or more;

     - The close proximity of the Irvine Ranch Properties and of future development sites to major employment centers, the Pacific Ocean, high quality schools, and extensive resort, recreational and open space amenities;

     - An affluent, growing population and diversified employment base in Orange County and on the Irvine Ranch;

     - The Operating Partnership's ability to defer the purchase of land on the Irvine Ranch under its land rights agreement until site and zoning entitlements have been obtained, the land is ready for construction and the Operating Partnership determines favorable market conditions exist;

     - The operating efficiencies available to the Operating Partnership because the Irvine Ranch Properties are located in a single geographic area;

     - An average of 20 years of experience of the Company's 11 most senior members of management in the design, development, construction, property management and financing of apartment communities; and

     - The effectiveness of management's policies regarding property management and expense control.

     The Operating Partnership's intent is to develop or acquire new apartment communities in California. The Operating Partnership has recently commenced operations in the Silicon Valley and Northern San Diego County, which possess strong rental demographics and economic growth prospects similar to those on the Irvine Ranch.

                               IAC CAPITAL TRUST


     IAC Capital Trust is a statutory business trust formed on October 31, 1997 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust, among the Trustees (as defined herein), the Company and the Operating Partnership, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Series A Preferred Securities are initially issued. The Company and certain members of management of the Company will acquire all of the Common Securities of the Trust for an aggregate consideration of $5,000. From time to time the Trust may issue additional series of Preferred Securities and invest the proceeds of any such issuance in an additional series of Preferred L.P. Units of the Operating Partnership. The Trust Securities represent undivided beneficial interests in the assets of the Trust, subject to the priority and payment terms of the Trust Securities, and are not secured by any assets of the Operating Partnership or any of its affiliates. The Trust is a limited purpose financing vehicle established by the Company and the Operating Partnership and exists solely for the purpose of (a) issuing its Preferred Securities (and, if applicable, Excess Preferred Securities (as defined herein)), (b) issuing its Common Securities to the persons described above and investing the proceeds thereof in an interest bearing account in, or certificate of deposit of, a bank, (c) investing the proceeds from the sale of each series of Preferred Securities in a series of Preferred L.P. Units of the Operating Partnership and (d) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Business Trust Act. The Preferred Securities have no voting rights except in limited circumstances. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in Preferred L.P. Units of the Operating Partnership and as described above in connection with the investment of the proceeds from the sale of the Common Securities. In the Declaration, the Operating Partnership has agreed to reimburse all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for withholding taxes. For a more detailed description of the rights of holders of the Series A Preferred Securities, see "-- The Offering," "IAC Capital Trust" and "Description of the Series A Preferred Securities."

                            STRUCTURE AND OWNERSHIP

     The following diagram depicts the ownership of the Trust and the Operating Partnership upon consummation of the Offering.

                                 [Description]

     [Depiction of the ownership of the Trust and the Operating Partnership as well as the flow of proceeds received upon consummation of the Offering.]

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SERIES A PREFERRED SECURITIES OFFERED HEREBY. SOME OF THE SIGNIFICANT CONSIDERATIONS
INCLUDE:


     - The Trust's ability to make distributions and other payments on the Series A Preferred Securities is initially effectively dependent upon the Operating Partnership making distributions and other payments on the Series A Preferred L.P. Units held as trust assets. As a result, if the Operating Partnership does not make distributions or other payments on the Preferred L.P. Units deposited in the Trust as trust assets, including the Series A Preferred L.P. Units, for any reason, it is expected that the Trust will not be able to make payments on the Series A Preferred Securities.



     - The Series A Preferred Securities have no voting rights except in limited circumstances.



     - The taxation of the Trust as a corporation if it fails to qualify as a REIT could result in increased costs to the Operating Partnership since it will be responsible for such taxes and may result in the redemption of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Redemption" and "Description of the Series A L.P. Units -- Redemption."



     - The restriction on ownership of more than 9.8% of the outstanding Series A Preferred Securities (the "Ownership Limit"). If the Ownership Limit is exceeded, Series A Preferred Securities in excess of the Ownership Limit will automatically be exchanged for Excess Preferred Securities which have limited rights.



     - Conflicts of interest with, and influence of, The Irvine Company, including the substantial influence of The Irvine Company and its three nominees to the Board of Directors of the Company over the affairs of the Operating Partnership.



     - The Irvine Company will determine which land will be designated for rental apartment community development on the Irvine Ranch. Since The Irvine Company also develops industrial, commercial and other properties on the Irvine Ranch, the feasibility and development of additional apartment communities by the Operating Partnership on the Irvine Ranch may be adversely affected by the feasibility and development of commercial, industrial and residential for-sale properties by The Irvine Company on the Irvine Ranch. In addition, The Irvine Company will control the application for initial land use approvals from local governing entities ("Village Related Entitlements") and will also have certain approval rights with respect to the architectural design and physical layout of rental apartment communities.



     - The potential for early termination of the Land Rights Agreement, as amended, among the Company, the Operating Partnership, The Irvine Company and Mr. Bren (the "Land Rights Agreement") upon the occurrence of certain events, including the failure of the shareholders of the Company to elect as directors of the Company those persons nominated by The Irvine Company. If the Land Rights Agreement is terminated as a result of the occurrence of one of these events, the Operating Partnership would no longer have an option to acquire apartment community land sites from The Irvine Company and The Irvine Company and Mr. Bren would no longer be prohibited from acquiring or developing apartment communities on or off the Irvine Ranch in competition with the Operating Partnership. Accordingly, the termination of the Land Rights Agreement would likely have a material adverse effect on the future development activities of the Operating Partnership on the Irvine Ranch.



     - Financing risks, including the ability of the Operating Partnership to incur substantial indebtedness, subject to certain covenants in the Operating Partnership's debt agreements, thereby permitting the Operating Partnership to become more highly leveraged. Increased leverage and the resulting increase in debt service requirements could adversely affect the Operating Partnership's ability to make required distributions on the Preferred L.P. Units, including the Series A Preferred L.P. Units, which in turn would adversely affect the Trust's ability to make required distributions on the Series A Preferred Securities.



     - General real estate investment risks, including:

      -- risks associated with the development or acquisition of new apartment communities, including the possible inability of The Irvine Company to obtain Village Related Entitlements (as defined below); construction, lease-up and financing risks; and the possibility that newly developed or acquired properties will fail to perform as expected;



      -- the effect of local economic conditions, such as unemployment rates, supply of and demand for apartments, and other conditions on apartment community cash flows and values (including the risk arising from concentration of the Properties in Orange County); the ability of residents to make rent payments; the ability of a property to generate income sufficient to meet operating expenses (including real estate taxes) and debt service; and the illiquidity of real estate investments, all of which may affect the Operating Partnership's ability to make expected distributions; and



      -- potential losses in the event of a casualty loss (e.g., an earthquake) that is not insured, insurable or economically insurable.



     - The lack of a prior market for the Series A Preferred Securities.



                                 THE PROPERTIES



     As of September 30, 1997, the Operating Partnership owned and operated 14,991 apartment units in the Existing Communities and had four Communities Under Construction. The Operating Partnership believes that the Properties are high quality apartment communities with superior locations near major employment centers and, in the case of Irvine Ranch Properties, within master-planned villages. The Properties are located within the following individual jurisdictions:



                                                         NUMBER OF        NUMBER OF     PERCENT OF TOTAL
                      LOCATION                         PROPERTIES (1)     UNITS (1)          UNITS
-----------------------------------------------------  --------------     ---------     ----------------
ORANGE COUNTY
  Irvine.............................................        37              9,849             61.2%
  Newport Beach......................................         8              2,305             14.3
  Tustin.............................................         7              2,170             13.5
  Newport Coast......................................         1                512              3.2
SILICON VALLEY
  Cupertino..........................................         1                342              2.1
NORTHERN SAN DIEGO COUNTY
  La Jolla...........................................         1                923              5.7
                                                            ---             ------            -----
          TOTAL......................................        55             16,101            100.0%
                                                            ===             ======            =====


---------------


(1) Four of these Properties (aggregating 1,110 units) are Communities Under Construction.



              MANAGEMENT AND CONTROL OF THE OPERATING PARTNERSHIP



     As sole general partner of the Operating Partnership, the Company has the exclusive power to manage and conduct the business of the Operating Partnership. The Company, in turn, is governed by a Board of Directors, which has a majority of directors unaffiliated with The Irvine Company. Furthermore, the Board of Directors of the Company has established a committee of such unaffiliated directors (the "Independent Directors Committee") whose approval is required with respect to all transactions involving the Operating Partnership or the Company on the one hand and The Irvine Company, affiliates of The Irvine Company or Mr. Bren on the other hand, such as the acquisition of additional apartment communities or sites therefor from The Irvine Company.



     Consent of The Irvine Company is required by the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") for, among other things, (i) the Operating Partnership to sell all or substantially all of its assets, (ii) the Company to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating

Partnership) or for the Company to conduct business other than through the Operating Partnership, (iii) the Operating Partnership to engage in any business other than the development and ownership of apartment communities or (iv) the Operating Partnership to liquidate, dissolve, wind-up or terminate. The Partnership Agreement requires, absent receipt of consent, that title to assets be in the Operating Partnership in order to maintain a one-for-one exchange ratio between Common L.P. Units and shares of common stock of the Company (the "Common Stock"). See "Operating Partnership Agreement -- Management."



     At the option of The Irvine Company, The Irvine Company's 54.6% (55.4% as of December 16, 1997) limited partnership interest in the Operating Partnership
(i) is exchangeable for Common Stock of the Company pursuant to the exchange rights (the "Exchange Rights") set forth in the Partnership Agreement (subject to the ownership limit applicable to The Irvine Company and certain related persons contained in the Articles of Amendment and Restatement (the "Articles of Incorporation") of the Company), and (ii) may be tendered to the Company for cash payable solely out of the net proceeds of an offering of Common Stock of the Company pursuant to the cash tender rights (the "Cash Tender Rights") set forth in the Partnership Agreement.



                            TAX STATUS OF THE TRUST



     The Trust will elect to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 1998, and the Trust intends to operate so as to qualify as a REIT. In the opinion of Davis Polk & Wardwell, commencing with the Trust's taxable year ending December 31, 1998, the Trust will be treated as being organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under current law. This opinion is based upon certain assumptions and representations made by the Trust and the Operating Partnership as to factual matters as set forth in this Prospectus. An opinion of counsel is not binding on the Internal Revenue Service or the courts. If the Trust qualifies for taxation as a REIT, then under current federal income tax laws it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of its Trust Securities to the extent it currently distributes at least 95% of its net taxable income to the holders of its Trust Securities. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property and to federal income and excise tax on its undistributed income. See "Certain Federal Income Tax Consequences."

                                  THE OFFERING

ISSUER.....................  IAC Capital Trust, a Delaware business trust (the
                             "Trust").


SECURITIES OFFERED.........  6,000,000   % Series A REIT Trust Originated
                             Preferred Securities of IAC Capital Trust
                             (6,900,000 Series A Preferred Securities if the
                             Underwriters' overallotment option is exercised in
                             full).


ASSETS OF THE TRUST........  The Trust will invest the proceeds from the sale of the Series A Preferred Securities in Series A Preferred L.P. Units. The assets of the Trust will initially consist solely of the Series A Preferred L.P. Units and the investment made in connection with proceeds from the sale of the Common Securities of the Trust.


DISTRIBUTIONS; DEPENDENCE
ON DISTRIBUTIONS ON SERIES
A PREFERRED L.P. UNITS.....  Distributions on the Series A Preferred L.P. Units
                             and the Series A Preferred Securities will accrue
                             from             , 1998 and will be payable at an
                             annual rate of   % of the liquidation amount of $25
                             per security. Distributions will be payable
                             quarterly in arrears on           ,           ,
                                       and           of each year, commencing on
                                       , 1998. The ability of the Trust to pay
                             distributions on the Series A Preferred Securities is initially effectively dependent on the receipt of distributions from the Operating Partnership on the Series A Preferred L.P. Units. See "Description of the Series A Preferred
                             Securities -- Distributions."



LIQUIDATION AMOUNT.........  Upon (i) any dissolution, liquidation, winding-up or termination of the Trust, or (ii) upon any dissolution, liquidation, winding-up or termination of the Operating Partnership, at which time the Trust will also terminate, holders of Series A Preferred Securities will be entitled to receive, after payment or provision for payment of debts and other liabilities of the Trust and subject to the rights of holders of other series of Preferred Securities ranking on a parity with the Series A Preferred Securities upon any dissolution, liquidation, winding-up or termination of the Trust, $25 per Series A Preferred Security plus accumulated and unpaid distributions thereon and no more. See "Description of the Series A Preferred Securities -- Liquidation."



REDEMPTION.................  Except as described below, the Series A Preferred
                             L.P. Units are not redeemable prior to
                                         . On or after             , the Series
                             A Preferred L.P. Units may be redeemed at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price of $25 per Series A Preferred L.P. Unit, plus accumulated and unpaid distributions, if any, to the redemption date. The Series A Preferred L.P. Units may also be redeemed in whole but not in part at any time upon the occurrence and continuance of a Tax Event (as defined herein) or Investment Company Act Event (as defined herein). The redemption price (other than the portion consisting of accumulated and unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company, which will be contributed by the Company to the Operating Partnership as an additional capital contribution, or the sale proceeds of L.P. Units, and from no other source. If the Operating Partnership redeems Series A Preferred L.P. Units, the Trust must redeem in cash a series of Preferred Securities having economic terms substantially similar to the Series A Preferred L.P. Units redeemed and having an aggregate liquidation amount equal to the aggregate stated value of the Series A Preferred L.P. Units so redeemed. Accordingly, if Series A Preferred L.P. Units are redeemed, the Trust will redeem Series A Preferred Securities at a redemption price equal to $25 per Series A Preferred Security plus accumulated and unpaid distributions thereon to the date of redemption. See "Description of the Series A Preferred Securities -- Redemption" and "Description of the Series A Preferred L.P. Units -- Redemption."


TERM OF SECURITIES.........  The Series A Preferred Securities and the Series A
                             Preferred L.P. Units will have a stated maturity of December 31, 2092. Unless previously redeemed, the Series A Preferred Securities and the Series A Preferred L.P. Units will be redeemed for cash upon termination of the Operating Partnership. The Operating Partnership will terminate on December 31, 2092, unless sooner dissolved.


NO CONVERSION RIGHTS; NO
SINKING FUND...............  The Series A Preferred Securities and the Series A
                             Preferred L.P. Units will not be subject to any sinking fund and, except as described under "Description of the Series A Preferred
                             Securities -- Restrictions on Ownership and
                             Transfer of Series A Preferred Securities," neither the Series A Preferred Securities nor the Series A Preferred L.P. Units will be convertible into any securities of the Company, the Operating Partnership or the Trust.


VOTING RIGHTS..............  Holders of Series A Preferred Securities will have no voting rights except in limited circumstances. See "Description of the Series A Preferred Securities -- Voting Rights."


RANKING....................  The Series A Preferred Securities will, with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Trust, rank (i) senior to the Common Securities and (ii) on a parity with all other series of Preferred Securities issued by the Trust unless the terms of such other series specifically provide that such other series ranks junior to the Series A Preferred Securities. The Series A Preferred L.P. Units will, with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Operating Partnership, rank (i) senior to the G.P. Units and the Common L.P. Units and (ii) on a parity with all other series of Preferred L.P. Units issued by the Operating Partnership unless the terms of such other series specifically provide that such series ranks junior to the Series A Preferred L.P. Units. See "Description of the Series A Preferred Securities -- Ranking" and "Description of the Series A Preferred L.P.
                             Units -- Ranking."



USE OF PROCEEDS............  The proceeds from the sale of the Series A
                             Preferred Securities will be invested by the Trust in Series A Preferred L.P. Units of the Operating Partnership. After payment of the Underwriters' Compensation and other expenses associated with the Offering, the Operating Partnership will use a portion of the proceeds received by it upon issuance of the Series A Preferred L.P. Units to repay all indebtedness outstanding under the Operating Partnership's Credit Facility (as defined herein), and the remainder of such proceeds will be used for general partnership purposes, including ongoing development activities on and off the Irvine Ranch and the possible acquisition of additional properties off the Irvine Ranch. See "Use of Proceeds."

BOOK-ENTRY ONLY ISSUANCE...  Series A Preferred Securities will be represented by one or more permanent global securities in fully registered form deposited with the Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Series A Preferred Security. See "Description of the Series A Preferred Securities -- Book-Entry Only
                             Issuance -- The Depository Trust Company."



NEW YORK STOCK EXCHANGE

SYMBOL.....................  "IAC Pr A"

                             SUMMARY FINANCIAL DATA


     The following Summary Financial Data (other than statistical and property data) has been derived from the Operating Partnership's or the Operating Partnership's predecessor's (the "Predecessor's") consolidated financial statements. Information as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 has been derived from the Operating Partnership's audited consolidated financial statements included herein. Information for the year ended December 31, 1993 has been derived from audited financial statements not included herein of the Company and the Predecessor and is on a combined and consolidated historical basis for the Operating Partnership and the Predecessor. Information at December 31, 1994 and 1993 has been derived from the Company's audited financial statements not included herein and information at and for the year ended December 31, 1992 has been derived from the Predecessor's audited financial statements not included herein. Information at September 30, 1997 and for the respective nine month periods ended September 30, 1997 and 1996 has been derived from the Operating Partnership's unaudited consolidated financial statements included herein and which, in the opinion of the Operating Partnership, reflect all adjustments considered necessary for a fair presentation. Results for the nine month period ended September 30, 1997 are not necessarily indicative of results for the full year. All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Operating Partnership" and the Consolidated Financial Statements (including the notes thereto) included herein. The Company acquired The Villas of Renaissance on June 30, 1997. See "Recent Developments -- 'Off-Ranch' Expansion." For pro forma financial information of the Operating Partnership for the year ended December 31, 1996 and the nine months ended September 30, 1997, see the Unaudited Pro Forma Consolidated Statements of Operations included elsewhere herein.



                           NINE MONTHS ENDED
                             SEPTEMBER 30,                           YEARS ENDED DECEMBER 31,
                         ---------------------     ------------------------------------------------------------
                           1997         1996         1996         1995         1994       1993(1)        1992
                         --------     --------     --------     --------     --------     --------     --------
                                (IN THOUSANDS, EXCEPT PROPERTY INFORMATION, RATIOS AND PER UNIT AMOUNT)
CONSOLIDATED
  OPERATING DATA:
Revenues:
  Rental income......    $133,114     $114,000     $154,925     $133,678     $127,338     $123,101     $119,097
  Other income.......       3,093        2,317        3,162        2,079        1,585        1,659        2,097
  Interest income....         659          419          611          411        1,313           60           --
                         --------     --------     --------     --------     --------     --------     --------
                          136,866      116,736      158,698      136,168      130,236      124,820      121,194
                         --------     --------     --------     --------     --------     --------     --------
Expenses:
  Property
    expenses.........      28,790       24,903       33,859       31,761       33,105       34,057       35,685
  Real estate
    taxes............      10,959       10,023       13,496       12,002       11,786       10,729        9,921
  Property management
    fees.............       3,809        3,316        4,502        3,893        3,800        3,881        4,393
  Interest expense,
    net..............      21,949       22,378       29,506       25,894       26,827       50,248       49,154
  Amortization of
    deferred
    financing
    costs............       1,882        1,975        2,627        8,510       15,942        3,012        1,474
  Depreciation and
    amortization.....      21,700       20,346       27,239       23,143       21,055       20,002       19,808
  General and
    administrative...       4,822        4,890        6,277        5,909        5,442        3,278        2,359
                         --------     --------     --------     --------     --------     --------     --------
                           93,911       87,831      117,506      111,112      117,957      125,207      122,794
                         --------     --------     --------     --------     --------     --------     --------
Income (loss) before
  extraordinary
  item...............      42,955       28,905       41,192       25,056       12,279         (387)      (1,600)
Extraordinary item --
  charge related to
  debt
  extinguishment.....          --           --           --      (23,427)          --      (12,487)          --
                         --------     --------     --------     --------     --------     --------     --------
Net income (loss)....    $ 42,955     $ 28,905     $ 41,192     $  1,629     $ 12,279     $(12,874)    $ (1,600)
                         ========     ========     ========     ========     ========     ========     ========
Net income (loss) per
  unit...............    $   0.99     $   0.75     $   1.06     $   0.05     $   0.41     $  (0.43)
                         ========     ========     ========     ========     ========     ========

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
                                 ----------------------   -----------------------------------------------------
                                   1997          1996       1996       1995        1994     1993(1)      1992
                                 ---------     --------   --------   ---------   --------   --------   --------
                                    (IN THOUSANDS, EXCEPT PROPERTY INFORMATION, RATIOS AND PER UNIT AMOUNT)
STATISTICAL AND PROPERTY DATA:
Total stabilized communities
  (at period end)(2)...........         51           47         48          43         43         42         42
Apartment units (at period
  end).........................     14,991       13,541     13,656      12,776     11,358     11,334     10,952
Average units in stabilized
  communities(2)(3)(6).........     13,683       11,786     12,139      11,334     11,334     10,799     10,446
Average physical occupancy in
  stabilized
  communities(2)(3)(6).........      94.5%        94.8%      94.9%       94.6%      95.6%      96.3%      96.2%
OTHER DATA:
Average monthly rent per
  unit(3)(4)(6)................  $   1,101     $  1,012   $  1,025   $     996   $    981   $    963   $    950
Capital replacements per
  unit(3)(5)(6)................  $     234     $    247   $    393   $     399   $    490   $    482   $    458
EBITDA, as adjusted(7).........  $  88,486     $ 73,604   $100,564   $  82,603   $ 76,103   $ 72,875   $ 68,836
Ratio of EBITDA to interest
  expense(7)(8)................      4.03x        3.29x      3.41x       3.19x      2.84x      1.45x      1.40x
Cash flows provided by (used
  in):
  Operating activities.........  $  69,432     $ 55,748   $ 73,037   $  55,403   $ 49,786   $ 10,249   $ 16,171
  Investing activities.........  $(205,807)    $(44,220)  $(66,616)  $(128,218)  $(50,918)  $(23,649)  $(19,285)
  Financing activities.........  $ 135,543     $ (8,356)  $ (7,608)  $  73,739   $(23,316)  $ 36,428   $  3,516


                                                AS OF                        AS OF DECEMBER 31,
                                            SEPTEMBER 30,   ----------------------------------------------------
                                                1997          1996       1995       1994       1993       1992
                                            -------------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Total assets..............................   $ 1,101,826    $900,998   $853,230   $757,240   $740,120   $654,694
Total debt................................       666,826     553,064    563,286    540,689    513,943    555,491
Total liabilities.........................       706,073     580,654    588,664    566,191    527,776    564,420
Partners' capital.........................       395,753     320,344    264,566    191,049    212,344     90,274

---------------

(1) Includes the operations of the Predecessor through December 7, 1993 and of the Operating Partnership from December 8 through December 31, 1993.

(2) A property is stabilized at the earlier of (i) one year after completion of construction or (ii) when it achieves 95% occupancy.

(3) With respect to each period presented for communities that have been stabilized for less than one year, reflects data from the date of stabilized occupancy.

(4) Average monthly rent per unit is calculated by dividing the average rental revenue per unit by average economic occupancy.


(5) Data for the year ended December 31, 1992 excludes capital replacements totaling $534 per unit relating to a major renovation program at the Operating Partnership's Promontory Point apartment community due to the nonrecurring nature of the program.



(6) Excludes The Villas of Renaissance, which was acquired on June 30, 1997. If The Villas of Renaissance were included for the nine months ended September 30, 1997, average units in stabilized communities would have been 13,991, average physical occupancy in stabilized communities would have been 94.4%, average monthly rent per unit would have been $1,104 and capital replacements per unit would have been $229.



(7) EBITDA, as adjusted, represents earnings before interest, depreciation and amortization and extraordinary items. EBITDA is not necessarily comparable to similarly titled measures of other companies, and should not be considered as an alternative to operating income, as determined in accordance with generally accepted accounting principles ("GAAP"), as an indicator of the Operating Partnership's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity.


(8) The Operating Partnership did not have any Preferred L.P. Units outstanding in any of the periods indicated, and, therefore, the ratio of EBITDA to interest expense and preferred securities distributions for each of the periods indicated was equal to the ratio of EBITDA to interest expense for such period.

                                  RISK FACTORS


     Prospective investors should carefully consider the following material risks in conjunction with the other information contained in this Prospectus before making an investment in the Series A Preferred Securities.



DEPENDENCE ON OPERATING PARTNERSHIP



     The Trust's ability to make distributions and other payments on the Series A Preferred Securities is initially effectively dependent upon the Operating Partnership making distributions and other payments on the Series A Preferred L.P. Units held as trust assets. If the Operating Partnership does not make distributions or other payments on the Preferred L.P. Units deposited in the Trust as trust assets, including the Series A Preferred L.P. Units, for any reason, it is expected that the Trust will not be able to make payments on the Series A Preferred Securities.



     The Declaration provides that the Operating Partnership shall reimburse all costs, expenses and liabilities of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except with respect to distributions on the Trust Securities and withholding taxes on such distributions. No assurance can be given that the Operating Partnership will have sufficient resources to enable it to pay such costs, expenses and liabilities on behalf of the Trust.



RANKING OF SERIES A PREFERRED L.P. UNITS AND SERIES A PREFERRED SECURITIES



     The Series A Preferred L.P. Units rank junior to all existing and future debt and other liabilities of the Operating Partnership and its subsidiaries and senior with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Operating Partnership to the G.P. Units, the Common L.P. Units now or hereafter issued by the Operating Partnership and on a parity with any other series of Preferred L.P. Units hereafter issued, unless the terms of such other series state that such Preferred L.P. Units rank junior to the Series A Preferred L.P. Units. There are no terms in the Series A Preferred Securities or the Series A Preferred L.P. Units that restrict the ability of the Operating Partnership from incurring additional debt or other liabilities or issuing additional series of Preferred L.P. Units. See "Description of the Series A Preferred Securities."



NO VOTING RIGHTS EXCEPT IN LIMITED CIRCUMSTANCES



     Holders of Series A Preferred Securities will have limited voting rights and, subject to the rights of holders of Preferred Securities to appoint a Special Regular Trustee (as defined herein) upon the occurrence of an Appointment Event (as defined herein), will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Description of the Series A Preferred Securities -- Voting Rights" and "Description of the Series A Preferred L.P. Units -- Voting Rights."


ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Trust intends to operate so as to qualify as a REIT under the Code.

     Although the Trust believes that it will be organized and will operate in such a manner, no assurance can be given that the Trust will be able to operate in such a manner so as to qualify as a REIT under the Code or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Trust's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations, or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification; however, the Trust is not aware of any proposal in Congress to amend the tax laws that would materially and adversely affect the Trust's ability to operate as a REIT.

     The Trust is relying on the opinion of Davis Polk & Wardwell, tax counsel to the Operating Partnership and the Trust, regarding various issues affecting the Trust's ability to qualify, and retain qualification, as a REIT. See "Legal Matters." Such legal opinions are not binding on the Internal Revenue Service ("IRS") or the courts. See "Certain Federal Income Tax Consequences."



     If in any taxable year the Trust fails to qualify as a REIT, the Trust would not be allowed a deduction for distributions to holders of Trust Securities in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. This could result in increased costs to the Operating Partnership since it will be responsible for such taxes. The taxation of the Trust as a corporation if it fails to qualify as a REIT would generally permit the Operating Partnership to redeem the Series A Preferred L.P. Units, in which event the Series A Preferred Securities will also be redeemed. See "Description of the Series A Preferred L.P. Units -- Redemption."



     Notwithstanding that the Trust currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax, or other considerations may cause the Regular Trustees (as defined herein) and the holders of the Common Securities to determine that it is in the best interest of the Trust to revoke the REIT election. The Trust would be disqualified from electing treatment as a REIT for the four taxable years following the year of such revocation. The Trust's ability to maintain REIT status will also be dependent on the nature of the income derived by the Operating Partnership. See "Certain Federal Income Tax Consequences."


DISTRIBUTIONS TO HOLDERS OF SERIES A PREFERRED SECURITIES


     REIT REQUIREMENTS. To obtain the favorable tax treatment for REITs qualifying under the Code, the Trust generally will be required each year to distribute to holders of the Trust Securities at least 95% of its otherwise taxable income (after certain adjustments). In addition, the Trust will be subject to a 4% excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year (unless the REIT elects to retain and pay income tax on such gains) and any undistributed taxable income from prior periods. Failure to comply with these requirements would result in the Trust's income being subject to tax at regular corporate rates.



     INABILITY OF TRUST TO MAINTAIN ITS DISTRIBUTION POLICY; DEPENDENCE ON OPERATING PARTNERSHIP. The Trust's income will consist solely of the Trust's share of the income of the Operating Partnership, and the Trust's cash flow will consist solely of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Operating Partnership) and the effect of required debt amortization payments could require the Operating Partnership to borrow funds on a short-term basis to meet its intended distribution policy.



     The Trust's ability to make distributions on the Series A Preferred Securities is initially effectively dependent upon the Operating Partnership's ability to make distributions on the Series A Preferred L.P. Units. Distributions by the Operating Partnership will be determined by the Board of Directors of the Company, as general partner of the Operating Partnership. Accordingly, there is no assurance that the Operating Partnership will declare distributions on any Preferred L.P. Units deposited in the Trust as trust assets, including the Series A Preferred L.P. Units, in an amount sufficient to permit the Trust to make full quarterly distributions on the Series A Preferred Securities.


OWNERSHIP LIMIT NECESSARY TO MAINTAIN REIT QUALIFICATION


     In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of its outstanding Trust Securities may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code). In this regard, the Declaration generally prohibits ownership of more than 9.8% of the outstanding Series A Preferred Securities by any holder. Any change in the Ownership Limit would require an amendment to the Declaration. Such an amendment to the Declaration would require the affirmative vote of holders owning not less than two-thirds of the outstanding Common Securities. Series A Preferred Securities have no voting rights with respect to such an amendment.

     The constructive ownership rules of the Code are complex and may cause Series A Preferred Securities owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the Series A Preferred Securities of any series (or the acquisition of an interest in an entity which owns Series A Preferred Securities) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the Series A Preferred Securities, and thus subject such stock to the Ownership Limit.


     Direct or constructive ownership in excess of the Ownership Limit would cause the violative transfer or ownership to be void, and cause such securities to be converted into Excess Preferred Securities (as defined herein), which have limited economic rights. See "Description of Series A Preferred
Securities -- Restrictions on Ownership and Transfer of Series A Preferred Securities."



SPECIAL EVENT REDEMPTION OF SERIES A PREFERRED SECURITIES



     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event, which may occur at any time, the Operating Partnership shall, in certain circumstances, have the right to redeem the Series A Preferred L.P. Units, in whole but not in part, in which event a series of Preferred Securities having economic terms substantially similar to the Series A Preferred L.P. Units would be redeemed in full. Accordingly, if the Series A Preferred L.P. Units are redeemed in full, the Trust will redeem Series A Preferred Securities in full at the Redemption Price. See "Description of the Series A Preferred L.P. Units -- Redemption."



CONFLICTS OF INTEREST



     CONTROL OF THE COMPANY AND THE OPERATING PARTNERSHIP; INFLUENCE OF CERTAIN DIRECTORS AND THE IRVINE COMPANY. The Irvine Company has the right to nominate for election to the Board of Directors of the Company (any such person, an "Irvine Company Board Representative") three members of such Board of Directors so long as The Irvine Company, its stockholders or its affiliates beneficially own at least 20% of the outstanding Common Stock of the Company (including for these purposes shares issuable upon exercise of the right set forth in the Partnership Agreement to exchange Common L.P. Units for shares of Common Stock of the Company subject to the ownership limit provisions applicable to The Irvine Company set forth in the Company's Articles of Incorporation). In the event this ownership falls below 20% but is at least 15%, The Irvine Company has the right to nominate two persons for election to the Board of Directors; and if this ownership falls below 15% but is at least 10%, The Irvine Company has the right to nominate one person for election to the Board of Directors. See "Management -- Executive Officers and Directors." In addition, the Articles of Incorporation and Bylaws of the Company (the "Bylaws") provide that a majority of the total number of directors of the Company, including at least one Irvine Company Board Representative, shall constitute a quorum for the transaction of business and, except as provided below, that the affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of all of the Board of Directors. Notwithstanding the foregoing, the approval of directors of the Company representing more than 75% of the Board of Directors as a whole (the "Required Directors") is required with respect to certain actions, and certain matters relating to the Operating Partnership require the approval of the holders of a majority of the Common L.P. Units. See "Management -- Certain Rights of The Irvine Company with Respect to the Company's Board of Directors." Accordingly, The Irvine Company will have substantial influence over the affairs of the Operating Partnership, which influence might not be consistent with the interests of other holders of L.P. Units or the holders of the Series A Preferred Securities.



     The Company has adopted certain policies and entered into certain agreements with The Irvine Company and Mr. Bren designed to eliminate or minimize potential conflicts of interest. The Board of Directors of the Company has adopted a policy and has provided in the Company's Bylaws that no transaction between the

Company or the Operating Partnership on the one hand and The Irvine Company, affiliates of The Irvine Company or Mr. Bren on the other hand may be entered into without the approval of the Independent Directors Committee of the Company's Board of Directors. Members of the Independent Directors Committee are unaffiliated with The Irvine Company. In addition, the Independent Directors Committee engages an independent consultant to assist it in evaluating all land transactions with The Irvine Company. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of the Operating Partnership.



     OTHER BUSINESS ACTIVITIES OF THE IRVINE COMPANY. The Irvine Company has significant business interests in developed industrial, commercial and other properties and in the future development of such properties on the Irvine Ranch, the value of which exceeds the value of its aggregate interest in the Company and the Operating Partnership. The feasibility and development of other apartment communities by the Operating Partnership on the Irvine Ranch may be affected by the feasibility and development of commercial, industrial and residential for-sale properties by The Irvine Company on the Irvine Ranch. No assurance can be given that The Irvine Company will not determine that certain potential apartment community sites on undeveloped portions of the Irvine Ranch should be developed as single family, for-sale homes or condominiums or as industrial or commercial properties.



THE IRVINE COMPANY CONTROLS LAND DESIGNATION AND THE TIMING OF LAND DESIGNATION PURSUANT TO THE LAND RIGHTS AGREEMENT; INABILITY OF THE IRVINE COMPANY TO DELIVER ENTITLED PROPERTIES



     Purchases of properties by the Operating Partnership from The Irvine Company under the Land Rights Agreement may be made only with the approval of a majority of the Independent Directors Committee. The Irvine Company determines which land is designated for apartment community development in accordance with the Master Plan for the Irvine Ranch, and therefore which land is eligible for purchase by the Operating Partnership pursuant to the Land Rights Agreement. No assurance can be given that The Irvine Company will entitle land for development of additional apartment communities at a rate consistent with prior development. Before an apartment may be developed on the Irvine Ranch, the Irvine Company must obtain Village Related Entitlements. The Irvine Company controls the application for Village Related Entitlements and also has certain approval rights with respect to the architectural design and physical layout of the rental apartment communities. The applications for Village Related Entitlements will be obtained independently by The Irvine Company. The discretionary nature of approval for Village Related Entitlements, together with the variety of concerns which may be raised by government officials and public interest groups during the approval process, may adversely affect The Irvine Company's ability to entitle future apartment sites and offer them to the Operating Partnership for development. Thus, the Operating Partnership's ability to develop future properties on the Irvine Ranch may be delayed, reduced or prevented.



EARLY TERMINATION OF THE EXCLUSIVE LAND RIGHTS AND NON-COMPETITION ARRANGEMENTS WITH THE IRVINE COMPANY AND MR. BREN WOULD ADVERSELY AFFECT THE OPERATING PARTNERSHIP



     The Irvine Company and Mr. Bren have agreed not to directly or indirectly acquire or develop, or acquire an equity ownership interest in any entity that has an ownership interest in, any apartment community, whether on or off the Irvine Ranch. The prohibition on The Irvine Company and Mr. Bren from developing apartment communities on the Irvine Ranch will terminate on July 31, 2020. The Irvine Company and Mr. Bren will remain prohibited from engaging in any such activity off the Irvine Ranch until the following two conditions are satisfied:
(i) no nominee of The Irvine Company is a member of the Company's Board of Directors and (ii) The Irvine Company and certain related persons beneficially own less than 20% of the outstanding Common Stock of the Company in the aggregate (including for these purposes shares of Common Stock issuable upon exchange of its Common L.P. Units pursuant to the Exchange Rights, subject to the ownership limit provision applicable to The Irvine Company under the Company's Articles of Incorporation). As of December 1, 1997, The Irvine Company owned 1,378,385 shares of Common Stock of the Company and 24,512,046 Common L.P. Units exchangeable for Common Stock of the Company on a one-for-one basis, subject to adjustment. The Land Rights Agreement may be terminated earlier upon the occurrence of any of the following events, none of which are within the control of The Irvine Company: (i) the failure of the shareholders of the Company to elect as directors of the Company the number of directors The Irvine Company is entitled to nominate, (ii) the failure of the Company's Board of Directors to elect a person designated by The Irvine Company to fill a vacancy created by the departure from the Board (for any reason) of a director designated by The Irvine Company and (iii) during the period that The Irvine Company has the right to nominate three persons to the Board of Directors of the Company, the provisions of the Company's Articles of Incorporation and Bylaws requiring the approval of the Required Directors to take certain actions are repealed, modified, or amended without the prior written consent of The Irvine Company. If the Land Rights Agreement is terminated as a result of the occurrence of one of these events, the Operating Partnership would no longer have an option to acquire apartment community land sites from The Irvine Company and The Irvine Company and Mr. Bren would no longer be prohibited from acquiring or developing, or acquiring an equity ownership interest in any entity that has an ownership interest in, apartment communities on or off the Irvine Ranch in competition with the Operating Partnership. Accordingly, the termination of the Land Rights Agreement would likely have a material adverse effect on the future development activities of the Operating Partnership on the Irvine Ranch. See
"Management -- Certain Rights of The Irvine Company with Respect to the Company's Board of Directors."



POTENTIAL FOR ADDITIONAL DEBT FINANCING AND INCREASED LEVERAGE



     Where possible, the Operating Partnership seeks to use leverage to increase the rate of return on its investments and to allow the Operating Partnership to make more investments than it otherwise could. Such use of leverage presents an element of risk in the event that the cash flow from the Properties is insufficient to meet the Operating Partnership's debt service and other obligations or to make distributions with respect to its partnership interests, including the Series A Preferred L.P. Units. In addition, all debt and other liabilities of the Operating Partnership would rank senior to the Series A Preferred L.P. Units, with a prior claim on the assets of the Operating Partnership. As of September 30, 1997, the Operating Partnership had approximately $706.1 million of total liabilities reflected on the Operating Partnership's balance sheet.



REAL ESTATE OPERATIONS AND DEVELOPMENT RISKS MAY ADVERSELY AFFECT THE OPERATING PARTNERSHIP'S ABILITY TO MAKE DISTRIBUTIONS ON THE SERIES A PREFERRED L.P. UNITS



     GENERAL. Real property investments are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the Properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the Operating Partnership's income and ability to service its debt and other obligations and to make distributions on its partnership interests, including the Series A Preferred L.P. Units, will be adversely affected. This in turn would adversely affect the Trust's ability to make distributions on the Series A Preferred Securities. In addition, the Properties consist primarily of apartment communities located in Orange County. Income from and the performance of the Irvine Ranch Properties may therefore be adversely affected by the general economic climate in Orange County, including unemployment rates and local conditions such as the supply of and demand for apartments in the area, the attractiveness of the Irvine Ranch Properties to residents, zoning or other regulatory restrictions, competition from other available apartments and alternative forms of housing, the affordability of single family homes, the ability of the Operating Partnership to provide adequate maintenance and insurance and the potential of increased operating costs (including real estate taxes). Certain significant expenditures associated with an investment in real estate (such as mortgage and other debt payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in revenue from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning and tax laws), interest rate levels and the availability of financing. The Irvine Ranch Properties in the aggregate historically have generated positive cash flow from operations; however, no assurance can be given that such will be the case in the future.

     In 1997, the Operating Partnership commenced an "off-Ranch" expansion program through the acquisition of rights to purchase three apartment community development sites located in Northern California's Silicon Valley. The Operating Partnership commenced construction of a 342-unit apartment community on one of such sites in May 1997 and on October 23, 1997, the Company's Board of Directors authorized, subject to receipt of necessary entitlements, the acquisition of another of the development sites. Construction of an apartment community of approximately 155 units on this site is expected to commence in the first half of 1998. On June 30, 1997, the Operating Partnership acquired an existing 923-unit apartment community located in Northern San Diego County. These new Properties represent the Operating Partnership's first strategic expansion off the Irvine Ranch and the Operating Partnership may make additional investments in California in the future. The development, construction and operation of rental apartment communities in such new markets may present risks different from or in addition to the risks discussed above related to the Irvine Ranch Properties, which are located entirely in Orange County. In addition, in contrast to acquisitions of land pursuant to the Land Rights Agreement in which a substantial portion of pre-development costs and expenses, including the cost and expense of obtaining Village Related Entitlements, is borne solely by The Irvine Company, all pre-development costs and expenses in connection with "off-Ranch" expansion will be borne by the Operating Partnership and the Operating Partnership will bear all risk relating to the failure to obtain entitlements. For jurisdictions off the Irvine Ranch, local jurisdiction approvals with respect to entitlements may impose requirements and conditions different from those applicable to the Irvine Ranch. No assurance can be given that the Operating Partnership will be successful in pursuing any additional "off-Ranch" expansion or that any "off-Ranch" apartment communities will be successful.



     Equity real estate investments, such as the investments made by the Operating Partnership in the Properties and any additional properties that may be developed or acquired by the Operating Partnership, are relatively illiquid. Such illiquidity limits the ability of the Operating Partnership to vary its portfolio in response to changes in economic or other conditions.



     The Properties are subject to all operating risks common to apartment ownership in general. Such risks include: the Operating Partnership's ability to rent units at the Properties, including the 1,110 units in the Communities Under Construction; competition from other apartment communities; excessive building of comparable properties which might adversely affect apartment occupancy or rental rates; increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased rents; increased affordable housing requirements that might adversely affect rental rates; inability or unwillingness of residents to pay rent increases; and future enactment of rent control laws or other laws regulating apartment housing, including present and possible future laws relating to access by disabled persons. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurred, the Operating Partnership's ability to meet its debt service and other obligations and to make distributions on its partnership interests, including with respect to the Series A Preferred L.P. Units, could be adversely affected.



     REAL ESTATE DEVELOPMENT AND ACQUISITION. A primary focus of the Operating Partnership is on development of new apartment communities on sites acquired or that may be acquired in the future primarily from The Irvine Company, although the Operating Partnership also plans to develop new rental apartment communities on sites acquired or that may be acquired in the future from third parties. The Operating Partnership has also acquired and may continue to acquire completed rental apartment communities. See "Recent Developments -- 'Off-Ranch' Expansion." The real estate development business involves significant risks in addition to those involved in the ownership and operation of established apartment communities, including the risks that specific project approvals may take more time and resources to obtain than expected, that construction may not be completed on schedule or budget and that apartment communities may not achieve anticipated rent or occupancy levels. In addition, if long-term debt or equity financing is not available on acceptable terms to refinance new development or acquisitions undertaken without long-term financing, further development activities or acquisitions might be curtailed or cash available for debt service and other obligations might be adversely affected.



     INSURANCE. The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Operating

Partnership believes are adequate and appropriate under the circumstances. There are, however, certain types of losses (such as from earthquakes) that are not generally insured because they are either uninsurable or not economically insurable. The Operating Partnership does not carry earthquake insurance on any of the Properties. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership could lose its capital invested in the Property, as well as anticipated future revenues from the Property and, in the case of debt which is recourse to the Operating Partnership, would remain obligated for any mortgage debt or other financial obligations related to such Property. Any such loss would adversely affect the Operating Partnership. The Operating Partnership believes that the Properties are adequately insured. In addition, in light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all newly built and renovated buildings, including apartment buildings, the current and strictest construction standards having been adopted in 1984. Thirty-two of the 51 Existing Communities (representing approximately 68.9% of the units in the Existing Communities) have been completed and occupied since January 1, 1985 and the Operating Partnership believes that all of the Existing Communities were constructed, and all of the Communities Under Construction are being constructed, in full compliance with the applicable standards existing at the time of construction. While earthquakes have occurred from time to time in California, the Operating Partnership has not experienced any material losses as a result of earthquakes. No assurance can be given that this will be the case in the future.


CERTAIN PARTICIPATION RIGHTS OF THE IRVINE COMPANY


     The Irvine Company, unlike shareholders of the Company and holders of Preferred L.P. Units, generally has the right to purchase shares of Common Stock of the Company or securities convertible, exchangeable or exercisable for Common Stock of the Company upon the issuance of such securities by the Company (for cash or property) and also has the right to purchase Common L.P. Units upon the issuance of additional Common L.P. Units by the Operating Partnership for cash (but not for property) in order to maintain its percentage interest in the Company and the Operating Partnership on a consolidated basis. Holders of Series A Preferred L.P. Units will not have such purchase rights. See "Policies with Respect to Certain Activities -- Operating Partnership -- Financing Policies" and "Operating Partnership Agreement -- Issuance of Additional L.P. Units."


LACK OF PUBLIC MARKET


     The Series A Preferred Securities are a new issue of securities for which there is currently no active trading market. If any of the Series A Preferred Securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of, performance of, and prospects for, the Operating Partnership. Although application has been made to list the Series A Preferred Securities on the NYSE, there can be no assurance as to the development of any market, or the liquidity of any market that may develop, for the Series A Preferred Securities. If approved for listing, trading of the Series A Preferred Securities on the NYSE is expected to commence within a 30-day period after the date of this Prospectus. The Underwriters have informed the Trust that they intend to make a market in the Series A Preferred Securities offered hereby; however, they are not obligated to do so and any such market-making may be terminated at any time without notice to the holders of the Series A Preferred Securities. See "Underwriting."

                               IAC CAPITAL TRUST

     The following description summarizes the material terms of the Declaration and is qualified in its entirety by reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


     IAC Capital Trust is a statutory business trust formed on October 31, 1997 under the Business Trust Act pursuant to a declaration of trust among the Trustees of the Trust, the Company and the Operating Partnership, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Series A Preferred Securities are initially issued. The Company and certain members of management of the Company will acquire all of the Common Securities of the Trust, for an aggregate consideration of $5,000. From time to time the Trust may issue additional series of Preferred Securities and invest the proceeds of any such issuance in an additional series of Preferred L.P. Units of the Operating Partnership. The Trust Securities represent undivided beneficial interests in the assets of the Trust, subject to the priority and payment terms of the Trust Securities, and are not secured by any assets of the Operating Partnership or any of its affiliates. Holders of Series A Preferred Securities will have no voting rights, except in limited circumstances, and, except as otherwise provided in the Declaration, the exclusive voting power for all purposes (including with respect to amendments to the Declaration) shall be vested in the holders of the Common Securities, including the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees, subject to the right of holders of any series of Preferred Securities upon whom such voting rights have been conferred, including the Series A Preferred Securities, to appoint for all series of Preferred Securities upon whom such voting rights have been conferred and are then exercisable one additional Regular Trustee of the Trust (a "Special Regular Trustee") in certain limited circumstances set forth in this Prospectus. A Special Regular Trustee so appointed shall, without any further act or vote by the holders of any series of Preferred Securities, be deemed to have been appointed to act in such capacity for all series of Preferred Securities upon which like voting rights have been conferred and are, or in the future become, exercisable. A Special Regular Trustee need not be an employee or officer of, or otherwise affiliated with, the Company. The Special Regular Trustee shall have the same rights, powers and privileges under the Declaration as the Regular Trustees. The Trust exists solely for the purpose of
(a) issuing one or more series of its Preferred Securities (and, if applicable, Excess Preferred Securities), (b) issuing its Common Securities as described above and investing the proceeds of such issuance in an interest bearing account in, or certificate of deposit of, a banking institution, (c) investing the proceeds from the sale of each series of Preferred Securities in a series of Preferred L.P. Units of the Operating Partnership having economic terms substantially identical to the series of Preferred Securities and (d) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Business Trust Act.



     The number of trustees (the "Trustees") of the Trust shall initially be three. One or more of such Trustees (the "Regular Trustees") will be an individual who is an officer of the Company. Initially, one Regular Trustee will be appointed. The second trustee is The Bank of New York, which is unaffiliated with the Company, the Operating Partnership and The Irvine Company and which will serve as the property trustee (the "Property Trustee"). The third trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to each series of Preferred L.P. Units purchased by the Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities. In addition, the Property Trustee will maintain exclusive control of one or more segregated non-interest bearing bank accounts (collectively, the "Property Account") to hold, subject to the priority and payment terms of the Preferred Securities, all payments in respect of the Preferred L.P. Units purchased by the Trust for the benefit of the holders of the Preferred Securities.



     The duties and obligations of the Trustees of the Trust shall be governed by the Declaration. Under the Declaration, the Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration.

In particular, the Trust shall not and the Trustees shall not (a) invest any amounts received by the Trust from holding the Preferred L.P. Units purchased by the Trust but, shall promptly deposit such funds in the Property Account; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans or investments other than investments represented by the Preferred L.P. Units and in connection with the investment of the proceeds of the sale of the Common Securities as described above; (e) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; or (f) incur any indebtedness for borrowed money.


     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or its representative for any purpose reasonably related to its interest in the Trust during normal business hours.


     Pursuant to the Declaration and, subject to the rights of holders of any series of Preferred Securities hereafter issued which may rank on parity with the Series A Preferred Securities in respect of distributions, distributions on the Series A Preferred Securities when, as and if declared by the Regular Trustees, must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. So long as the Series A Preferred L.P. Units are the only assets of the Trust, the funds available for distribution to the holders of the Series A Preferred Securities will be limited to payments received by the Property Trustee in respect of the Series A Preferred L.P. Units that are deposited in the Trust as trust assets. If the Preferred Securities of a series are called for redemption or are to be repaid upon their stated maturity or upon liquidation, dissolution, winding-up or termination of the Trust, the Property Trustee shall, subject to the priority and payments terms of the Trust Securities, on the applicable redemption or repayment date, pay to the holders of such series of Preferred Securities out of funds deposited in the Property Account the amount specified in the terms of such series of Preferred Securities to be paid on such date in accordance with the terms of the Declaration and of such series of Preferred Securities. If the Operating Partnership does not make distribution and other payments on the Preferred L.P. Units deposited in the Trust as trust assets, including the Series A Preferred L.P. Units, for any reason, it is expected that the Trust will not be able to make distributions and other payments on the Series A Preferred Securities. The Trust will terminate on December 31, 2092, the termination date of the Operating Partnership, but may terminate earlier as provided in the Declaration.



     The Declaration provides that the Trustees may treat the person in whose name a certificate representing the Preferred Securities of a series is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and payments on redemption or liquidation of the Trust and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities of a series will be issued in fully registered form. The Series A Preferred Securities will be represented by a global certificate registered on the books and records of the Trust in the name of DTC or its nominee. Under the Declaration:



          (i) the Trust and the Trustees shall be entitled to deal with the DTC (or any successor depositary) for all purposes, including the payment of distributions and payments on redemption or liquidation of the Trust and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Series A Preferred Securities ("Preferred Security Indirect Owners") registered in the name of and held by the DTC or its nominee; and



          (ii) the rights of Preferred Security Indirect Owners shall be exercised only through the DTC (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Indirect Owners and the DTC and/or its participants. With respect to Series A Preferred Securities registered in the name of and held by the DTC or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the DTC (or its successor).

     The specific terms of the depositary arrangement with respect to the Series A Preferred Securities are set forth under "Description of the Series A Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."


     In the Declaration, the Operating Partnership has agreed to reimburse all costs, expenses and liabilities of the Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except with respect to distributions on the Trust Securities and withholding taxes on such distributions. The foregoing obligations of the Operating Partnership under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Operating Partnership directly against the Operating Partnership, and the Operating Partnership and the Company have irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Operating Partnership. The Operating Partnership and the Company have agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


     The address of the Trust is c/o Irvine Apartment Communities, Inc., 550 Newport Center Drive, Suite 300, Newport Beach, California 92660, telephone number (714) 720-5500.

                              RECENT DEVELOPMENTS

"OFF-RANCH" EXPANSION

     The Operating Partnership's intent is to develop or acquire new apartment communities in the Silicon Valley and Northern San Diego County and other locations in California which the Operating Partnership believes possess rental demographics and economic growth prospects similar to those on the Irvine Ranch. On October 23, 1997 the Board of Directors of the Company authorized the Operating Partnership, subject to receipt of necessary entitlements, to exercise an option for a land site located in Redwood City, California. Construction of an apartment community of approximately 155 units on this site is expected to commence in the first half of 1998. The site is located just off Highway 101 (the Bayshore Freeway), approximately midway between San Jose and San Francisco, and is immediately adjacent to the 20 million square foot San Mateo/FosterCity/Redwood City office market, in which headquarter facilities for Oracle, Visa, Franklin Funds and Genentech are located. Preliminary design and jurisdictional approvals are also in process with respect to the remaining development site.

     On June 30, 1997, the Operating Partnership acquired for $127 million an existing 923-unit apartment community, known as The Villas of Renaissance, located in Northern San Diego County. Situated in La Jolla, California, the project is located in University Town Center ("UTC") and enjoys free access from the La Jolla Village Road/Interstate 805 interchange. The property is within walking distance of 4.3 million square feet of office buildings in the UTC financial district and the 1.3 million square foot UTC regional shopping mall that is anchored by Nordstrom's, Macy's, Sears and Robinsons-May.


     In early December, 1997, the Operating Partnership completed the purchase of two development sites located in San Diego county. The first site which was purchased for cash is located on La Jolla Village Drive in the University Town Center region of greater La Jolla. Construction of an apartment community of approximately 232 units is expected to commence in mid-1998. The second site is located in the master-planned community of Stonecrest Village in the Mission Valley/Kearney Mesa region of San Diego county. Construction of an approximately 336-unit apartment community is scheduled to commence in early 1998, subject to receipt of necessary entitlements. This site was acquired from an affiliate of The Irvine Company controlled by Donald Bren, the Chairman of the Board of Directors of the Company, in exchange for 305,707 Common L.P. Units. See "Certain Relationships and Related Transactions -- Transactions with The Irvine Company."



RECENTLY COMPLETED IRVINE RANCH LAND ACQUISITIONS



     On October 21, 1997, the Operating Partnership acquired a 196-unit development site from The Irvine Company pursuant to the Land Rights Agreement. On December 16, 1997 the Operating Partnership acquired from The Irvine Company a 393-unit development site pursuant to the Land Rights Agreement.


ISSUANCE OF 7% NOTES DUE 2007


     On October 1, 1997, the Operating Partnership issued $100,000,000 aggregate principal amount of 7% Notes due 2007 (the "7% Notes"). The Operating Partnership used the net proceeds from the issuance of the 7% Notes to repay outstanding borrowings under the Operating Partnership's $250 million revolving credit facility (the "Credit Facility"), most of which was incurred in connection with the Villas of Renaissance Acquisition.

                                USE OF PROCEEDS


     The proceeds from the sale of the Series A Preferred Securities will be $150.0 million ($172.5 million if the Underwriters' overallotment option is exercised in full). Such proceeds will be invested by the Trust in Series A Preferred L.P. Units of the Operating Partnership. After paying the Underwriters' Compensation and estimated expenses associated with the Offering, the net proceeds to the Operating Partnership from the issuance of the Series A Preferred L.P. Units are estimated to be $144.6 million ($166.4 million if the Underwriters' overallotment option is exercised in full). The Operating Partnership will use such net proceeds to repay indebtedness outstanding under the Credit Facility and for general partnership purposes, including ongoing development activities on and off the Irvine Ranch and the possible acquisition of additional properties off the Irvine Ranch. Pending such use, the net proceeds to the Operating Partnership will be invested in income-producing short-term investments. On a pro forma basis after giving effect to the repayment of indebtedness from the net proceeds of the offering of the 7% Notes, as of September 30, 1997, $36.7 million would have been outstanding under the Credit Facility with an average interest rate of 6.20% and, as of November 30, 1997, the Credit Facility had an outstanding balance of approximately $65.0 million. Indebtedness under the Credit Facility was incurred primarily to finance the Villas of Renaissance Acquisition and for general partnership purposes. The Company expects to use future borrowings under the Credit Facility for general partnership purposes, including those described above.


            OPERATING PARTNERSHIP CONSOLIDATED RATIOS OF EARNINGS TO
              FIXED CHARGES AND PREFERRED L.P. UNIT DISTRIBUTIONS

     The following table sets forth the consolidated ratios of earnings to fixed charges for the Operating Partnership.

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                      ---------------     -------------------------------------------
                                      1997      1996      1996      1995      1994      1993     1992
                                      -----     -----     -----     -----     -----     ----     ----
Ratio of Earnings to Fixed
  Charges...........................  2.42x     2.00x     2.07x     1.44x     1.25x     .99x     .96x


     For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net earnings before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs. The ratios are computed using the amounts for the Operating Partnership, on a consolidated basis, including its majority owned subsidiary. The Operating Partnership did not have any Preferred L.P. Units outstanding in any of the periods indicated, and, therefore, the ratio of earnings to combined fixed charges and Preferred L.P. Unit distributions for each of the periods indicated was equal to the ratio of earnings to fixed charges for such period. The Trust did not have any operations in any of the periods indicated, and, therefore, the historical ratio with respect to the Trust is not applicable. On a pro forma basis, the ratio of earnings to combined fixed charges and preferred securities distributions of the Trust is expected to be 1.00x.


     Prior to completion of the Company's Initial Public Offering in December 1993, the Predecessor of the Company and the Operating Partnership operated in a highly leveraged manner. As a result, although the Company, the Operating Partnership and the Predecessor have historically generated positive net cash flow, the financial statements of the Predecessor showed net losses for the periods prior to December 8, 1993. Consequently, the computations of the ratio of earnings to fixed charges for such periods indicate that earnings were inadequate to cover fixed charges by approximately $0.6 million and $2.2 million for the years ended December 31, 1993 and 1992, respectively.

                      CAPITALIZATION OF IAC CAPITAL TRUST


     The following table sets forth the capitalization of the Trust as of October 31, 1997, and as adjusted to give effect to the issuance of Common Securities and the offering of the Series A Preferred Securities offered hereby (assuming no exercise of the Underwriters' overallotment option). See "Use of Proceeds."



                                                                    OCTOBER 31, 1997
                                                                 -----------------------
                                                                 ACTUAL      AS ADJUSTED
                                                                 -------     -----------
                                                                     (UNAUDITED, IN
                                                                       THOUSANDS)
        Redeemable Series A Preferred Securities, no securities
          outstanding at October 31, 1997; 6,000,000 securities
          outstanding as adjusted..............................  $    --      $ 150,000
        Common Securities, no securities outstanding at October
          31, 1997; 200 securities outstanding as adjusted.....       --              5
                                                                 -------        -------
        Total Capitalization...................................  $    --      $ 150,005
                                                                 =======        =======


              CAPITALIZATION OF IRVINE APARTMENT COMMUNITIES, L.P.


     The following table sets forth the capitalization of the Operating Partnership as of September 30, 1997, and as adjusted to give effect to (i) the sale on October 1, 1997 of $100,000,000 aggregate principal amount of the Operating Partnership's 7% Notes and the application of the net proceeds therefrom to repay indebtedness under the Credit Facility and (ii) the offering of the Series A Preferred Securities offered hereby (assuming no exercise of the Underwriters' overallotment option) and the application of the proceeds therefrom for the purchase of Series A Preferred L.P. Units, which proceeds after payment of the Underwriters' Compensation and estimated expenses of the Offering will in turn be used by the Operating Partnership to repay outstanding indebtedness under the Credit Facility and for general partnership purposes. See "Use of Proceeds."



                                                                   SEPTEMBER 30, 1997
                                                                ------------------------
                                                                  ACTUAL     AS ADJUSTED
                                                                ----------   -----------
                                                                     (UNAUDITED, IN
                                                                       THOUSANDS)
        Mortgages and Notes
          7% Notes............................................  $       --   $    99,208
          Credit Facility(1)..................................     135,000            --
          Tax-exempt mortgage bond financings.................     326,569       326,569
          Conventional mortgage financings....................     132,902       132,902
          Mortgage notes payable to The Irvine Company........      50,608        50,608
          Tax-exempt assessment district......................      21,747        21,747
                                                                ----------    ----------
                                                                   666,826       631,034
        Redeemable Series A Preferred L.P. Units, no units
          outstanding at September 30, 1997; 6,000,000 units
          outstanding as adjusted.............................          --       144,575(2)
        Partners' Capital
          43,972,813 partnership units outstanding at
             September 30, 1997 and as adjusted:
             General partner, 19,878,643 G.P. Units
               outstanding at September 30, 1997 and as
               adjusted.......................................     210,685       210,685
             Limited partners, 24,094,170 Common L.P. Units
               outstanding at September 30, 1997 and as
               adjusted.......................................     185,068       185,068
                                                                ----------    ----------
        Total Capitalization..................................  $1,062,579   $ 1,171,362
                                                                ==========    ==========


---------------


(1) As of November 30, 1997, the Credit Facility had an outstanding balance of approximately $65 million, all of which will be repaid with the net proceeds of the Offering. See "Use of Proceeds."



(2) Proceeds of the Offering invested in Series A Preferred L.P. Units net of the Underwriters' Compensation and other expenses associated with the Offering to be paid by the Operating Partnership.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following Selected Consolidated Financial Data (other than statistical and property data) has been derived from the Operating Partnership's or the Predecessor's consolidated financial statements. Information as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 has been derived from the Operating Partnership's audited consolidated financial statements included herein. Information for the year ended December 31, 1993 has been derived from audited financial statements not included herein of the Company and the Predecessor and is on a combined and consolidated historical basis for the Operating Partnership and the Predecessor. Information at December 31, 1994 and 1993 has been derived from the Company's audited financial statements not included herein and information at and for the year ended December 31, 1992 has been derived from the Predecessor's audited financial statements not included herein. Information at September 30, 1997 and for the respective nine month periods ended September 30, 1997 and 1996 has been derived from the Operating Partnership's unaudited consolidated financial statements included herein and which, in the opinion of the Operating Partnership, reflect all adjustments considered necessary for a fair presentation. Results for the nine month period ended September 30, 1997 are not necessarily indicative of results for the full year. All such financial information is qualified in its entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Operating Partnership" and the Consolidated Financial Statements (including the notes thereto) included herein. The Company acquired The Villas of Renaissance on June 30, 1997. See "Recent
Developments -- 'Off-Ranch' Expansion." For pro forma financial information of the Operating Partnership for the year ended December 31, 1996 and the nine months ended September 30, 1997, see the Unaudited Pro Forma Consolidated Statements of Operations included elsewhere herein.


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                   --------------------   -----------------------------------------------------
                                     1997        1996       1996       1995        1994     1993(1)      1992
                                   ---------   --------   --------   ---------   --------   --------   --------
                                     (IN THOUSANDS, EXCEPT PROPERTY INFORMATION, RATIOS AND PER UNIT AMOUNTS)
CONSOLIDATED OPERATING DATA:
Revenues:
  Rental income..................  $ 133,114   $114,000   $154,925   $ 133,678   $127,338   $123,101   $119,097
  Other income...................      3,093      2,317      3,162       2,079      1,585      1,659      2,097
  Interest income................        659        419        611         411      1,313         60         --
                                    --------   --------   --------    --------   --------   --------   --------
                                     136,866    116,736    158,698     136,168    130,236    124,820    121,194
                                    --------   --------   --------    --------   --------   --------   --------
Expenses:
  Property expenses..............     28,790     24,903     33,859      31,761     33,105     34,057     35,685
  Real estate taxes..............     10,959     10,023     13,496      12,002     11,786     10,729      9,921
  Property management fees.......      3,809      3,316      4,502       3,893      3,800      3,881      4,393
  Interest expense, net..........     21,949     22,378     29,506      25,894     26,827     50,248     49,154
  Amortization of deferred
    financing costs..............      1,882      1,975      2,627       8,510     15,942      3,012      1,474
  Depreciation and
    amortization.................     21,700     20,346     27,239      23,143     21,055     20,002     19,808
  General and administrative.....      4,822      4,890      6,277       5,909      5,442      3,278      2,359
                                    --------   --------   --------    --------   --------   --------   --------
                                      93,911     87,831    117,506     111,112    117,957    125,207    122,794
                                    --------   --------   --------    --------   --------   --------   --------
Income (loss) before
  extraordinary item.............     42,955     28,905     41,192      25,056     12,279       (387)    (1,600)
Extraordinary item -- charge
  related to debt
  extinguishment.................         --         --         --     (23,427)        --    (12,487)        --
                                    --------   --------   --------    --------   --------   --------   --------
Net income (loss)................  $  42,955   $ 28,905   $ 41,192   $   1,629   $ 12,279   $(12,874)  $ (1,600)
                                    ========   ========   ========    ========   ========   ========   ========
Net income (loss) per unit.......  $    0.99   $   0.75   $   1.06   $    0.05   $   0.41   $  (0.43)
                                    ========   ========   ========    ========   ========   ========

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                   --------------------   -----------------------------------------------------
                                     1997        1996       1996       1995        1994     1993(1)      1992
                                   ---------   --------   --------   ---------   --------   --------   --------
                                     (IN THOUSANDS, EXCEPT PROPERTY INFORMATION, RATIOS AND PER UNIT AMOUNTS)
STATISTICAL AND PROPERTY DATA:
Total stabilized communities (at
  period end)(2).................         51         47         48          43         43         42         42
Apartment units (at period
  end)...........................     14,991     13,541     13,656      12,776     11,358     11,334     10,952
Average units in stabilized
  communities(2)(3)(6)...........     13,683     11,786     12,139      11,334     11,334     10,799     10,446
  Average physical occupancy in
    stabilized
    communities(2)(3)(6).........       94.5%      94.8%      94.9%       94.6%      95.6%      96.3%      96.2%
OTHER DATA:
Average monthly rent per
  unit(3)(4)(6)..................  $   1,101   $  1,012   $  1,025   $     996   $    981   $    963   $    950
Capital replacements per
  unit(3)(5)(6)..................  $     234   $    247   $    393   $     399   $    490   $    482   $    458
EBITDA, as adjusted(7)...........  $  88,486   $ 73,604   $100,564   $  82,603   $ 76,103   $ 72,875   $ 68,836
Ratio of EBITDA to interest
  expense(7)(8)..................      4.03x      3.29x      3.41x       3.19x      2.84x      1.45x      1.40x
Cash flows provided by (used in):
  Operating activities...........  $  69,432   $ 55,748   $ 73,037   $  55,403   $ 49,786   $ 10,249   $ 16,171
  Investing activities...........  $(205,807)  $(44,220)  $(66,616)  $(128,218)  $(50,918)  $(23,649)  $(19,285)
  Financing activities...........  $ 135,543   $ (8,356)  $ (7,608)  $  73,739   $(23,316)  $ 36,428   $  3,516


                                                AS OF                        AS OF DECEMBER 31,
                                            SEPTEMBER 30,   ----------------------------------------------------
                                                1997          1996       1995       1994       1993       1992
                                            -------------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Total assets..............................   $ 1,101,826    $900,998   $853,230   $757,240   $740,120   $654,694
Total debt................................       666,826     553,064    563,286    540,689    513,943    555,491
Total liabilities.........................       706,073     580,654    588,664    566,191    527,776    564,420
Partners' capital.........................       395,753     320,344    264,566    191,049    212,344     90,274

---------------

(1) Includes the operations of the Predecessor through December 7, 1993 and of the Operating Partnership from December 8 through December 31, 1993.

(2) A property is stabilized at the earlier of (i) one year after completion of construction or (ii) when it achieves 95% occupancy.

(3) With respect to each period presented for communities that have been stabilized for less than one year, reflects data from the date of stabilized occupancy.

(4) Average monthly rent per unit is calculated by dividing the average rental revenue per unit by average economic occupancy.


(5) Data for the year ended December 31, 1992 excludes capital replacements totaling $534 per unit relating to a major renovation program at the Operating Partnership's Promontory Point apartment community due to the nonrecurring nature of the program.



(6) Excludes Villas of Renaissance, which was acquired on June 30, 1997. If the operations of The Villas of Renaissance were included for the nine months ended September 30, 1997, average units in stabilized communities would have been 13,991, average physical occupancy in stabilized communities would have been 94.4%, average monthly rent per unit would have been $1,104 and capital replacements per unit would have been $229.



(7) EBITDA, as adjusted, represents earnings before interest, depreciation and amortization and extraordinary items. EBITDA is not necessarily comparable to similarly titled measures of other companies, and should not be considered as an alternative to operating income, as determined in accordance with GAAP, as an indicator of the Operating Partnership's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity.


(8) The Operating Partnership did not have any Preferred L.P. Units outstanding in any of the periods indicated, and, therefore, the ratio of EBITDA to interest expense and preferred securities distributions for each of the periods indicated was equal to the ratio of EBITDA to interest expense for such period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                          OF THE OPERATING PARTNERSHIP


     The following discussion should be read in conjunction with the "Selected Consolidated Financial Data," the Operating Partnership's Consolidated Financial Statements and the Notes thereto for the years ended December 31, 1996, 1995 and 1994 (the "OP Audited Financial Statements") and the Operating Partnership's Unaudited Condensed Consolidated Financial Statements and the Notes thereto for the nine months ended September 30, 1997 and 1996 (the "OP Unaudited Quarterly Financial Statements").


OVERVIEW


     The Operating Partnership is engaged in the development and operation of multifamily rental apartment communities in California. The Operating Partnership's management and operating decisions are under the unilateral control of the Company. The Company operates as a REIT under the Code. As of September 30, 1997, the Operating Partnership owned and operated 55 Properties containing 14,991 apartment units and had 1,110 units under construction. Until July 31, 2020, the Operating Partnership has the exclusive right, but not the obligation, to acquire land from The Irvine Company for development of additional apartment communities on the Irvine Ranch. See Note 7 to the OP Audited Financial Statements.


     At September 30, 1997, the Company had a 45.2% general partnership interest in and was the sole managing general partner of the Operating Partnership, which began operations as of December 8, 1993, the date of the Company's Initial Public Offering. In connection with the Initial Public Offering, The Irvine Company transferred 42 apartment communities and a 99% interest in a limited partnership which owned one apartment community to the Operating Partnership. At September 30, 1997, the limited partners of the Operating Partnership had a 54.8% limited partner interest with The Irvine Company and its affiliates having a 54.6% limited partnership interest in the Operating Partnership.

     The Trust did not have any operations prior to October 31, 1997.

RESULTS OF OPERATIONS

     Nine months ended September 30, 1997 compared to nine months ended September 30, 1996. The Operating Partnership's net income was $43.0 million for the nine months ended September 30, 1997, up from $28.9 million for the same period of 1996. The improvement was due to the contribution of new rental units from the Operating Partnership's acquisition and development program, as well as an increase in revenues within its stabilized portfolio achieved through higher rental rates slightly offset by lower occupancy and higher operating expenses.

     The following table sets forth certain operating data for the Properties for the nine month periods ended September 30, 1997 and 1996.

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                        REVENUE AND EXPENSE DATA                            1997        1996
------------------------------------------------------------------------  --------     -------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Communities Owned and Stabilized More Than Two Years(a)
  Number of communities.................................................        43          43
  Number of units at end of period......................................    11,334      11,334
  Operating revenues....................................................  $104,486     $99,112
  Property expenses.....................................................  $ 23,520     $21,819
  Real estate taxes.....................................................  $  8,058     $ 8,120
  Property management fees..............................................  $  3,018     $ 2,864
  Depreciation and amortization of real estate assets...................  $ 15,438     $15,525

Communities Stabilized Less Than Two Years(b)
  Number of communities.................................................         5           5
  Number of units at end of period......................................     2,207       2,207
  Operating revenues....................................................  $ 23,679     $17,205
  Property expenses.....................................................  $  3,693     $ 3,084
  Real estate taxes.....................................................  $  2,166     $ 1,902
  Property management fees..............................................  $    614     $   453
  Depreciation and amortization of real estate assets...................  $  4,303     $ 4,715

Lease-Up and Newly Acquired Communities(c)
  Number of communities.................................................         3
  Number of units at end of period......................................     1,450
  Operating revenues....................................................  $  8,042
  Property expenses.....................................................  $  1,577
  Real estate taxes.....................................................  $    735
  Property management fees..............................................  $    177
  Depreciation and amortization of real estate assets...................  $  1,784

---------------

(a) Represents "same store" communities.

(b) Represents five communities that began leasing in 1995 and reached stabilized occupancy (95%) at various dates in 1996.


(c) Represents Baypointe and Santa Maria communities that began leasing in 1996, completed deliveries in June 1997, and reached stabilized occupancy (95%) in July 1997 and The Villas of Renaissance (see Note 6 to the OP Unaudited Quarterly Financial Statements), an apartment community acquired by the Operating Partnership on June 30, 1997.


     Operating revenues (rental and other income) increased to $136.2 million in the first nine months of 1997, up from $116.3 million in the same period of 1996. Operating revenues rose as a result of higher occupancy and rental rates, as well as the contribution of newly delivered rental units from five properties which achieved stabilization during 1996, a newly acquired community and two new lease-up communities. In total, these new units added $31.7 million to operating revenues in the first nine months of 1997 compared to $17.2 million in the first nine months of 1996. Within communities owned and stabilized more than two years, operating revenues increased 5.4% from the first nine months of 1996, as a result of improvement in average monthly rental rates and higher non-rental income, slightly offset by a decrease in physical occupancy to 94.5% from 94.8%. Average monthly rental rates increased to $1,068 in the first nine months of 1997 from $1,007 in the year-earlier period. Healthy job growth in the Operating Partnership's marketplace has been a key factor in the upward trend in rental rates.

     Property expenses increased to $28.8 million in the first nine months of 1997 from $24.9 million in the first nine months of 1996. This increase reflects the added expenses of newly delivered rental units from five properties which achieved stabilization during 1996, a newly acquired community and two new lease-up communities. Property expenses within communities owned and stabilized more than two years increased by $1.7 million to $23.5 million in the first nine months of 1997 from $21.8 million a year ago. In the first nine months of 1997, average monthly property expenses at these Properties increased to $231 per unit from $214 per unit in the first nine months of 1996, primarily as a result of higher unit turnover and related expenses in addition to preventative maintenance scheduled in preparation for a potentially unseasonably wet winter. Properties stabilized less than two years added $3.7 million to property expenses in the first nine months of 1997 and $3.1 million in the first nine months of 1996. Lease-up and newly acquired properties added $1.6 million to property expenses in the first nine months of 1997.

     Real estate taxes totaled $11.0 million in the first nine months of 1997 compared to $10.0 million in the first nine months of 1996. Taxes increased in the first nine months of 1997 due to the addition of rental units from lease-up properties and an acquisition.

     Property management fees increased to $3.8 million in the first nine months of 1997 from $3.3 million in the first nine months of 1996. Management fees increased in the first nine months of 1997 due to the addition of rental units from development, an acquisition and an increase in revenue from communities owned and stabilized more than two years.

     Net interest expense decreased to $21.9 million in the first nine months of 1997 from $22.4 million for the same period of 1996. The decrease was largely due to a greater amount of capitalized interest during the 1997 period partially offset by a higher level of borrowings under the Credit Facility. The Operating Partnership capitalizes interest on projects actively under development using average qualifying asset balances and applicable weighted average interest rates. The average monthly qualifying asset balances for projects under development in the first nine months of 1997 and 1996 were approximately $66.0 million and $39.7 million, respectively. Interest capitalized totaled $3.7 million in the first nine months of 1997 compared to $2.3 million in the same period of 1996. Interest incurred was $25.6 million and $24.7 million for the first nine months of 1997 and 1996, respectively.

     Amortization of deferred financing costs was comparable in the first nine months of 1997 and 1996.

     Depreciation and amortization expense increased to $21.7 million in the first nine months of 1997, up from $20.3 million in the first nine months of 1996. This increase reflects the completion and delivery of newly developed rental units from the Operating Partnership's lease-up properties and an acquisition.

     General and administrative expense of $4.8 million was comparable to the same nine month period of the prior year.

     Years Ended December 31, 1996, 1995 and 1994. The Operating Partnership's income before extraordinary item was $41.2 million in 1996, up from $25.1 million in 1995 and $12.3 million in 1994. The Operating Partnership's financial results improved in 1996 due to the contribution of newly delivered rental units from its development program, cost reductions and an increase in revenues within its stabilized portfolio achieved primarily through higher occupancy and higher rental rates. In 1995, financial results improved largely as a result of the contribution of newly delivered rental units and operating cost reductions within the Operating Partnership's stabilized portfolio.

     The following table sets forth certain operating data for the Properties for the years ended December 31, 1996 and 1995.

                                                                         YEARS ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                       REVENUE AND EXPENSE DATA                            1996         1995
-----------------------------------------------------------------------  --------     --------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Communities Stabilized More Than Two Years
  Number of communities................................................        43           43
  Number of units at end of period.....................................    11,334       11,334
  Operating revenues...................................................  $133,287     $130,082
  Property expenses....................................................  $ 29,466     $ 30,325
  Real estate taxes....................................................  $ 10,799     $ 11,256
  Property management fees.............................................  $  3,851     $  3,733
  Depreciation and amortization of real estate assets..................  $ 20,757     $ 21,237

Communities Stabilized Less Than Two Years(a)
  Number of communities................................................         5            5
  Number of units at end of period.....................................     2,207        1,442
  Operating revenues...................................................  $ 24,656     $  5,675
  Property expenses....................................................  $  4,351     $  1,436
  Real estate taxes....................................................  $  2,693     $    746
  Property management fees.............................................  $    647     $    160
  Depreciation and amortization of real estate assets..................  $  6,304     $  1,858

Lease-Up Communities
  Number of communities................................................         2
  Number of units at end of period.....................................       115
  Operating revenues...................................................  $    144
  Property expenses....................................................  $     42
  Real estate taxes....................................................  $      4
  Property management fees.............................................  $      4
  Depreciation and amortization of real estate assets..................  $     26

---------------

(a) Represents five communities that began leasing in 1995 and reached stabilized occupancy (95%) at various dates in 1996.

     Operating revenues (rental and other income) increased by 16.4% to $158.1 million in 1996, up from $135.8 million in 1995. Operating revenues in 1995 had increased by 5.3% from $128.9 million in 1994. Operating revenues rose in 1996 as a result of higher occupancy, higher rental rates and the contribution of newly delivered rental units from five properties which achieved stabilization during 1996. In total, these new units added $24.7 million to operating revenues in 1996, compared to $5.7 million in 1995. Within communities stabilized more than two years, operating revenues increased 2.5% in 1996, primarily due to increases in rental rates and an increase in average physical occupancy to 95.0% from 94.6% in 1995. Average monthly rental rates per unit increased 1.9% to $1,015 in 1996, from $996 in 1995.

     Operating revenues improved in 1995 from the prior year largely as a result of the contribution of newly delivered rental units. In total, these new units added $5.7 million to operating revenues in 1995. They made virtually no contribution in 1994. Within communities stabilized more than two years, operating revenues increased less than 1% in 1995, as modest increases in rental rates were largely offset by a decline in average physical occupancy to 94.6% from 95.6% in 1994. Average monthly rental rates per unit increased 1.5% to $996 in 1995, from $981 in 1994.

     Property expenses increased by 6.6% to $33.9 million in 1996 from $31.8 million in 1995. These expenses had decreased in 1995 by 4.1% from $33.1 million in 1994. The increase in 1996 reflects the added expenses of newly delivered rental units from five properties which achieved stabilization during 1996. Property expenses within communities stabilized more than two years decreased 2.8% to $29.5 million in 1996 from $30.3 million in 1995. During the three years ended December 31, 1996, the Operating Partnership achieved sustained reductions in its per-unit property expenses through aggressive bidding of external service and purchase contracts and a series of initiatives to enhance the efficiency of customer service and property maintenance operations. In 1996, average monthly property expenses within communities stabilized more than two years decreased to $217 per unit from $223 per unit in 1995 and $243 per unit in 1994. Properties stabilized less than two years added $4.4 million to property expenses in 1996 and $1.4 million in 1995.

     Real estate taxes totaled $13.5 million in 1996, $12.0 million in 1995 and $11.8 million in 1994. Taxes increased in 1996 due to the addition of rental units, partially offset by a reduction in assessed values. In 1995, the Operating Partnership's real estate taxes increased from the 1994 level due to the addition of rental units.

     Property management fees increased to $4.5 million in 1996 from $3.9 million in 1995 and $3.8 million in 1994. Management fees increased in 1996 and 1995 due to the addition of rental units and an increase in revenue from communities stabilized more than two years.

     Net interest expense increased to $29.5 million in 1996 from $25.9 million in 1995 and $26.8 million in 1994. The increase in 1996 net interest expense was due to new properties being placed in service. The Operating Partnership capitalizes interest on projects actively under development using qualifying asset balances and applicable weighted average interest rates. Capitalized interest totaled $3.2 million in 1996 compared to $6.8 million in 1995 and $1.3 million in 1994. In 1995, net interest expense decreased $0.9 million from the prior year primarily due to a higher level of capitalized interest resulting from increased construction activity, offset by higher interest incurred as a result of the May 1995 refinancing of tax-exempt mortgage debt and increased borrowings under bank lines of credit. Total interest incurred was $32.7 million in 1996 and 1995, and $27.6 million in 1994.

     Interest income totaled $0.6 million in 1996, $0.4 million in 1995 and $1.3 million in 1994. The changes in interest income reflect changes in the Operating Partnership's average cash balances.

     Amortization of deferred financing costs decreased by 69.1% to $2.6 million in 1996 from $8.5 million in 1995 and $15.9 million in 1994. The $5.9 million decrease in 1996 and $7.4 million decrease in 1995 were largely due to the elimination of deferred financing costs through an extraordinary charge of $23.4 million related to the refinancing of tax-exempt mortgage debt in May 1995.

     Depreciation and amortization expense increased by 17.7% to $27.2 million in 1996, up from $23.1 million in 1995. These expenses had increased in 1995 by 9.9% from $21.1 million in 1994. The increases in both years reflect the completion and delivery of newly developed rental units.

     General and administrative expense increased to $6.3 million in 1996, up from $5.9 million in 1995. General and administrative expense had increased in 1995 from $5.4 million in 1994. These increases were largely the result of increased staffing levels.

LIQUIDITY AND CAPITAL RESOURCES

     The Operating Partnership believes that cash provided by operations will be adequate to meet both operating requirements and payment of distributions on its G.P. Units and L.P. Units in both the short and long term.

     Liquidity. The Operating Partnership expects to meet its long-term liquidity requirements, such as construction, scheduled debt maturities and potential future property acquisitions, through the issuance or refinancing of long-term debt, borrowings from financial institutions, or the issuance of additional equity securities of the Company and/or L.P. Units. On June 27, 1997, the Operating Partnership renewed its $250 million unsecured Credit Facility for a three-year term. The new Credit Facility currently bears interest at LIBOR plus 0.70% or prime. The Credit Facility provides for the borrowing interest rates to be adjusted up or down reflecting the credit ratings on the Operating Partnership's senior unsecured long-term indebtedness.

Availability under the Credit Facility was $115 million at September 30, 1997 ($213.3 million after giving effect to the repayment of outstanding borrowings with the net proceeds from the issuance of the 7% Notes).


     Additional Equity. On February 20, 1997 the Company sold, in a public offering, 1.15 million shares of Common Stock at $27.50 per share, the proceeds of which were contributed to the Operating Partnership for an additional general partnership interest. Concurrently, The Irvine Company, pursuant to its rights under the Partnership Agreement, purchased 1.39 million additional Common L.P. Units at $26.06 per unit (which is equal to the public offering price of the Common Stock less an amount equivalent to the underwriting discount) which are exchangeable for Common Stock on a one for one basis, subject to adjustment and certain limitations. The proceeds from the two transactions totaled approximately $66.0 million and were used by the Operating Partnership to repay all then outstanding indebtedness under its revolving line of credit, and for general partnership purposes, including development of new apartment communities.



     Shelf Registration Statements. On May 14, 1997 the Company filed a shelf registration statement with the Securities and Exchange Commission providing for the issuance from time to time of up to $350 million of common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock and debt securities. Concurrently, the Operating Partnership filed a shelf registration statement with the Commission providing for the issuance from time to time of up to $350 million of debt securities. Proceeds raised from any securities issued under the Company's shelf registration statement will be contributed to the Operating Partnership and such proceeds, together with any proceeds raised from any securities issued under the Operating Partnership's shelf registration statement will be used for general partnership purposes, including the development of new apartment communities, acquisitions and the repayment of existing debt. On October 1, 1997 the Operating Partnership issued $100 million aggregate principal amount of 7% Notes. Net proceeds of $98.3 million were used to repay indebtedness under the Credit Facility that had been incurred primarily to finance the Villas of Renaissance Acquisition. See Note 6 to the OP Unaudited Quarterly Financial Statements.


     Debt. The Operating Partnership's conventional and tax-exempt mortgage debt bears interest at fixed interest rates, or variable rates that have been effectively fixed through interest rate swap agreements. Interest rates on conventional mortgage debt were reduced to then-current market rates at the time of the Company's December 1993 Initial Public Offering through interest rate buy-down agreements that are scheduled to expire at various dates prior to loan maturity. A buy-down agreement relating to $35.8 million of conventional debt expired in September 1997, and as a result, the interest rate on that loan increased from 5.82% to 8.30%. The weighted average effective interest rate on the Operating Partnership's debt, including the non-cash charges of amortization of deferred financing costs, was 6.44% at September 30, 1997. The Operating Partnership uses interest rate swap agreements to effectively convert its floating rate tax-exempt mortgage bond financings to a fixed-rate basis, thus reducing the impact of fluctuations in interest rates on future income.

     The following table sets forth certain information with respect to the Operating Partnership's outstanding debt at September 30, 1997. For additional information relating to the Operating Partnership's debt, see Note 3 to the OP Audited Financial Statements.


                                                                                       WEIGHTED
                                                                          DEBT          AVERAGE
                 DEBT STRUCTURE AT SEPTEMBER 30, 1997                    BALANCE     INTEREST RATE
-----------------------------------------------------------------------  -------     -------------
                                                                           (DOLLARS IN MILLIONS)
Fixed rate debt
  Conventional mortgage financings.....................................  $ 132.9          6.45%
  Mortgage notes payable to The Irvine Company.........................     50.6          5.75%
  Tax-exempt mortgage bond financings..................................    326.6          5.94%
  Tax-exempt assessment district debt..................................      5.6          6.27%
                                                                          ------          ----
     Total fixed rate debt.............................................    515.7          6.06%
                                                                          ------          ----
Variable rate debt
  Revolver line of credit..............................................    135.0          6.42%
  Tax-exempt assessment district debt..................................     16.1          3.53%
                                                                          ------          ----
     Total variable rate debt..........................................    151.1          6.11%
                                                                          ------          ----
          Total debt...................................................  $ 666.8          6.07%
                                                                          ======          ====

                                                                                         WEIGHTED
                                                                        BALANCE AT        AVERAGE
                                                                       SEPTEMBER 30,     REMAINING
                      DEFERRED FINANCING COSTS                             1997            TERM
---------------------------------------------------------------------  -------------     ---------
                                                                          (DOLLARS IN MILLIONS)
Interest rate buy-downs on conventional mortgage financings..........      $ 8.6          9.0 yrs
Loan origination costs and other.....................................       10.1         24.9 yrs
                                                                           -----         --------
     Total...........................................................      $18.7         17.6 yrs
                                                                           =====         ========


     Operating Activities. Cash flow provided by operating activities was $69.4 million and $55.7 million in the first nine months of 1997 and 1996, respectively. Cash provided by operating activities increased in 1997 primarily due to higher revenues from newly developed and acquired apartment units, as well as an increase in revenues within the Operating Partnership's stabilized portfolio achieved through higher rental rates. Cash flow provided by operating activities was $73.0 million, $55.4 million and $49.8 million for the years ended 1996, 1995 and 1994, respectively. Cash provided by operating activities increased in 1996 and 1995 compared to prior years primarily due to higher revenues and lower per-unit operating costs in the Operating Partnership's stabilized portfolio.



     Investing Activities. Cash flow used in investing activities was $205.8 million and $44.2 million in the first nine months of 1997 and 1996, respectively. This increase resulted from increased development activity in the first nine months of 1997 (see "-- Capital Expenditures" below), and the acquisition of The Villas of Renaissance (see Note 6 to the OP Unaudited Quarterly Financial Statements). Cash flow used in investing activities was $66.6 million, $128.2 million and $50.9 million for the years ended 1996, 1995 and 1994, respectively. Changes in levels of cash flows used in investing activities for each year reflect the changing levels of real estate development by the Operating Partnership. See "-- Capital Expenditures."



     Financing Activities. Cash flow provided by (used in) financing activities was $135.5 million and ($8.4) million in the first nine months of 1997 and 1996, respectively. The Operating Partnership received an aggregate of approximately $66.0 million from the sale of Common L.P. Units and the contribution by the Company of the proceeds from the sale of its Common Stock in the first quarter of 1997. See "-- Additional Equity" above. These proceeds were used to pay down borrowings from the lines of credit. In June 1997, the Operating Partnership borrowed $118 million under the Credit Facility to fund the acquisition of The Villas of Renaissance. Additionally, the Operating Partnership paid $47.5 million in distributions on its G.P. Units and Common L.P. Units in the first nine months of 1997, compared to $41.3 million in the first nine months of 1996. Cash flow provided by (used in) financing activities was $(7.6) million, $73.7 million and $(23.3) mil-lion for the years ended 1996, 1995 and 1994, respectively. Among the factors affecting these cash flows in 1996, the Operating Partnership received an aggregate of approximately $60.0 million from the sale of Common L.P. Units and the contribution by the Company of the proceeds from the sale of its Common Stock, compared to $109.3 million in 1995. These proceeds were used to pay down borrowings from the line of credit. In 1995, the Operating Partnership received $8.3 million of additional proceeds from the refinancing of tax-exempt debt, while incurring loan origination costs of $9.2 million and net borrowings from the line of credit of $15.7 million. Distributions paid on its G.P. Units and Common L.P. Units in 1996 increased to $56.1 million from $44.8 million in 1995. In 1994, cash flows used in financing activities included $33.6 million in distributions paid on its G.P. Units and Common L.P. Units, partially offset by new borrowings in excess of principal reductions of approximately $11.1 million and net borrowings from the line of credit of $6.3 million.

CAPITAL EXPENDITURES

     Capital Expenditures on New Development. The Operating Partnership's major cash requirements in the next twelve months are expected to be for the construction of new apartment communities and possibly for acquisitions of apartment communities. Currently, the Operating Partnership has four apartment communities under development (The Colony, Santa Rosa II, Rancho Santa Fe and The Hamptons) that will require total expenditures of approximately $162 million, of which $102 million had been incurred at September 30, 1997. Funding for these developments came from, and funding for future development activities is expected to come from, the Credit Facility and the proceeds from this Offering. The Company or the Operating Partnership may issue other debt or equity securities as discussed above under "-- Liquidity and Capital Resources."

     Construction Information

                                                                                               ESTIMATED       TOTAL
                                                                                COMMENCEMENT    INITIAL      ESTIMATED
                                                              COMMENCEMENT OF    OF LEASING    STABILIZED      COSTS
APARTMENT COMMUNITY           VILLAGE, CITY           UNITS    CONSTRUCTION       ACTIVITY     OCCUPANCY   (IN MILLIONS)
--------------------  ------------------------------  -----   ---------------   ------------   ---------   -------------
The Colony            Newport Center, Newport Beach    245          7/96           4Q '97        1Q '99        $  44
Santa Rosa II         Westpark II, Irvine              207         12/96           4Q '97        3Q '98           27
Rancho Santa Fe       Tustin Ranch, Tustin             316          2/97           4Q '97        1Q '99           39
The Hamptons          Cupertino                        342          5/97           2Q '98        1Q '99           52
                                                      -----                                                     ----
  Total                                               1,110                                                    $ 162
                                                      =====                                                     ====

     The timing of future construction, leasing activities and initial stabilized occupancy and estimated costs of apartment communities that are in development are only estimates. Actual results will depend on numerous factors, many of which are beyond the control of the Operating Partnership. These include the extent and timing of economic growth in the Company's rental markets; future trends in the pricing of construction materials and labor; entitlement decisions by local government authorities; weather; changes in interest rate levels; and other changes in capital markets. No assurance can be given that the timing or estimates set forth in the foregoing table will not vary substantially from actual results.

     Capital Replacements on Stabilized Properties. Expenditures for capital replacements totaled $3.2 million and $2.9 million in the first nine months of 1997 and 1996, respectively. Average capital replacements per unit for communities owned and stabilized more than two years increased to $275 from $254 in the first nine months of 1997 and 1996, respectively, due to the nature and timing of scheduled capital programs. Expenditures for capital replacements in 1997 are expected to be similar to 1996 levels. Expenditures for capital replacements within communities stabilized more than two years totaled $4.7 million, $4.5 million and $5.6 million in 1996, 1995 and 1994, respectively. Average capital replacements per unit within communities stabilized more than two years were $415, $399 and $490 in 1996, 1995 and 1994, respectively. Overall, these expenditures declined over this period reflecting greater efficiency in property enhancement activities, including centralized purchasing of major replacement materials. The Operating Partnership has a policy of capitalizing expenditures related to asset acquisitions, costs which increase the value of an existing asset, or costs which substantially extend an existing asset's useful life. Capital replacements for communities stabilized more than two years were as follows:

                                                                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1997
                                                                    -------------------
                                                                    TOTAL      PER UNIT
                                                                    ------     --------
                                                                     (IN
                                                                    THOUSANDS)
        Carpet replacements.......................................  $1,188       $105
        Exterior painting, siding and stucco......................     669         59
        Upgrades, renovations and major building items............     466         41
        Appliances, water heaters and air conditioning............     170         15
        Roofing, concrete and pavement............................     270         24
        Equipment and other.......................................     357         31
                                                                    ------       ----
                  Total...........................................  $3,120       $275
                                                                    ======       ====

                                                                    YEAR ENDED DECEMBER
                                                                         31, 1996
                                                                    -------------------
                                                                    TOTAL      PER UNIT
                                                                    ------     --------
                                                                     (IN
                                                                    THOUSANDS)
        Carpet replacements.......................................  $1,462       $129
        Exterior painting, siding and stucco......................     786         69
        Upgrades, renovations and major building items............     970         86
        Appliances, water heaters and air conditioning............     401         35
        Roofing, concrete and pavement............................     542         48
        Equipment and other.......................................     545         48
                                                                    ------       ----
                  Total...........................................  $4,706       $415
                                                                    ======       ====


     The Operating Partnership also plans to incur approximately $5.2 million in capital expenditures over the next two years at one of its existing apartment communities, Promontory Point. Management believes that these capital expenditures will generate additional revenue by enhancing the community's appeal in the luxury segment of the marketplace. In addition, the Operating Partnership plans to incur approximately $5.0 million in capital expenditures of which $0.4 million had been incurred through September 30, 1997 at The Villas of Renaissance which was acquired on June 30, 1997 (see Note 6 to the OP Unaudited Quarterly Financial Statements). The Operating Partnership believes these capital expenditures will generate additional revenue by enhancing the apartment community's appeal within the luxury segment of the marketplace. Funding for these expenditures is expected to come from the Credit Facility and proceeds of this Offering.


IMPACT OF INFLATION

     The Operating Partnership's business is affected by general economic conditions, including the impact of inflation and interest rates. Substantially all of the Operating Partnership's leases allow, at time of renewal, for adjustments in the rent payable thereunder, and thus may enable the Operating Partnership to seek increases in rents. Substantially all leases are for a period of one year or less. The short-term nature of these leases generally serves to minimize the risk to the Operating Partnership of the adverse effects of inflation. For construction, the Operating Partnership has entered into various contracts for the development and construction of new apartment communities. These are fixed-fee contracts and thus partially insulate the Operating Partnership from inflationary risk.

              BUSINESS AND PROPERTIES OF THE OPERATING PARTNERSHIP

GENERAL


     The Operating Partnership is engaged in the development and operation of multifamily rental apartment communities in California. The Operating Partnership's management and operating decisions are under the unilateral control of the Company, a self-administered equity real estate investment trust. The Operating Partnership and the Company were formed in December 1993 to continue and expand the apartment community business of The Irvine Company, a real estate and community development company. At September 30, 1997, the Company had a 45.2% (44.4% at December 16, 1997) general partnership interest in the Operating Partnership and was its sole managing general partner. At such date, the limited partners of the Operating Partnership had a 54.8% (55.6% as of December 16, 1997) interest in the Operating Partnership, represented by the Common L.P. Units, with The Irvine Company and certain of its affiliates owning a 54.6% (55.4% as of December 16, 1997) limited partnership interest in the Operating Partnership.


     As of September 30, 1997, the Operating Partnership owned and operated 14,991 units in 51 Existing Communities and had four additional Communities Under Construction aggregating 1,110 units. Upon completion of the Communities Under Construction, the Operating Partnership will own a total of 16,101 units in 55 apartment communities, representing an increase in units of approximately 42% since the Initial Public Offering in December 1993. Through July 2020, the Company and the Operating Partnership hold the exclusive right, but not the obligation, to acquire land from The Irvine Company, the owner and developer of the Irvine Ranch since 1864, for development of additional apartment communities on the Irvine Ranch. Fifty-three of the Properties aggregating 14,836 units (the "Irvine Ranch Properties") are or will be located on the Irvine Ranch, of which 50 constitute Existing Communities (14,068 units) and three constitute Communities Under Construction (768 units).


     In 1997, the Operating Partnership commenced an "off-Ranch" expansion program through the acquisition of rights to purchase three apartment community development sites located in Northern California's Silicon Valley. The Operating Partnership has exercised its right with respect to one of these sites and has begun construction on a 342-unit apartment community on the site. On October 23, 1997, the Board of Directors of the Company authorized the Operating Partnership, subject to the receipt of necessary entitlements, to exercise another of the options. Construction of an apartment community of approximately 155 units on this site is expected to commence in the first half of 1998. Preliminary design and jurisdictional approvals are also in process with respect to the remaining development site. In addition, on June 30, 1997, the Operating Partnership purchased for $127 million the 923-unit Villas of Renaissance located in Northern San Diego County. See "Recent Developments -- 'Off-Ranch' Expansion." Two additional sites located in Northern San Diego County were purchased in early December 1997. The Operating Partnership believes that the economic expansion being experienced by the State of California provides the Operating Partnership with significant growth potential beyond the Irvine Ranch.


     The Irvine Ranch is located in central Orange County, California between San Diego and Los Angeles. The western boundary of the Irvine Ranch borders approximately six miles of the Pacific Ocean. Today, the portion of the Irvine Ranch which is still owned by The Irvine Company covers approximately 50,000 acres and includes the largest remaining privately-owned undeveloped acreage in Orange County. The developed portion of the Irvine Ranch, which includes the City of Irvine and significant parts of the cities of Newport Beach and Tustin, is one of the largest urban master-planned communities in the United States. The Irvine Ranch has been developed over the past 30 years in accordance the Master Plan which, over time, has been refined to accord with locally approved general plans. The Irvine Ranch is one of the major commercial, industrial, retail and residential centers in Southern California.

     The Operating Partnership believes that a variety of factors have contributed to the strong apartment market in Orange County, the successful operating performance of the Existing Communities located on the Irvine Ranch and the existence of significant opportunities for the development of additional apartment communities on the Irvine Ranch. Most important among these factors are:

     - The dominant market position of the Operating Partnership, which owns over 85% of all apartment communities having 100 or more units on the Irvine Ranch;

     - The Operating Partnership's 23-year exclusive right to acquire land from The Irvine Company for development of additional rental apartment communities on the Irvine Ranch;

     - The limited supply of developable land, other than on the Irvine Ranch, adjacent to major employment centers in Orange County;

     - The Irvine Company's Master Plan strategy which emphasizes market segmentation in order to ensure adequate and appropriate allocation of land uses which support sustained growth for the long-term;

     - The high quality of design, construction and maintenance of the Irvine Ranch Properties and their location in or near the City of Irvine, which was ranked by the Federal Bureau of Investigation as among the safest cities in the United States with a population of 100,000 or more;

     - The close proximity of the Irvine Ranch Properties and of future development sites to major employment centers, the Pacific Ocean, high quality schools, and extensive resort, recreational and open space amenities;

     - An affluent, growing population and diversified employment base in Orange County and on the Irvine Ranch;

     - The Operating Partnership's ability to defer the purchase of land on the Irvine Ranch under its land rights agreement until site and zoning entitlements have been obtained, the land is ready for construction and the Operating Partnership determines favorable market conditions exist;

     - The operating efficiencies available to the Operating Partnership because the Irvine Ranch Properties are located in a single geographic area;

     - An average of 20 years of experience of the Company's 11 most senior members of management in the design, development, construction, property management and financing of apartment communities; and

     - The effectiveness of management's policies regarding property management and expense control.

     The Operating Partnership's intent is to develop or acquire new apartment communities in California. The Operating Partnership has recently commenced operations in the Silicon Valley and Northern San Diego County, which possess strong rental demographics and economic growth prospects similar to those on the Irvine Ranch.

BUSINESS STRATEGY

     The Operating Partnership's primary business objective is to deliver strong, consistent total annual returns to its partners while enhancing the long-term growth in value of its real estate portfolio. The Operating Partnership believes it is well positioned to meet this objective given the size and strength of the economic regions in which it operates, the quality of its existing apartment community portfolio and the significant opportunities for new development within its primary market, and in similar high growth regions of California, such as the Silicon Valley and the Northern San Diego marketplace. Through adherence to specific operating and development strategies, the most important of which are discussed below, the Operating Partnership seeks to achieve growth in its funds available for distribution through maximization of cash flow from its Existing Communities and the development of new apartment communities.

  OPERATING STRATEGIES

     - Provide an exceptional living environment for residents. The Existing Communities on the Irvine Ranch have been developed and are maintained to appeal to the highly educated, relatively affluent base of renters attracted to the Irvine Ranch. As a result of the region's closely managed master-planning process, the Irvine Ranch Properties are situated amid parks and other open space, and in close proximity to employment centers, schools, retail centers, and recreational facilities. They provide generous amenities, are well maintained and offer a high standard of customer service. The Operating Partnership's success in providing an exceptional quality of life for its residents is evidenced in part by the strong average rental rates the Existing Communities on the Irvine Ranch command relative to average rental rates for Orange County as a whole. In 1996, the stabilized Existing Communities on the Irvine Ranch produced an average monthly rent of $1,025 per unit, which was approximately $200 more than the average monthly rent in Orange County.

     - Enhance efficiency of operations. Management of the Company selectively subcontracts on-site staffing, personnel management and accounting functions to three independent property management firms which enables it to focus on marketing, product pricing and positioning, and approval of operating budgets. Management additionally directs and tests the standards of property-level activities conducted by the firms, including training of on-site staff.

     - Capitalize on strong brand identity with enhanced marketing and merchandising programs. The Operating Partnership has enhanced certain of its marketing programs to broaden its already strong brand name recognition in order to attract new residents into its portfolio and broaden the existing resident base. The Operating Partnership's marketing programs include: a website and a single source 800 telephone number to provide information on the Properties; rental information centers within major shopping centers and the University of California at Irvine; and a targeted advertising campaign promoting the Operating Partnership's portfolio and its strong quality of life characteristics.

  DEVELOPMENT STRATEGIES

     - Develop new communities to complement and expand the Operating Partnership's existing rental market base. A diverse regional economy, continuing population growth, and an attractive quality of life all contribute to a broad and varied demand for rental housing on the Irvine Ranch. As a result, opportunities exist for a variety of apartment property types and amenity levels, including projects designed for the family, luxury and senior markets, and the area's large population of young professionals. The Operating Partnership's development program on the Irvine Ranch seeks to capitalize on these opportunities through market segmentation. Supported by consumer research and focus group studies, market segmentation decisions are made at the earliest planning stages, when new residential villages for the Irvine Ranch are conceived and the villages' largest and most important amenities are selected. Location of schools, recreational facilities, retail centers, open space and views are all important considerations. Individual development decisions -- including site location, product design, amenities and marketing programs -- are also geared to appeal to the needs and desires of the target rental market.

     - Utilize experienced management to create high-quality, well-built properties designed to sustain value. The Operating Partnership brings considerable management expertise to all aspects of the development, construction and leasing process. Senior management of the Company is actively involved in new project development from the inception of a new Irvine Ranch village and is responsible for target market identification; design of site plans, building plans, and floor plans; project and unit amenity selection; and site-specific governmental approvals. In addition, the Operating Partnership directs the bidding and contracting of all major construction activities, in essence acting as general contractor. The Operating Partnership engages experienced independent construction managers to act as intermediaries with subcontractors and to manage on-site activities under the close supervision of the Operating Partnership's internal construction group. The Operating Partnership builds properties using only high-quality construction materials and techniques, and believes that this higher initial investment in quality enhances long-term value creation by sustaining high community rental income levels and reducing long-term expense levels.

  "OFF-RANCH" EXPANSION


     While the Operating Partnership's principal focus has been on the development of apartment communities on the Irvine Ranch, the Operating Partnership has commenced an "off-Ranch" expansion program and will continue to consider other opportunities to develop or acquire apartment communities in California, that offer attractive risk-adjusted returns. The Operating Partnership's intent is to create new market positions in the Silicon Valley and Northern San Diego County and other locations in California which possess strong rental demographics and economic growth prospects similar to those on the Irvine Ranch. In addition, the three senior real estate executives at Thompson Residential Company, Inc. ("TRC"), a privately held, Northern California-based multifamily development company, have joined the Company with primary responsibility for the Operating Partnership's "off-Ranch" California operations. See Note 5 to the OP Unaudited Quarterly Financial Statements.


IRVINE RANCH MASTER PLAN

     The urbanization of the Irvine Ranch began in the 1960s with the adoption of the pioneering comprehensive Master Plan for future community development which originally constituted a large map of the Irvine Ranch and a series of supporting maps detailing land uses. Subsequently, The Irvine Company worked closely with the various local jurisdictions who govern the Irvine Ranch to adopt general plans for the future development of their jurisdictions. The Irvine Company's overall Master Plan was refined to accord with the approved general plans and the residential, commercial, industrial, environmental and aesthetic balance desired by each jurisdiction. As a result, today the Irvine Ranch Master Plan is a compilation of the various interlocking general plans described above. The Irvine Company continuously engages in planning activities and the Master Plan refinement process is ongoing. The Irvine Company works closely with local government representatives, community residents and other civic and environmental groups to obtain the necessary local support and entitlements for its developments. The goal of the Master Plan was and remains to create innovative urban and suburban environments through the well-planned, coordinated development of residential communities and employment centers (which include major business and retail centers, and research and development and industrial parks) as well as civic, cultural, recreational, educational and other supportive facilities, all with an emphasis on improving the quality of life and achieving long-term balanced regional economic growth.

     The success of the Irvine Ranch as a master-planned development is in the large part attributable to the early creation of a broad employment base. The Irvine Company has emphasized the promotion of job creation on the Irvine Ranch and has been involved in creating four major employment centers on the Irvine Ranch, each easily accessible by apartment residents and the surrounding area. The Irvine Company has been the sole developer of the Irvine Spectrum, a 3,600-acre research, technology and employment center which houses more than 2,200 companies and approximately 44,000 employees and includes more than 2.0 million square feet of office and other commercial space and over 15.5 million square feet of industrial space. The Irvine Business Complex, which surrounds the John Wayne airport, houses over 100,000 employees and includes more than 24 million square feet of office and other commercial space and over 14 million square feet of industrial space. Newport Center contains over 4.4 million square feet of office space, a 1.3 million square-foot regional mall (Fashion Island), a tennis club and two country clubs. In addition, The Irvine Company donated land to the University of California at Irvine, a 1,489-acre campus which currently has more than 16,000 students and 5,500 employees. The proximity of the Irvine Ranch Properties to these employment centers makes them attractive residential locations.

  MARKET SEGMENTATION AND THE VILLAGE CONCEPT

     The Irvine Company's land use planning emphasizes market segmentation in order to ensure adequate and appropriate allocation of land uses which support sustained growth for the long term. Through careful planning, design and marketing, The Irvine Company also promotes compatibility and synergy among properties of the same type in order to maximize the likelihood of success of new projects, to preserve and build value for existing projects and to build sustainable long-term market value for homeowners, local merchants and employers. In accordance with the Master Plan, The Irvine Company has created twelve villages which are used as micro-planning areas in an effort to facilitate the desired segmentation of products.

     Each village across the Irvine Ranch has a thematic identity which characterizes the primary features and attributes of the village and helps to identify the target market for the Operating Partnership's product. For example, Tustin Ranch, in the City of Tustin, is a family-oriented village featuring an 18-hole championship golf course, athletic fields, jogging, hiking and equestrian trails. Along the ocean is the village of Newport Coast, an upscale community featuring ocean views and million-dollar custom built homes. The village of Westpark, in Irvine, caters to young professionals with growing families and offers the highly renowned public school system and recreational facilities of the City of Irvine.

     Within each village, the Operating Partnership's target market is further defined. The primary factor which determines the appropriate target for the Operating Partnership's product is location. For example, the conventional product which is targeted towards young professionals is typically located near major business centers and in close proximity to entertainment, retail establishments and major transportation corridors. The student product, on the other hand, is located within walking distance of a college or university, student-oriented retail centers, and public transportation.

     Finally, the Operating Partnership specifically designs its products to appeal to a target market. The Operating Partnership's luxury product is typically in a unique location with ocean or golf course views. The family products offer spacious play areas and tot lots, a children's multi-purpose room with an activities coordinator, individual garages and in-unit washers and dryers.

EXCLUSIVE LAND RIGHTS AGREEMENT


     The Company, the Operating Partnership and The Irvine Company are parties to the Land Rights Agreement pursuant to which, through July 31, 2020, the Company and the Operating Partnership have the exclusive right, but not the obligation, to acquire all land sites entitled for residential use and designated by The Irvine Company as ready for apartment community development in accordance with The Irvine Company's Master Plan. The determination to exercise an option with respect to a site is made solely by the Independent Directors Committee of the Company's Board of Directors. Under this Agreement, the Operating Partnership has purchased ten apartment community land sites since the Company's Initial Public Offering, seven of which are now Existing Communities and three of which are now the Communities Under Construction. Under the terms of the Land Rights Agreement, through July 31, 2000, the purchase price for any apartment community sites acquired may be paid with either cash, Common Stock of the Company or Common L.P. Units, at the option of the Company. After July 31, 2000, the choice of consideration will revert to The Irvine Company. In no event shall the purchase price for any apartment community land site exceed 95% of the value of such site as determined by independent appraisals. In addition, the purchase price for apartment sites which encompassed the first 1,800 apartment units the Operating Partnership developed commencing in mid-1995 were set at an amount such that each project's budgeted pro forma unleveraged return on costs for the first 12 months following stabilized occupancy was between 10.0% and 10.5%. Seven land sites for the development of apartment communities which will contain 1,884 units have been purchased under this arrangement. See "Certain Relationships and Related Transactions -- Transactions with The Irvine Company." Accordingly, as of the date of this Prospectus the purchase price for all future land sites will be no greater than 95% of the appraised value. Independent appraisals will be obtained by each of the Operating Partnership and The Irvine Company for all future sites, prior to the Independent Directors Committee determining whether the Operating Partnership will exercise its right to purchase a land site. If the Operating Partnership elects not to exercise its option for any site, the Operating Partnership will thereafter have a right of first refusal on the sale of such site to a third party if the terms of such sale are more favorable than those offered to the Operating Partnership. The determination to exercise an option or the right of first refusal under the Land Rights Agreement with respect to any site will be made solely by a majority of the Independent Directors Committee.


     Pursuant to the Land Rights Agreement, The Irvine Company and Mr. Bren have agreed to conduct their apartment community development and ownership activities on the Irvine Ranch solely through the Company and the Operating Partnership. These restrictions terminate upon the occurrence of certain conditions. See "Risk Factors -- Early Termination of the Exclusive Land Rights and Non-Competition Arrangements with The Irvine Company and Mr. Bren Would Adversely Affect the Operating Partnership."


THE PROPERTIES

     As of September 30, 1997, the Operating Partnership owned and operated 14,991 apartment units in the Existing Communities and had four Communities Under Construction. The Operating Partnership believes that the Properties are high quality apartment communities with superior locations near major employment centers and, in the case of Irvine Ranch Properties, within master-planned villages. The Properties are located within the following individual jurisdictions:

                                                     NUMBER OF       NUMBER OF     PERCENT OF
                       LOCATION                    PROPERTIES(1)     UNITS(1)      TOTAL UNITS
        ---------------------------------------    -------------     ---------     -----------
        ORANGE COUNTY
          Irvine...............................          37             9,849          61.2%
          Newport Beach........................           8             2,305          14.3
          Tustin...............................           7             2,170          13.5
          Newport Coast........................           1               512           3.2
        SILICON VALLEY
          Cupertino............................           1               342           2.1
        NORTHERN SAN DIEGO COUNTY
          La Jolla.............................           1               923           5.7
                                                         --
                                                                       ------         -----
        TOTAL..................................          55            16,101         100.0%
                                                         ==            ======         =====

---------------

(1) Four of these Properties (aggregating 1,110 units) are Communities Under Construction.

  EXISTING COMMUNITIES

     The Existing Communities consist of 51 apartment communities of two, three or four stories, containing 14,991 units. The Company believes that the Existing Communities are well maintained and have no material deferred maintenance requirements. The average age of the Existing Communities is approximately 11 years. The oldest of the Existing Communities was completed in 1969, and 32 of the 51 Existing Communities, totaling 10,323 units or approximately 68.9% of the units in the Existing Communities, have been completed since January 1, 1985. The number of units per apartment community ranges from 58 units to 923 units, with an average of approximately 294 units. Approximately 88% of the units are one- or two-bedroom apartments. The apartment units average 946 square feet.

     Excluding The Villas of Renaissance, 43 of the Existing Communities, representing 11,334 units, achieved stabilized occupancy prior to January 1, 1996, and for the nine months ended September 30, 1997, these Existing Communities had an average physical occupancy rate of 94.5% and an average monthly rent per unit of $1,068. Five Existing Communities, containing 2,207 units, were in lease-up throughout 1995 and achieved stabilized occupancy during 1996. For the nine months ended September 30, 1997 these five Existing Communities had an average physical occupancy of 94.5%. The Operating Partnership also acquired The Villas of Renaissance (containing 923 units) on June 30, 1997. See "Recent Developments -- 'Off-Ranch' Expansion." The two remaining Existing Communities containing 527 units achieved stabilized (95%) occupancy in July 1997.

     All of the Existing Communities offer apartment residents numerous amenities and include extensive landscaping. Approximately 80% of the 51 Existing Communities contain a swimming pool, spa, air conditioning and covered parking. Additional amenities may include a fitness center, recreational room, sauna and tennis courts. Each apartment unit includes a patio, entry porch or balcony. Many apartment units offer one or more of certain additional features, such as vaulted ceilings, fireplaces, enclosed garages, refrigerators, washers and dryers and microwave ovens.

     The Operating Partnership seeks to assure that the Properties remain attractive dwellings for apartment residents and desired locations for prospective apartment residents. Local property manager maintenance, custodial and grounds keeping personnel perform regular maintenance and upkeep on the Properties to preserve the enhanced physical and aesthetic attributes. The physical appearance of, and apartment residents' satisfaction with, the Properties and with the performance of the local property managers is monitored and evaluated on an ongoing basis by senior management. The following table sets forth certain information as of December 31, 1996 regarding the 48 Existing Communities which had achieved stabilized occupancy:

                      STABILIZED COMMUNITY INFORMATION(1)

                                                                                   1996
                                                                     AVERAGE      AVERAGE       1996
                                                                    UNIT SIZE     MONTHLY      AVERAGE
                                            YEAR        NUMBER       (SQUARE    RENTAL RATE   PHYSICAL
               COMMUNITY                 COMPLETED     OF UNITS       FEET)      PER UNIT     OCCUPANCY
---------------------------------------  ----------   -----------   ---------   -----------   ---------
PROPERTIES STABILIZED OVER TWO YEARS:
Irvine, CA:
  Amherst Court........................        1991           162       724       $   976        94.0%
  Berkeley Court.......................        1986           152       828         1,032        92.5
  Cedar Creek..........................        1985           176       811           897        94.9
  Columbia Court.......................        1984            58       852           975        95.2
  Cornell Court........................        1984           109       894         1,043        95.2
  Cross Creek..........................        1985           136       935           959        95.9
  Dartmouth Court......................        1986           294       896         1,032        92.6
  Deerfield............................   1975/1983        192/96       849           879        94.8
  Harvard Court........................        1986           112       826           978        94.5
  Northwood Park.......................        1985           168       944           907        95.0
  Northwood Place......................        1986           604       954           907        95.0
  Orchard Park.........................        1982            60       971         1,009        99.9
  Park West............................  1970/71/72   256/276/348     1,004           934        94.1
  Parkwood.............................        1974           296       886           921        94.1
  Rancho San Joaquin...................        1976           368       896           975        96.2
  San Carlo............................        1989           354     1,074         1,158        96.4
  San Leon.............................        1987           248       951         1,006        94.3
  San Marco............................        1988           426       923           950        95.4
  San Marino...........................        1986           200       926           981        94.6
  San Mateo............................        1990           283       720           919        95.6
  San Paulo............................        1993           382     1,001           934        95.0
  San Remo.............................   1986/1988       136/112       963           968        94.3
  Stanford Court.......................        1985           320       799           951        95.0
  The Parklands........................        1983           121       794         1,135        99.8
  Turtle Rock Canyon...................        1991           217     1,024         1,218        96.7
  Turtle Rock Vista....................   1976/1977       112/140     1,155         1,161        96.3
  Windwood Glen........................        1985           196       878           916        96.5
  Windwood Knoll.......................        1983           248       906           899        95.2
  Woodbridge Oaks......................        1983           120       976         1,072        99.9
  Woodbridge Pines.....................        1976           220       872           935        94.6
  Woodbridge Villas....................        1982           258       867           919        94.9
  Woodbridge Willows...................        1984           200       894           937        95.9
                                                      -----------     -----         -----        ----
     Subtotal..........................                     8,156       923       $   972        95.1%
                                                      -----------     -----         -----        ----

                                                                                   1996
                                                                     AVERAGE      AVERAGE       1996
                                                                    UNIT SIZE     MONTHLY      AVERAGE
                                            YEAR        NUMBER       (SQUARE    RENTAL RATE   PHYSICAL
               COMMUNITY                 COMPLETED     OF UNITS       FEET)      PER UNIT     OCCUPANCY
---------------------------------------               -----------     -----        -----        ----
Newport Beach, CA:
  Bayport..............................        1971           104       867       $   991        97.0%
  Bayview..............................        1971            64     1,154         1,208        96.4
  Baywood..............................   1973/1984        320/68     1,074         1,106        96.1
  Mariner Square.......................        1969           114     1,104         1,109        95.0
  Newport North........................        1986           570       947         1,058        94.7
  Promontory Point.....................        1974           520     1,056         1,566        92.7
                                                      -----------     -----         -----        ----
     Subtotal..........................                     1,760     1,020       $ 1,224        94.6%
                                                      -----------     -----         -----        ----
Tustin, CA:
  Rancho Alisal........................   1988/1991        344/12       967       $   956        93.9%
  Rancho Maderas.......................        1989           266       939         1,003        94.5
  Rancho Mariposa......................        1992           238       856           973        94.4
  Rancho Tierra........................        1989           252     1,031         1,052        95.3
  Sierra Vista.........................        1992           306       852         1,028        94.5
                                                      -----------     -----         -----        ----
     Subtotal..........................                     1,418       930       $ 1,000        94.5%
                                                      -----------     -----         -----        ----
TOTAL PORTFOLIO STABILIZED OVER TWO
  YEARS................................                    11,334       939       $ 1,015        95.0%
                                                      -----------     -----         -----        ----
PROPERTIES STABILIZED LESS THAN TWO
  YEARS:
  Villa Coronado.......................        1996           513       929       $ 1,170        92.6%
  Santa Rosa...........................        1996           368       895         1,110        94.8
  Santa Clara..........................        1996           378       967         1,181        95.5
  Rancho Monterey......................        1996           436       932         1,176        95.1
  Newport Ridge........................        1996           512       951         1,376        94.5
                                                      -----------     -----         -----        ----
TOTAL PORTFOLIO STABILIZED LESS THAN
  TWO YEARS............................                     2,207       936       $ 1,169        94.4%
                                                      -----------     -----         -----        ----
TOTAL STABILIZED PORTFOLIO.............                    13,541       938       $ 1,025        94.9%
                                                      ===========     =====         =====        ====


---------------

(1) Excludes The Villas of Renaissance, an apartment community acquired by the Operating Partnership on June 30, 1997. See "Recent
    Developments -- 'Off-Ranch' Expansion."

  COMMUNITIES IN LEASE-UP AND COMMUNITIES UNDER CONSTRUCTION

     The Operating Partnership had no communities in lease-up at September 30, 1997. Two Existing Communities (Baypointe and Santa Maria) began deliveries of units in the fourth quarter of 1996, with the final units being delivered in June 1997. Each such Property had achieved stabilized occupancy by July 20, 1997. The Operating Partnership had four Communities Under Construction (The Colony, Santa Rosa II and Rancho Santa Fe on the Irvine Ranch; and The Hamptons at Cupertino in Cupertino, California) at September 30, 1997, which will comprise a total of 1,110 units upon completion. No units in the Communities under Construction were ready for occupancy at September 30, 1997. The Communities Under Construction will include amenities substantially similar to those in the Existing Communities.

MANAGEMENT AND CONTROL OF THE OPERATING PARTNERSHIP

     As sole general partner of the Operating Partnership, the Company has the exclusive power to manage and conduct the business of the Operating Partnership. The Company, in turn, is governed by a Board of Directors, which has a majority of directors unaffiliated with The Irvine Company. Furthermore, the Board of Directors of the Company has established the Independent Directors Committee, whose approval is required with respect to all transactions involving the Operating Partnership and The Irvine Company, affiliates of The

Irvine Company or Mr. Bren, such as the acquisition of additional apartment communities or sites therefor from The Irvine Company.


     In certain circumstances, consent of The Irvine Company is required by the Partnership Agreement. Such consent is required, among other things, (i) to sell all or substantially all of the assets of the Operating Partnership, (ii) for the Company to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership) or for the Company to conduct business other than through the Operating Partnership, (iii) for the Operating Partnership to engage in any business other than the development and ownership of apartment communities or (iv) in connection with the liquidation, dissolution, winding-up or termination of the Operating Partnership. The Partnership Agreement requires, absent receipt of consent, that title to assets be in the Operating Partnership in order to maintain a one-for-one exchange ratio between Common L.P. Units and shares of Common Stock of the Company. See "Operating Partnership
Agreement -- Management."



     At the option of The Irvine Company, The Irvine Company's limited partnership interest in the Operating Partnership is exchangeable for Common Stock of the Company pursuant to the Exchange Rights (subject to the ownership limit applicable to The Irvine Company and certain related persons) contained in the Company's Articles of Incorporation or pursuant to the Cash Tender Rights may be tendered to the Company for cash payable solely out of the net proceeds of an offering of Common Stock of the Company.


COMPETITION

     The Properties are located in developed areas. There are numerous other rental apartment properties within and around the market area of each Property. The number of competitive rental properties in the area could have a material effect on the Operating Partnership's ability to rent the apartments at the Properties and the rents charged.

EMPLOYEES

     As of September 30, 1997, the Company had 66 employees. None of such employees is subject to a collective bargaining agreement and the Operating Partnership has experienced no labor-related work stoppages. The Operating Partnership considers its relations with its personnel to be good.

CYCLICALITY

     The Operating Partnership's business, and the residential housing industry in general, are cyclical. The Operating Partnership's operations and markets are affected by local and regional factors such as local economies, demographic demand for housing, population growth, property taxes, energy costs, and by national factors such as short and long-term interest rates, federal mortgage financing programs, federal income tax provisions and general economic trends. Occupancy varies only slightly on a seasonal basis, with the lowest occupancy typically occurring in the summer months.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws, ordinances and regulations, an owner of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial. In addition, the owner's liability as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to remediate such substances properly, may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Under such laws, ordinances and regulations, an owner or any entity who arranges for the disposal of hazardous or toxic substances, such as asbestos, at a disposal facility may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the facility, whether or not the facility is owned or operated by such owner or entity. In connection with the ownership of the

Properties or the disposal of hazardous or toxic substances, the Operating Partnership may be liable for such costs.

     The groundwater underlying portions of the City of Irvine generally contains elevated levels of certain inorganic compounds. In addition, two United States Marine Corps air bases where soil and groundwater contamination have been discovered are located adjacent to the Irvine Ranch. Although the Operating Partnership believes that contamination at one of these bases is localized, there can be no assurances that it has not migrated onto any of the Properties. The other base is listed on the National Priorities List and activities from this base have resulted in groundwater contamination in the vicinity of this base. The Operating Partnership has knowledge that contamination from this base has migrated into the groundwater underlying some of the Properties. The Operating Partnership believes that most of the groundwater is located at a substantial depth under the land surface. Since the Operating Partnership believes that the Orange County Water District together with the Department of Defense are currently conducting and will continue to conduct remediation activities at this base and in the area, the Operating Partnership believes that it will not incur any remediation costs in connection with the groundwater contamination.

     Other federal, state and local laws may impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal of damaged ACMs in the event of remodeling or renovation. There are ACMs at 11 of the Properties, primarily in floor coverings and acoustical ceiling materials. The Operating Partnership believes that the ACMs at these properties are generally in good condition. Comprehensive operations and maintenance plans have been implemented for properties where ACMs are present. In addition, property custodial and maintenance workers are trained to deal effectively with the maintenance of existing ACMs. The Operating Partnership believes it is in compliance in all material respects with all federal, state, and local laws relating to ACMs and that there are no regulatory requirements that currently require the removal of these ACMs; however, if the Operating Partnership were required to remove all ACMs present in its properties over a short time frame, the cost of such removal would have a material adverse effect on its financial condition and results of operations. The Operating Partnership also believes that ACMs are not present in the remaining Properties. The Irvine Ranch Water District, a municipal corporation, owns and maintains underground cement water pipes which contain asbestos and which are serving a number of the Properties. Since these pipes are owned and maintained by the Irvine Ranch Water District, the Operating Partnership believes that any potential environmental liabilities associated with these pipes will be incurred by the Irvine Ranch Water District.

     The Operating Partnership has not been notified by any governmental authority of any material noncompliance, liability, or other claim in connection with any of the Properties. In addition, environmental assessments (which involve physical inspections without soil or groundwater analyses and generally without radon testing) were obtained on all 48 Existing Communities in 1993 or later except for two which were obtained more than five years ago. Environmental assessments were performed on all sites under construction prior to their purchase. The Operating Partnership is not aware of any environmental liability relating to the Properties that it believes would have a material adverse effect on its business, assets or results of operations. Nevertheless, it is possible that the environmental assessments did not reveal all environmental liabilities with respect to the Properties, that environmental liabilities have developed with respect to the Properties since the environmental assessments were prepared or that there are material environmental liabilities of which the Operating Partnership is unaware with respect to the Properties. Moreover, no assurance can be given that future laws, ordinances or regulations will not impose material environmental liabilities or that the current environmental condition of the Properties will not be affected by residents and occupants of the Properties or by the uses or condition of properties in the vicinity of the Properties, such as leaking underground storage tanks, or by third parties unrelated to the Operating Partnership.

REGULATION

     Apartment community properties are subject to various laws, ordinances, and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Operating Partnership believes that each Property has all material permits and approvals to operate its business. Rent control laws currently are not applicable to any of the Properties. However, there can be no assurance that rent control requirements will not be initiated in the future.

     The Properties and any newly acquired or developed apartment communities must comply with Title II of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the Properties where such removal is "readily achievable." The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Operating Partnership believes that the Properties comply in all material respects with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants.

     The Fair Housing Act ("FHA") requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Operating Partnership believes that the Properties that are subject to the FHA are in compliance with such law.

     Approximately 2,900 units in portions of 31 of the Operating Partnership's Existing Communities are currently subject to resident income limitations which generally restrict rental of the affected units to low or moderate income residents and which, in most instances, also limit the amount of rent that may be charged for a particular unit. A brief summary of the basis and effect of these resident income and other limitations follows:

     The development of 23 of the 31 Existing Communities was financed with the proceeds of tax-exempt multifamily housing revenue bonds issued by various local municipalities. These bonds were refunded in May 1995 and consolidated under one issuer, California Statewide Communities Development Authority. Regulatory agreements applicable to such financings (a) require that a specified percentage of the units be set aside for residents whose incomes do not exceed a specified percentage of the area median income and (b) in most instances, limit the rent which can be charged to a percentage of the maximum qualifying resident income level for the affected unit. Most of these restrictions will terminate upon the maturity date of the bond issue.

     In addition to the rental restrictions imposed by the bond regulatory agreements, many of the 23 properties and three additional properties are also subject to resident income and rent limitations by virtue of development and other agreements entered into with local municipalities and private and quasi-public interest groups. These restrictions are similar in scope and substance to the other restrictions discussed above.

     Five of the 31 Existing Communities were developed with the assistance of U.S. Department of Housing and Urban Development ("HUD") administered programs which provided mortgage insurance to the project lender. Certain regulatory and other agreements with HUD applicable to such financings (a) impose resident income restrictions similar to those imposed by the bond financing agreements, and (b) generally require the Operating Partnership to operate the Properties in accordance with HUD's standards. With respect to one of the properties (i.e., The Parklands), a regulatory agreement additionally (a) limits the distribution of income from the property to 10% of the HUD imputed equity in the property and
(b) requires that any income in excess of such 10% limit be deposited into a residual receipts account. Amounts paid into such residual receipts account have historically been used for capital improvements to the property, subject to HUD's consent. At the expiration of the applicable regulatory or other agreement, any amount remaining in such residual receipts account belongs to HUD.

     Under Section 8 of the United States Housing Act of 1937, HUD currently provides rental assistance payments to each of these five HUD properties pursuant to certain Housing Assistance Payments ("HAP") contracts. Under the HAP contracts, so long as the units are rented to residents whose income levels do not exceed specified HUD guidelines, each qualifying resident is required to pay only 30% of their adjusted monthly income as rent and HUD pays the difference between the 30% payment and the unit's market rents as established by HUD. The above-mentioned restrictions and limitations will continue for the remainder of each HAP contract term, each HAP contract has an initial term of 20 years with four 5-year renewal options exercisable at the owners option. At September 30, 1997 the average remaining term of the HAP contracts was approximately 6 years.

     Each of the resident and income restricted units within the Operating Partnership's portfolio has been subject to one or more of the foregoing restrictions either since their initial occupancy or as a result of subsequent agreements with the applicable governmental authority or other private or quasi-public interest groups. Accordingly, the effect of these restrictions on rental income from the Properties has been reflected in the historical financial results of the Operating Partnership and its Predecessor.

     The Operating Partnership believes that it is in material compliance with all of the foregoing requirements. The failure of the Operating Partnership to comply with the terms of any of the foregoing could adversely affect the Operating Partnership's operations.

     The Operating Partnership may purchase land in the future which as a condition of purchase has the inclusion of units at below market rental rates. Construction of such properties may be financed with tax-exempt debt. In any case, the Operating Partnership will evaluate the economics inclusive of any rental restriction and benefit of below-market, tax-exempt financing prior to purchasing the land.

FACTORS RELATING TO REAL ESTATE OPERATIONS AND DEVELOPMENT

     General. Real property investments are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the Properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the Operating Partnership's income and ability to service its debt and other obligations and to make distributions on its partnership interests, including the Series A Preferred L.P. Units, will be adversely affected. In addition, the Properties consist primarily of apartment communities located in Orange County. Income from and the performance of the Irvine Ranch Properties may therefore be adversely affected by the general economic climate in Orange County, including unemployment rates and local conditions such as the supply of and demand for apartments in the area, the attractiveness of the Irvine Ranch Properties to residents, zoning or other regulatory restrictions, competition from other available apartments and alternative forms of housing, the affordability of single family homes, the ability of the Operating Partnership to provide adequate maintenance and insurance and the potential of increased operating costs (including real estate taxes). Certain significant expenditures associated with an investment in real estate (such as mortgage and other debt payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in revenue from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning and tax laws), interest rate levels and the availability of financing. The Irvine Ranch Properties in the aggregate historically have generated positive cash flow from operations; however, no assurance can be given that such will be the case in the future.

     In 1997, the Operating Partnership commenced an "off-Ranch" expansion program through the acquisition of rights to purchase three apartment community development sites located in Northern California's Silicon Valley. The Operating Partnership commenced construction of a 342-unit apartment community on one of such sites in May 1997 and on October 23, 1997, the Company's Board of Directors authorized, subject to receipt of necessary entitlements, the acquisition of another of the development sites. Construction of an apartment community of approximately 155 units on this site is expected to commence in the first half of 1998. On June 30, 1997, the Operating Partnership acquired an existing 923-unit apartment community located in Northern San Diego County. These new Properties represent the Operating Partnership's first strategic expansion off the Irvine Ranch and the Operating Partnership may make additional investments in California in the future. The development, construction and operation of rental apartment communities in such new markets may present risks different than or in addition to the risks discussed above related to the Irvine Ranch Properties which are located entirely in Orange County. In addition, in contrast to acquisitions of land pursuant to the Land Rights Agreement in which a substantial portion of pre-development costs and expenses, including the cost and expense of obtaining Village Related Entitlements, is borne solely by The Irvine Company, all pre-development costs and expenses in connection with "off-Ranch" expansion will be borne by the Operating Partnership and the Operating Partnership will bear all risk relating to the failure to obtain entitlements. For jurisdictions off the Irvine Ranch, local jurisdiction approvals with respect to entitlements may impose requirements and conditions different from those applicable to the Irvine Ranch. No assurance can be given that the Operating Partnership will be successful in pursuing any additional "off-Ranch" expansion or that any "off-Ranch" apartment communities will be successful.

     Equity real estate investments, such as the investments made by the Operating Partnership in the Properties and any additional properties that may be developed or acquired by the Operating Partnership, are relatively illiquid. Such illiquidity limits the ability of the Operating Partnership to vary its portfolio in response to changes in economic or other conditions.

     The Properties are subject to all operating risks common to apartment ownership in general. Such risks include: the Operating Partnership's ability to rent units at the Properties, including the 1,110 units in the Communities Under Construction; competition from other apartment communities; excessive building of comparable properties which might adversely affect apartment occupancy or rental rates; increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased rents; increased affordable housing requirements that might adversely affect rental rates; inability or unwillingness of residents to pay rent increases; and future enactment of rent control laws or other laws regulating apartment housing, including present and possible future laws relating to access by disabled persons. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurred, the Operating Partnership's ability to meet its debt service and other obligations and to make distributions on its partnership interests, including with respect to the Series A Preferred L.P. Units, could be adversely affected.

     Real Estate Development and Acquisition. A primary focus of the Operating Partnership is on the development of new apartment communities on sites acquired or that may be acquired in the future primarily from The Irvine Company, although the Operating Partnership also plans to develop new rental apartment communities on sites acquired or that may be acquired in the future from third parties. The Operating Partnership has also acquired, and may continue to acquire, completed communities. See "Recent Developments -- 'Off-Ranch' Expansion." The real estate development business involves significant risks in addition to those involved in the ownership and operation of established apartment communities, including the risks that specific project approvals may take more time and resources to obtain than expected, that construction may not be completed on schedule or budget and the properties may not achieve anticipated rent or occupancy levels. In addition, if long-term debt or equity financing is not available on acceptable terms to finance new development or acquisitions undertaken without long-term financing, further development activities or acquisitions might be curtailed or cash available for debt service and other obligations might be adversely affected.

     Insurance. The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Operating Partnership believes are adequate and appropriate under the circumstances. There are, however, certain types of losses (such as from earthquakes) that are not generally insured because they are either uninsurable or not economically insurable. The Operating Partnership does not carry earthquake insurance on any of the Properties. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership could lose its capital invested in the Property, as well as the anticipated future revenues from the Property, and, in the case of debt which is recourse to the Operating Partnership, would remain obligated for any mortgage debt or other financial obligations related to the Property. Any such loss would adversely affect the Operating Partnership. The Operating Partnership believes that the Properties are adequately insured. In addition, in light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all newly built and renovated buildings, including apartment buildings, the current and strictest construction standards having been adopted in 1984. Thirty-two of the 51 Existing Communities (representing approximately 68.9% of the units in the Existing Communities) have been completed and occupied since January 1, 1985 and the Operating Partnership believes that all of the Existing Communities were constructed, and all of the Communities Under Construction are being constructed, in full compliance with the applicable standards existing at the time of construction. While earthquakes have occurred from time to time in California, the Operating Partnership has not experienced any material losses as a result of earthquakes. No assurance can be given that this will be the case in the future.

LEGAL PROCEEDINGS

     None of the Operating Partnership, the Trust or the Company is currently subject to any material litigation.

PRINCIPAL EXECUTIVE OFFICES

     The principal executive offices of the Operating Partnership are located at 550 Newport Center Drive, Suite 300, Newport Beach, California 92660. The telephone number is (714) 720-5500.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

OPERATING PARTNERSHIP

     The following is a discussion of investment policies, financing policies, conflict of interest policies and policies with respect to certain other activities of the Operating Partnership. The policies with respect to these activities have been determined by the Board of Directors of the Company, as general partner of the Operating Partnership, and may be amended or revised from time to time at the discretion of the Board of Directors, except that (i) the approval of the Required Directors as provided in the Articles of Incorporation and the consent of a majority of the holders of Common L.P. Units as provided in the Partnership Agreement are required for the Company to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership) or to conduct business other than through the Operating Partnership, or for the Company or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of apartment communities, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, and (iii) the policies with respect to competition by The Irvine Company and Mr. Bren are imposed pursuant to a contract that cannot be amended or waived without the vote of the Independent Directors Committee.

  INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Operating Partnership's business is focused solely on the ownership, construction, development and operation of rental apartment communities and the Company conducts all of its investment activities through the Operating Partnership. The Operating Partnership's investment objective is to provide stable cash flow available for quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its Properties. The Operating Partnership intends to pursue these objectives by (i) investing capital to enhance investment returns on the Properties, (ii) developing rental apartment communities on the Irvine Ranch for long-term ownership and (iii) developing or purchasing rental apartment communities off the Irvine Ranch where the Operating Partnership believes that opportunities exist for attractive investment returns. The Operating Partnership may expand or improve existing properties or, subject to the approval of the Required Directors, sell such properties in whole or in part as determined by the Company's Board of Directors. See "Business and Properties of the Operating Partnership -- Business Strategy -- Development Strategies."

     The Operating Partnership expects to pursue its investment objective through the direct ownership of the Properties and future developed properties and the ownership of interests in special purpose partnerships. Future development or investment activities will not be limited to any specified percentage of the Operating Partnership's assets.

     Investments in Others. The Operating Partnership may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investment may be subject to existing mortgage financing and other indebtedness which have priority over the equity of the Operating Partnership.

     Investments in Real Estate Mortgages. While the Operating Partnership will emphasize equity real estate investments, it may, in its discretion and subject to the percentage ownership limitations and gross income tests necessary for the Company's REIT qualification, invest in mortgage and other real estate interests including securities of other real estate investment trusts. The Operating Partnership has not previously invested in mortgages or securities of other real estate investment trusts and the Operating Partnership does not presently intend to invest to a significant extent in mortgages or securities of other real estate investment trusts.

  FINANCING POLICIES

     The Company, as general partner of the Operating Partnership, currently intends to maintain a conservative ratio of debt to total market capitalization (i.e., the market value of issued and outstanding shares of Common Stock and L.P. Units plus total debt) and in any event not greater than 60%. The Company's ratio of debt to total market capitalization was 31.2% at September 30, 1997 and 28.0% on a pro forma basis after giving effect to the issuance of the 7% Notes and the Series A Preferred L.P. Units in connection with the Offering (assuming no exercise of the Underwriters' overallotment option). The Company, however may from time to time reevaluate borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors.

     The Company, as general partner of the Operating Partnership, has established a debt policy relative to its market capitalization, a ratio commonly employed by REITs, rather than to the book value of its assets, because the Company believes that the book value of its assets (which to a large extent is the depreciated value of its apartment communities) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value and does not necessarily reflect the fair market value of the underlying assets of the Operating Partnership. Although the Company, as general partner of the Operating Partnership, will consider factors other than market capitalization in making decisions regarding the incurrence of debt and the issuance of Preferred L.P. Units by the Operating Partnership (such as the estimated market value of such properties upon refinancing, and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt services), there can be no assurance that the Company will maintain the ratio of debt to market capitalization (or to any other measure of asset value) described above.

     To the extent that the Board of Directors of the Company determines to seek additional capital, the Company may raise such capital through additional equity offerings, including the issuance of additional series of Preferred L.P. Units to the Trust or otherwise, debt refinancing or retention of cash flow by the Operating Partnership (after consideration of provisions of the Code requiring the distribution by a REIT of a certain percentage of taxable income and taking into account taxes that would be imposed on undistributed taxable income), or through a combination of these sources. The Company presently anticipates that any additional borrowings will be made through the Operating Partnership. See "Operating Partnership Agreement." The Operating Partnership cannot incur indebtedness that is recourse to the Company without the Company's approval. While the Company may approve the Operating Partnership incurring additional debt that is recourse to the Operating Partnership, the Company does not presently intend to approve the Operating Partnership incurring additional debt that would be recourse to the Company other than with respect to general working capital lines of credit and general construction financing credit facilities. Borrowings may be unsecured or may be secured by any or all assets of the Company, the Operating Partnership, or any existing or new property and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership, or any existing or new property.

     The Company, as general partner of the Operating Partnership, has not established any limit on the number or amount of mortgages that may be placed on any single Property or on the Operating Partnership's portfolio as a whole.

     The Operating Partnership has entered into the $250 million Credit Facility, which is available to fund development activities, property acquisitions and for general corporate purposes. The Company or the Operating Partnership may also determine to issue securities including common stock, preferred stock, L.P. Units and debt securities (any of which may be convertible into capital stock or be accompanied by warrants to purchase capital stock). The Company or the Operating Partnership may in the future finance acquisitions through the exchange of properties or issuance of additional L.P. Units, shares of Common Stock or other securities.


     In the event that the Company determines to raise additional equity capital, such capital can be raised by either the Company or the Operating Partnership. The Board of Directors of the Company has the authority, without shareholder approval, to issue additional shares of Common Stock or other capital stock of the Company in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. In the event that the Company issues (whether for cash or property) any Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, The Irvine Company, subject to certain limited exceptions, including the issuance of Common Stock pursuant to any stock incentive plan adopted by the Company or pursuant to an exercise of the Exchange Rights or the Cash Tender Rights, will have the right to purchase Common Stock or Common L.P. Units exchangeable for Common Stock, or such securities in order to maintain its percentage interest in the Company and the Operating Partnership on a consolidated basis. However, shareholders of the Company and holders of Preferred L.P. Units would have no such right. If the Company's Board of Directors determines to raise additional equity capital to fund investments by the Operating Partnership, the Company will contribute such funds to the Operating Partnership as a contribution to capital and purchase an additional general partnership interest; however, holders of Common L.P. Units but not Preferred L.P. Units will have the right to participate in such funding on a pro rata basis. In the event that holders of Common L.P. Units sell their Common L.P. Units to the Company pursuant to their Cash Tender Rights, the Company is authorized to raise the funds for such purchase by issuing additional shares of Common Stock. In addition, the Company may issue additional shares of Common Stock in connection with the exchange of Common L.P. Units for shares of Common Stock pursuant to the exercise of Exchange Rights. See "Operating Partnership Agreement."

     The Company's Board of Directors also has the authority, without approval of the holders of L.P. Units, to cause the Operating Partnership to issue additional Common L.P. Units and additional series of Preferred L.P. Units (including to the Trust) in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. In the event that the Operating Partnership issues new Common or Preferred L.P. Units or securities of the Operating Partnership convertible into, or exchangeable or exercisable for, L.P. Units to any person other than The Irvine Company for cash (but not property), The Irvine Company will have the right to purchase such L.P. Units in order, and to the extent necessary, to maintain its percentage ownership interest in the Operating Partnership. Any such new Common L.P. Units will be exchangeable for Common Stock pursuant to the Exchange Rights or may be tendered to the Company pursuant to the Cash Tender Rights. See "Operating Partnership Agreement -- Issuance of Additional L.P. Units."

  DISPOSITION POLICY

     The Operating Partnership believes that its concentration of Properties and strong market position are a substantial competitive advantage. As such, the Operating Partnership has no current intention to dispose of any of the Properties, although it reserves the right to do so.

  CONFLICT OF INTEREST POLICIES

     The Company has adopted certain policies and entered into certain agreements with The Irvine Company and Mr. Bren designed to eliminate or minimize potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders of the Company and holders of Preferred L.P. Units. The Board of Directors of the Company has adopted a policy and has provided in its Bylaws that no transaction between the Company or the Operating Partnership on the one hand and The Irvine Company, affiliates of The Irvine Company or Mr. Bren on the other hand may be entered into without the approval of the Independent Directors Committee.


     Exclusive Land Rights. The Irvine Company, the Company and the Operating Partnership have entered into the Land Rights Agreement pursuant to which through July 2020 the Company and the Operating Partnership hold the exclusive right, but not the obligation, to acquire land from The Irvine Company for the development of additional apartment communities on the Irvine Ranch. The determination to acquire a land site pursuant to the Land Rights Agreement is made solely by the Independent Directors Committee. The Irvine Company determines which land will be designated for rental apartment community development. In addition, The Irvine Company controls the application for Village Related Entitlements and also has certain approval rights with respect to the architectural design and physical layout of rental apartment communities.


     Non-Competition Arrangements. The Irvine Company and Mr. Bren have agreed not to directly or indirectly acquire or develop, or acquire an equity ownership interest in any entity that has an ownership interest in, any apartment community, whether on or off the Irvine Ranch. The prohibition on The Irvine Company and Mr. Bren from developing apartment communities on the Irvine Ranch will terminate on

July 31, 2020. The Irvine Company and Mr. Bren will remain prohibited from engaging in any such activity off The Irvine Ranch until the date on which both of the following conditions are satisfied: (i) no nominee of The Irvine Company is a member of the Company's Board of Directors and (ii) The Irvine Company and certain related persons beneficially own less than 20% of the outstanding Common Stock in the aggregate (including for these purposes shares issuable upon exchange of its Common L.P. Units pursuant to the Exchange Rights, subject to the ownership limit provision applicable to The Irvine Company under the Company's Articles of Incorporation). For a description of the circumstances under which these non-competition arrangements could be earlier terminated, see "Risk Factors -- Early Termination of the Exclusive Land Rights and Non-Competition Arrangements with The Irvine Company and Mr. Bren Would Adversely Affect the Operating Partnership." In the event the Land Rights Agreement is terminated, The Irvine Company and Mr. Bren will no longer be restricted from competing both on and off the Irvine Ranch with the Company or the Operating Partnership with respect to the ownership and development of rental apartment communities. As a result, conflicts of interest may arise between The Irvine Company and Mr. Bren on the one hand and the Operating Partnership and the Company on the other hand.


  POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company has authority to offer shares of its capital stock or other securities, to cause the Operating Partnership to issue additional Common and Preferred L.P. Units or other securities, and to repurchase (or cause the Operating Partnership to repurchase) or otherwise reacquire such capital stock, L.P. Units or any other securities and may engage in such activities in the future. Neither the Company nor the Operating Partnership has any outstanding loans to other entities or persons, including officers and directors of the Company. The Company may make, or may cause the Operating Partnership in the future to make, loans to joint ventures in which they participate in order to meet working capital needs. Neither the Company nor the Operating Partnership has engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and neither the Company nor the Operating Partnership has invested in the securities of other issuers other than in the case of the Company and the Operating Partnership for the purpose of exercising control, and neither the Company nor the Operating Partnership intends to do so. The Company intends to make, and to cause the Operating Partnership to make, investments in such a way that neither will be treated as an investment company under the Investment Company Act of 1940.

     At all times, the Company intends to cause the Operating Partnership to make investments in such a manner as to be consistent with the requirements of the Code for each of the Company and the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Required Directors, with the consent of the holders of 66 2/3% of the outstanding shares of Common Stock, determine that it is no longer in the best interests of the Company to qualify as a REIT.

THE TRUST

     For a discussion of the financing, investing and other policies of the Trust, see "IAC Capital Trust."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

                                                                                                 TERM
           NAME             AGE                     POSITION OF OFFICES HELD                    EXPIRES
--------------------------  ----    --------------------------------------------------------    -------
Donald Bren(1)............   65     Chairman of the Board of Directors                           1999
William H. McFarland(1)...   57     President and Chief Executive Officer and Director           1998
Richard E. Lamprecht......   38     Senior Vice President, President, Irvine Ranch Division
James E. Mead.............   38     Senior Vice President, Chief Financial Officer and
                                    Secretary
William W. Thompson.......   52     Senior Vice President, President, California Division
Alfred L. Baker...........   49     Vice President, Marketing
Bruce N. Dorfman..........   37     Vice President, Development, California Division
Shawn Howie...............   42     Vice President, Corporate Finance, and Controller
Robert J. Hughes..........   47     Vice President, Construction, California Division
David A. McAllister.......   63     Vice President, Construction, Irvine Ranch Division
Kevin P. Payne............   39     Vice President, Development, Irvine Ranch Division
Scott A. Reinert..........   38     Vice President, Operations
Anthony M. Frank(2)(4)....   66     Director                                                     1998
John F.
  Grundhofer(2)(4)........   58     Director                                                     1999
Bowen H. McCoy(1)(2)(3)...   60     Director                                                     1999
Michael D. McKee(1).......   51     Director                                                     2000
Jack W.
  Peltason(1)(2)(4).......   74     Director                                                     2000
John F. Seymour,
  Jr.(2)(3)...............   59     Director                                                     1998
Raymond L. Watson(1)......   71     Director                                                     1998

---------------

(1) Member of Executive Committee

(2) Member of Independent Directors Committee

(3) Member of Compensation Committee

(4) Member of Audit Committee

     The following is a biographical summary of the experience of the executive officers and directors of the Company:

     DONALD BREN. Mr. Bren has been Chairman of the Board of the Company since its formation. He was President and Chief Executive Officer from February 1997 to July 1997. Mr. Bren has been Chairman of the Board of The Irvine Company since 1983. Mr. Bren is a member of the Board of Overseers of the University of California, Irvine, and is a member of the Board of Trustees of the California Institute of Technology, the Los Angeles County Museum of Art and the Orange County Museum of Art.

     WILLIAM H. MCFARLAND. Mr. McFarland joined the Company as President and Chief Executive Officer in July 1997 and has been a Director of the Company since December 1996. From 1984 to 1997, Mr. McFarland was Executive Vice President, Land and Residential Development of The Irvine Company and was responsible for the operations and development activities of the predecessor prior to the Company's formation in 1993. Prior to joining The Irvine Company in 1984, Mr. McFarland served as President and Chief Executive Officer of the Bren Company. Prior to working for the Bren Company, he also served as General Manager of Kaiser Aetna's Ponderosa Homes North Bay Division and as President of the McCarthy Company. Mr. McFarland served three years as an officer in the U.S. Marine Corps. He was elected to the California Building Industry Foundation Hall of Fame in 1996.

     RICHARD E. LAMPRECHT. Mr. Lamprecht has been Senior Vice President, President, Irvine Ranch Division since May 1997, and prior to that served as Vice President, Development since the Company's formation. From 1989 to 1993, Mr. Lamprecht was Vice President, Development of Irvine Pacific, a division of the Irvine Company. From 1987 to 1989, Mr. Lamprecht was Controller and Vice President of The Irvine Company.


     JAMES E. MEAD. Mr. Mead has been Senior Vice President, Chief Financial Officer and Secretary since December 1996. From 1994 to 1996, Mr. Mead was Senior Vice President and Treasurer. From 1991 to 1994, Mr. Mead was Vice President, Corporate Finance of The Irvine Company. From 1985 to 1991, Mr. Mead was a Vice President, Corporate Finance, at J.P. Morgan & Co. in New York.


     WILLIAM W. THOMPSON. Mr. Thompson was appointed Senior Vice President, Off-Ranch Operations in February 1997. From 1996 to 1997, Mr. Thompson was President of TRC and from 1984 to 1995, Mr. Thompson was a Partner at Trammell Crow Residential, Northern California, a private developer and operator of multifamily apartment communities.

     ALFRED L. BAKER. Mr. Baker has been Vice President, Marketing since January 1996. From 1992 to 1996, Mr. Baker was the principal owner of Baker Property Advisors, a Utah real estate brokerage company. From 1986 to 1992, Mr. Baker was Vice President, Northern California at Forest City Residential Properties Corporation, a real estate company involved in residential development, construction and asset management in the western United States.

     BRUCE N. DORFMAN. Mr. Dorfman was appointed Vice President, Development, Off-Ranch Operations in February 1997. From 1996 to 1997, Mr. Dorfman was Vice President, Development of TRC and from 1992 to 1995, Mr. Dorfman was Vice President, Finance at Trammell Crow Residential, Northern California.


     SHAWN HOWIE. Mr. Howie was appointed Vice President, Corporate Finance and Controller in February 1997. From 1993 to 1997, Mr. Howie was Vice President and Controller. From 1986 to 1993, Mr. Howie was a Senior Manager at Ernst & Young LLP.


     ROBERT J. HUGHES. Mr. Hughes was appointed Vice President, Construction, Off-Ranch Operations in February 1997. From 1996 to 1997, Mr. Hughes was Vice President, Construction of TRC. From 1994 to 1996, Mr. Hughes was Vice President, Construction at Trammell Crow Residential, Northern California. From 1987 to 1993, Mr. Hughes was President of Construction at Grancorp, a construction company specializing in apartment communities.

     DAVID A. MCALLISTER. Mr. McAllister has been Vice President, Construction of the Company since its formation. From 1992 to 1993, Mr. McAllister was Director of Operations at California Pacific Homes, a division of The Irvine Company. Prior to joining the Company, Mr. McAllister had been employed by The Irvine Company in the residential construction area since 1979.

     KEVIN P. PAYNE. Mr. Payne has been Vice President, Development since August 1997. From January 1997 to August 1997, Mr. Payne was Senior Vice President and Regional Director of the West Coast Division of Kaufman & Broad Multi-Housing Group, a company involved in multifamily development and investment. From April 1994 to January 1997, Mr. Payne was Vice President, Development at Kaufman & Broad. Prior to this, Mr. Payne was at Picerne Associates from April 1990 to April 1994, where he served as Vice President of Development.

     SCOTT A. REINERT. Mr. Reinert has been Vice President, Asset Management since 1994. From 1990 to 1994, Mr. Reinert was Chief Operating Officer, Southeast, of GFS Northstar, a third party apartment management company.

     ANTHONY M. FRANK. Mr. Frank has been a Director of the Company since December 8, 1993. Mr. Frank has been Chairman of Acrogen, Inc. and Director/Consultant of Transamerica HomeFirst, Inc. since 1992. Prior to this, Mr. Frank served as Postmaster General of the United States from March 1988 to March 1992. From August 1971 through February 1988, Mr. Frank was Chairman and Chief Executive Officer of First Nationwide Bank. He has also served as Chairman of the Federal Home Loan Bank of San Francisco and Chairman of the California Housing Finance Agency, and was the first Chairman of the Federal Home Loan Mortgage Corporation Advisory Board. Mr. Frank is a director of Temple-Inland Inc., Bedford Property

Investors, Inc., General American Investors Company, Inc., Crescent Real Estate Equities, Charles Schwab Inc. and Financial Security Assurance, Inc.

     JOHN F. GRUNDHOFER. Mr. Grundhofer has been a Director of the Company since December 8, 1993. Mr. Grundhofer has been Chairman, President and Chief Executive Officer of First Bank System, Inc., Minneapolis, Minnesota since 1990. From 1986 to 1990, Mr. Grundhofer served as Vice Chairman and Senior Executive Officer for Southern California with Wells Fargo Bank, N.A. Prior to joining Wells Fargo Bank in 1978, Mr. Grundhofer spent 18 years with Union Bank in California. In addition to serving as Chairman of First Bank System, Mr. Grundhofer is also a Trustee of Minnesota Mutual Life Insurance Company. Mr. Grundhofer is Chairman of the Minnesota Business Partnership, Vice Chairman of Minnesota Meeting, a Director of the Minneapolis Institute of Arts and of the United Way of the Minneapolis area, an Advisory Director of the Metropolitan Economic Development Association, and a member of the Bankers Roundtable and of the CEO Board of the School of Business Administration at the University of Southern California.

     BOWEN H. MCCOY. Mr. McCoy has been a Director of the Company since December 8, 1993. Mr. McCoy has been a real estate and business counselor with Buzz McCoy Associates, Inc. since 1990. Prior to this, Mr. McCoy had a 28-year career with Morgan Stanley & Co. Incorporated, and was President and Chairman of Morgan Stanley Realty, Inc. Mr. McCoy is a Trustee of the Urban Land Institute and The Hoover Institution. He is also President of The Real Estate Counselors and President of the Urban Land Foundation. He has served as Chairman of the Advisory Board for Stanford University Center for Economic Policy Research, Chairman of the Los Angeles American Red Cross and Trustee of the Pacific School of Religion.

     MICHAEL D. MCKEE. Mr. McKee has been a Director of the Company since January 1995. Mr. McKee has been Executive Vice President and Chief Financial Officer of The Irvine Company since January 1997 and was Executive Vice President and Chief Legal Officer of The Irvine Company from April 1994 to January 1997. Prior to joining The Irvine Company, Mr. McKee was the managing partner of the Orange County office of Latham & Watkins, an international law firm with which he was associated since 1979. Mr. McKee is a member of the Board of Directors of Circus Circus Enterprises, Inc., Health Care Property Investors, Inc. and Realty Income Corporation.

     JACK W. PELTASON. Mr. Peltason has been a Director of the Company since December 8, 1993. Mr. Peltason was President of the University of California from 1992 until his retirement in 1995. From 1984 to 1992 Mr. Peltason served as Chancellor for the University of California, Irvine. He is a Professor of Political Science at University of California, Irvine and a Fellow of the American Academy of Arts and Sciences. Mr. Peltason is a director of AST Research, Inc. and Infotec, Inc. and a consultant to the Bren Charitable Foundation.

     JOHN F. SEYMOUR, JR. Senator Seymour has been a Director of the Company since December 8, 1993. Senator Seymour has been the Chief Executive Officer of Southern California Housing Development Corporation since January 1995. Previously he served as Executive Director of the California Housing Finance Agency from December 1992 through December 1994. Prior to that, Senator Seymour served as a United States Senator for the State of California from January 1991 to December 1992. From April 1982 to January 1991, Senator Seymour served as a State Senator in the California state legislature. Senator Seymour also served as a member of the Policy Advisory Board for the Center for Real Estate and Urban Economics, University of California, Berkeley and the National Association of Home Builders Mortgage Roundtable and as a director of the National Council of State Housing Agencies. Senator Seymour is a director of Inco Homes Corporation and Countrywide Investment Trust.

     RAYMOND L. WATSON. Mr. Watson rejoined the Company as a Director on July 25, 1997. The Board of Directors of the Company elected Mr. Watson as a director of the Company to serve until the 1998 Annual Meeting of the Company's shareholders. Mr. Watson previously served as a Director of the Company from its formation in 1993 until January 1995. Mr. Watson has been Vice Chairman of the Board of The Irvine Company since 1986. From 1973 to 1977, Mr. Watson was President and Chief Executive Officer of The Irvine Company and he has been a member of the Executive Committee of the Board of Directors of The Irvine Company since 1983. Mr. Watson is a member of the Board of Directors of Pacific Mutual Life

Insurance Company, Mitchell Energy and Development Company, Tejon Ranch Company and The Walt Disney Company, where he is also Chairman of the Executive Committee.

BOARD OF DIRECTORS; COMMITTEES

     Pursuant to the Company's Articles of Incorporation and Bylaws, a majority of the Directors of the Company must be persons who are not (i) affiliates, or an officer, director or employee, of The Irvine Company or (ii) the spouse, ancestor or lineal descendant or brother or sister of Mr. Bren ("Unaffiliated Directors").

     The Board of Directors has the following standing committees:

     Audit Committee. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, for reviewing with the independent public accountants the plans and results of the audit engagement, for approving professional services provided by the independent public accountants, for reviewing the independence of the independent public accountants, for considering the range of audit and non-audit fees and for reviewing the adequacy of the Company's accounting controls. As required by the Company's Bylaws, the Audit Committee consists of three Directors, at least two of whom are Unaffiliated Directors.

     The members of the Audit Committee are Messrs. Grundhofer (Chairman), Frank and Peltason.

     Executive Committee. The Executive Committee has been delegated authority in the Company's Bylaws to act in lieu of the Board of Directors on all matters permitted by law other than with respect to matters which, pursuant to the Company's Articles of Incorporation and Bylaws, must be approved by the Independent Directors Committee or by a vote of more than 75% of the entire Board of Directors (the "Required Directors").

     The members of the Executive Committee are Messrs. Bren (Chairman), McCoy, McFarland, McKee and Watson.

     Independent Directors Committee. The Independent Directors Committee is responsible for approving all transactions between the Company or the Operating Partnership on the one hand and The Irvine Company, its affiliates or Mr. Bren on the other hand, including, but not limited to, whether or not the Company or the Operating Partnership shall exercise any of its rights under the Land Rights Agreement and the terms of any agreement between the Company or the Operating Partnership on the one hand and The Irvine Company, its affiliates or Mr. Bren on the other hand. In addition, the Independent Directors Committee is responsible for selecting the independent appraiser on behalf of the Company pursuant to the Land Rights Agreement. Pursuant to the Company's Bylaws, the Independent Directors Committee consists of at least five persons, each of whom is an Unaffiliated Director and a person who has not been employed by The Irvine Company or any of its subsidiaries within the five years preceding such person's election as a director of the Company. The Independent Directors Committee has also retained an independent real estate consultant to advise it with respect to land acquisitions under the Land Rights Agreement.

     The members of the Independent Directors Committee are Messrs. Frank (Chairman), Grundhofer, McCoy, Peltason and Seymour.

     Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's stock-based incentive plans. As required by the Company's Bylaws, the Compensation Committee consists entirely of Unaffiliated Directors and does not include any officer of the Company.

     The members of the Compensation Committee are Messrs. McCoy (Chairman) and Seymour.

     Compensation Committee Interlocks and Insider Participation. Messrs. McCoy and Seymour served on the Compensation Committee during 1996. No Compensation Committee interlocks or insider participation existed in 1996.

     The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

     The Company pays its Directors who are neither officers of the Company nor officers or directors of The Irvine Company fees for their services as directors. Directors receive annual compensation of $30,000 plus a fee of $1,500 for attendance (in person or by telephone) at each meeting of the Board of Directors, plus a fee of $750 for attendance, (in person or by telephone) at each meeting of a committee of the Board of Directors, whether or not such Committee meeting occurs on the same day as a meeting of the Board of Directors, plus annual compensation of $3,000 for acting as Chairperson of a standing committee of the Board of Directors. The Company has also established the 1993 Stock Option Plan for Directors, pursuant to which each Director who: (i) is not an employee of the Company or any of its subsidiaries or affiliates, (ii) is unaffiliated with The Irvine Company and Mr. Bren and has not been employed by The Irvine Company within the preceding five years and (iii) has not received a stock award within the preceding year under an employee stock plan of the Company, is awarded an option to purchase 5,000 shares of the Company's Common Stock upon initial appointment or election to the Board and an option to purchase 1,000 shares of the Company's Common Stock at each subsequent annual meeting other than an Eligible Director as defined in the plan first elected to the Board within the twelve months immediately preceding and including such meeting. The exercise price of any such option is equal to the fair market value of the Common Stock on the date of grant. Such options are exercisable at all times during the period beginning on the date of grant and ending on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date on which the optionee ceases to be an Eligible Director.

CERTAIN RIGHTS OF THE IRVINE COMPANY WITH RESPECT TO THE COMPANY'S BOARD OF DIRECTORS

     Pursuant to the Miscellaneous Rights Agreement, The Irvine Company, its shareholders and affiliates and Mr. Bren and his affiliates (the "Irvine Persons") have the right, and will continue to have the right so long as the Irvine Persons beneficially own at least 20% of the outstanding Common Stock of the Company (including for this purpose Common Stock issuable upon exchange of Common L.P. Units pursuant to the Exchange Rights), to nominate three persons (each, an "Irvine Company Board Representative") for election to the Board of Directors of the Company. In the event this ownership falls below 20% but is at least 15%, the Irvine Persons will have the right to nominate two persons for election to the Board of Directors; and if this ownership falls below 15% but is at least 10%, the Irvine Persons will have the right to nominate one person for election to the Board of Directors. In connection with the foregoing, The Irvine Company is authorized to act for the Irvine Persons. The three current Directors nominated by the Irvine Persons are Messrs. Bren, McKee and Watson.

     Two provisions of the Company's Bylaws give The Irvine Company additional rights with respect to the Company's Board of Directors:

     First, the Company's Bylaws provide that a majority of the entire Board of Directors of the Company including at least one Irvine Company Board Representative shall constitute a quorum for Board of Directors action at any meeting.

     Second, the Company's Bylaws provide that approval of more than 75% of the entire Board of Directors is required to approve (i) a change of control (as defined therein) of the Company or the Operating Partnership; (ii) any amendment to the Company's Articles of Incorporation or Bylaws or the Partnership Agreement; (iii) any waiver or modification of the ownership limit provisions of the Company's Articles of Incorporation; (iv) any merger, consolidation, statutory share exchange or sale of all or substantially all of the assets of the Company or the Operating Partnership; (v) subject to certain exceptions, the issuance of equity securities of the Company; (vi) the Company taking title to assets or conducting business other than through the Operating Partnership, or for the Company or the Operating Partnership engaging in another line of business; (vii) the Company or the Operating Partnership making a general assignment for the benefit of creditors or instituting (or consent to the institution of) proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding-up of the Company or the Operating Partnership; and
(viii) termination of the Company's status as a REIT for federal income tax purposes.

EXECUTIVE COMPENSATION

     The following tables present compensation information for the Company's former chief executive officer who resigned in February 1997, the four other most highly compensated executive officers who were serving as executive officers at the end of 1996 (including the Company's former Senior Vice President and Treasurer who resigned in March 1997) and the Company's former Executive Vice President and Chief Financial Officer who resigned in December 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                       ANNUAL COMPENSATION(1)     --------------------------------      ALL OTHER
                                     --------------------------   RESTRICTED STOCK                   COMPENSATION($)
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(2)   BONUS($)(3)     AWARDS($)(4)     OPTIONS(#)(5)         (6)
----------------------------  ----   ------------   -----------   ----------------   -------------   ---------------
Steven P. Albert(7).........  1996     $275,000                                                          $ 7,563
  Former Chief Executive      1995     $174,041      $ 100,000       $1,746,250         100,000          $27,058
  Officer and President
James E. Mead...............  1996     $200,000      $ 145,000                                           $ 8,250
  Senior Vice President,
  Chief                       1995     $200,000      $ 140,000       $  403,125          40,000          $ 8,250
  Financial Officer and       1994     $187,397      $ 150,000                           30,000          $ 8,250
  Secretary
Richard E. Moran Jr.(7).....  1996     $247,500                                                          $82,212
  Former Executive Vice       1995     $270,000      $ 110,000       $  403,125          50,000          $11,250
  President, Chief Financial  1994     $270,000      $ 110,000                                           $11,250
  Officer and Secretary
Tyler H. Rose(7)............  1996     $180,000      $ 130,000                                           $ 8,250
  Former Senior Vice
  President                   1995     $154,849      $ 110,000       $  403,125          40,000          $ 7,938
  and Treasurer
Richard E. Lamprecht........  1996     $135,000      $  55,000                                           $ 6,300
  Vice President,
  Development                 1995     $135,000      $  50,000       $  161,250          35,000          $ 4,050
                              1994     $118,780      $  60,000                                           $ 4,893
Scott A. Reinert............  1996     $135,000      $  55,000                                           $ 6,582
  Vice President, Asset       1995     $135,000      $  50,000       $  161,250          35,000
  Management                  1994     $  2,077                                                          $52,659

---------------

(1) The officers listed in this table receive certain personal benefits; however, such benefits do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus for any period reported.

(2) The start dates for Messrs. Albert, Mead, Rose and Reinert were May 1, 1995, January 24, 1994, February 21, 1995 and December 28, 1994, respectively.

(3) The bonuses for each year were paid in February or March of the following year.

(4) 1995 amounts represent 25,000, 25,000, 25,000, 10,000 and 10,000 restricted stock unit awards granted to Messrs. Moran, Mead, Rose, Lamprecht and Reinert as of March 1, 1995 and 110,000 performance unit awards granted to Mr. Albert as of May 1, 1995. All of the foregoing awards vest as described below based on the achievement of certain funds available for distribution ("FAD") targets established by the Compensation Committee. Dividend equivalents are paid on all of the foregoing awards outstanding during the vesting period. None of the restricted stock unit awards or performance unit awards are available for vesting in the year in which the award was granted. 20% of a person's award may be earned in each of the three years following the year the award was granted and 40% of such person's award may be earned in the fourth year following the year of grant, in each case upon the achievement of established FAD targets. Performance and restricted stock unit awards not earned in any year in which they are available for vesting may be earned in a subsequent year. The number of shares in respect of which awards granted to Messrs. Albert, Mead, Moran Rose, Lamprecht and Reinert were outstanding as of December 31, 1996 was 110,000, 25,000, 22,951, 25,000, 10,000 and 10,000, respectively. The value of Messrs. Albert's, Mead's, Moran's, Rose's, Lamprecht's and Reinert's awards as of December 31, 1996 was $2,750,000, $625,000, $573,775, $625,000, $250,000 and $250,000,
    respectively. Mr. Albert's,

    Mr. Moran's and Mr. Rose's restricted stock unit awards which had not previously vested and been earned were forfeited in connection with their resignations in February 1997, December 1996 and March 1997, respectively, though they did receive dividend equivalent payments for dividends paid through, and in respect of, the fourth quarter, in the case of Messrs. Albert and Rose, and third quarter, in the case of Mr. Moran, of 1996. The Company did not grant any restricted stock unit awards to the Named Executive Officers in 1996.

(5) Reflects options granted pursuant to the 1993 Long-Term Stock Incentive Plan. The Company did not grant any options to the Named Executive Officers in 1996.


(6) These amounts represent the Company's aggregate contributions to the Company's 401(k) savings plan except that, with respect to Mr. Albert, the 1995 amount solely represents relocation expenses, with respect to Mr. Moran, the 1996 amount includes $22,500 of consulting payments and $48,462 of accrued vacation pay, and with respect to Mr. Reinert, the 1994 amount solely represents relocation expenses. See "-- Employment Agreements and Termination of Employment Agreements."


(7) Mr. Albert, Mr. Moran and Mr. Rose resigned from the Company in February 1997, December 1996 and March 1997, respectively. Upon Mr. Albert's resignation, Mr. Bren, the Chairman of the Board of Directors of the Company, assumed the position of Chief Executive Officer and President. William H. McFarland replaced Mr. Bren as President and Chief Executive Officer on July 25, 1997. See "-- New President and Chief Executive Officer." Mr. Bren did not receive any compensation from the Company for serving as Chief Executive Officer and President.

                          OPTION EXERCISES IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES     IN-THE-MONEY OPTIONS
                                   SHARES                     UNDERLYING UNEXERCISED             AT
                                 ACQUIRED ON      VALUE      OPTIONS AT DECEMBER 31,        DECEMBER 31,
             NAME                EXERCISE(1)   REALIZED(1)           1996(#)                 1996($)(2)
-------------------------------  -----------   -----------   ------------------------   --------------------
Steven P. Albert...............                              Exercisable       33,333
                                                             Unexercisable     66,667         $912,500
James E. Mead..................                              Exercisable       33,333
                                                             Unexercisable     36,667         $580,000
Tyler H. Rose..................                              Exercisable       13,333
                                                             Unexercisable     26,667         $355,000
Richard E. Lamprecht...........                              Exercisable       26,666
                                                             Unexercisable     23,334         $423,125
Scott A. Reinert...............                              Exercisable       11,666
                                                             Unexercisable     23,334         $310,625
Richard E. Moran Jr............     66,667      $ 472,386                           0                0

---------------

(1) Other than Mr. Moran, none of the Named Executive Officers exercised any stock options in 1996.

(2) Represents the difference between the closing price of the Company's Common Stock on the NYSE on December 31, 1996 of $25.00 per share and the exercise price of the options, but not less than zero.

1997 OPTION AND RESTRICTED STOCK UNIT GRANTS TO NAMED EXECUTIVE OFFICERS

     On February 4, 1997, the Company granted to its executive officers options exercisable for an aggregate of 115,000 shares of Common Stock, at an exercise price of $26.875 per share. Of such options, 25,000, 10,000 and 10,000 options were granted to Messrs. Mead, Lamprecht and Reinert, respectively. Additionally, on April 25, 1997, 20,000 options were granted to Mr. Lamprecht at an exercise price of $26.625. On February 4, 1997, the Company made a restricted stock unit grant of 5,000 units to Mr. Mead and on April 25, 1997, made a restricted stock unit grant of 10,000 units to Mr. Lamprecht. All restricted stock units vest over a five-year period (0%, 20%, 20%, 20%, 40%); provided that certain performance targets are met. The recipients receive dividend equivalents during the vesting periods.

NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER


     On July 15, 1997, William H. McFarland was appointed President and Chief Executive Officer of the Company. Mr. McFarland's base salary for 1997 (on an annualized basis) will be $400,000, and he is eligible for a bonus of 0% to 100% of his base salary, with $183,000 and $400,000 guaranteed for 1997 and 1998, respectively. In addition, Mr. McFarland received 100,000 options with an exercise price of $29.50 per share. Mr. McFarland also received for 1997 a grant of 27,500 restricted stock units, and will receive an annual award of 27,500 restricted stock units in each of the years 1998 through 2000 assuming continued employment. The restricted stock unit awards will have terms similar to those described above under "-- 1997 Option and Restricted Stock Unit Grants to Named Executive Officers," except that Mr. McFarland's restricted stock unit awards do not require that any performance targets be met and the 1998-2000 awards each vest over periods ending in 2001. In addition, upon Mr. McFarland's death or disability or if Mr. McFarland is terminated without cause, all unvested restricted stock unit awards will vest immediately and all then ungranted restricted stock units will also be granted to Mr. McFarland and will immediately vest.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     Mr. Albert was appointed as Chief Executive Officer and President of the Company on May 1, 1995. Pursuant to an offer letter, Mr. Albert received an annualized base salary of $275,000 for 1995, subject to increases in future years at the discretion of the Board, and is eligible to earn an annual bonus of up to 60% of his base salary based upon both his and the Company's performance. For 1995, Mr. Albert was guaranteed a minimum cash bonus of $90,000 assuming his continued employment through December 31, 1995. In addition, the letter provides that Mr. Albert will be a participant in the Company's fringe benefits programs and long-term incentive plans. Upon hire, he received stock options with respect to 100,000 shares of Common Stock and performance unit awards with respect to 110,000 shares of Common Stock. If Mr. Albert's employment had been terminated by the Company prior to December 31, 1996 for reasons other than gross misconduct, he would have been entitled to receive a lump-sum severance payment of $182,500. On February 7, 1997, Mr. Albert entered into a Confidentiality Agreement and General Release with the Company whereby he resigned from the Company. Pursuant to the Agreement, Mr. Albert will provide consulting services to the Company in exchange for 12 monthly payments of $22,917 each. Mr. Albert also received a severance payment in the amount of $141,000, stock dividend equivalent payments for dividends paid in respect of the fourth quarter of 1996, and the Company agreed to continue his coverage, at the Company's expense, under the Company's group insurance plans through February 28, 1997 and to pay him $2,500 per month for twelve months thereafter in order to assist him with purchasing his own benefits. In consideration of the foregoing, Mr. Albert is subject to a confidentiality covenant and has given the Company and its owners, directors, officers, employees, representatives and agents a general release.

     On November 1, 1996, Mr. Moran entered into a Confidentiality Agreement and General Release with the Company whereby he resigned from the Company as of December 1, 1996. Pursuant to the Agreement, Mr. Moran will provide consulting services to the Company in exchange for 12 monthly payments of $22,500 each. Mr. Moran also received $38,000 of stock dividend equivalent payments for dividends paid in respect of the third quarter of 1996, 11/12ths of his restricted stock units available for vesting in 1996 were earned upon achievement of FAD targets as determined by the Compensation Committee in February 1997, and the Company agreed to continue his coverage, at the Company's expense, under the Company's group insurance plans through December 31, 1996 and to pay him $2,500 per month for twelve months thereafter in order to assist him with purchasing his own benefits. In consideration of the foregoing, Mr. Moran is subject to a confidentiality covenant and has given the Company and its owners, directors, officers, employees, representatives and agents a general release.

                           PRINCIPAL SECURITYHOLDERS

OPERATING PARTNERSHIP

     The following table sets forth certain information with respect to beneficial ownership of Common L.P. Units by each of the Company's directors; the Company's new Chief Executive Officer, William H. McFarland, who became Chief Executive Officer in July 1997; each of the four most highly compensated executive officers (including the Company's former Senior Vice President and Treasurer) who were serving as executive officers at the end of 1996, other than the Company's former Chief Executive Officer; the Company's former Chief Executive Officer; the Company's former Executive Vice President and Chief Financial Officer; all directors and current executive officers as a group; and each person who is known by the Operating Partnership to beneficially own five percent or more of the Common L.P. Units and G.P. Units as of September 30, 1997.

                                                    NUMBER OF COMMON L.P.       PERCENT OF ALL COMMON
                      NAME                          UNITS AND G.P. UNITS      L.P. UNITS AND G.P. UNITS
------------------------------------------------    ---------------------     -------------------------
DIRECTORS AND OFFICERS
Donald Bren.....................................                   *(1)                     *(1)
Anthony M. Frank................................                   *                        *
John F. Grundhofer..............................                   *                        *
Bowen H. McCoy..................................                   *                        *
William H. McFarland............................                   *                        *
Michael D. McKee................................                   *                        *
Jack W. Peltason................................                   *                        *
John F. Seymour, Jr.............................                   *                        *
Raymond L. Watson...............................                   *                        *
Steven P. Albert(2).............................                   *                        *
Richard E. Moran Jr.(3).........................                   *                        *
James E. Mead...................................                   *                        *
Tyler H. Rose(4)................................                   *                        *
Richard E. Lamprecht............................                   *                        *
Scott A. Reinert................................                   *                        *
All current directors and current executive
  officers as a group (19 persons)..............                   *(1)                     *(1)
HOLDERS OF 5% OF THE COMMON L.P. UNITS AND G.P.
  UNITS
Irvine Apartment Communities, Inc.
  550 Newport Center Drive
  Newport Beach, CA 92660.......................          19,878,643                    45.2%
The Irvine Company(1)(5)
  550 Newport Center Drive
  Newport Beach, CA 92660.......................          24,019,647                    54.6%

---------------

 *  Less than 1.0%

(1) Mr. Bren may be deemed the beneficial holder of the Common L.P. Units owned by The Irvine Company due to his status as the sole stockholder and Chairman of the Board of Directors of The Irvine Company.

(2) Mr. Albert resigned as the Chief Executive Officer and President and a Director of the Company in February 1997.

(3) Mr. Moran resigned as the Executive Vice President, Chief Financial Officer and Secretary of the Company in December 1996.

(4) Mr. Rose resigned as Senior Vice President and Treasurer of the Company in March 1997.

(5) Represents Common L.P. Units owned directly or indirectly by The Irvine Company and its affiliates.

THE COMPANY

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock by each of the Company's directors; the Company's new Chief Executive Officer, William H. McFarland, who became Chief Executive Officer in July 1997; each of the four most highly compensated executive officers (including the Company's former Senior Vice President and Treasurer) who were serving as executive officers at the end of 1996, other than the Company's former Chief Executive Officer; the Company's former Chief Executive Officer; the Company's former Executive Vice President and Chief Financial Officer; all directors and current executive officers as a group; and each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities as of September 30, 1997. The Company has relied upon information supplied by its officers, directors, and certain shareholders and upon information contained in filings with the Commission.

                                                                                                   PERCENT OF
                                                                                                   ALL SHARES
                                      NUMBER OF                                                        OF
                                      SHARES OF        PERCENT OF                     PERCENT OF     COMMON
                                        COMMON         ALL SHARES        NUMBER OF       ALL         STOCK/
                                        STOCK              OF              COMMON       COMMON       COMMON
                                     BENEFICIALLY        COMMON             L.P.         L.P.         L.P.
               NAME                     OWNED             STOCK            UNITS        UNITS       UNITS(1)
-----------------------------------  ------------      -----------       ----------   ----------   -----------
DIRECTORS AND OFFICERS
Donald Bren(2).....................       183,325(3)          *                  --        --             *
Anthony M. Frank...................        10,000(4)          *                  --        --             *
John F. Grundhofer.................         9,000(5)          *                  --        --             *
Bowen H. McCoy.....................        13,000(4)          *                  --        --             *
William H. McFarland...............        20,647             *                  --        --             *
Michael D. McKee...................         5,000             *                  --        --             *
Jack W. Peltason...................         8,600(4)          *                  --        --             *
John F. Seymour, Jr................         8,100(4)          *                  --        --             *
Raymond L. Watson..................        20,000             *                  --        --             *
Steven P. Albert...................        35,333(6)          *                  --        --             *
Richard E. Moran Jr................        35,500(7)          *                  --        --             *
James E. Mead......................        15,500             *                  --        --             *
Tyler H. Rose......................           150(8)          *                  --        --             *
Richard E. Lamprecht...............        39,333(9)          *                  --        --             *
Scott A. Reinert...................         2,333(9)          *                  --        --             *
All current directors and officers
  as a group (19 persons)(2).......       386,994(10)       2.0%(10)             --        --             *
5% SHAREHOLDERS(11)
The Irvine Company(2)(12)..........     1,216,882           6.1%         24,019,647      99.7%         57.5%
  550 Newport Center Drive
  Newport Beach, CA 92660
Cohen & Steers Capital
  Management, Inc.(13).............     1,925,700           9.7%                 --        --           4.4%
  757 Third Avenue
  New York, NY 10017
LaSalle Advisors Limited
  Partnership and ABKB/LaSalle
  Securities Limited
  Partnership(14)..................     1,314,600           6.6%                 --        --           3.0%
  11 South LaSalle Street
  Chicago, IL 60603
Travelers Group Inc.(15)...........     1,292,219           6.5%                 --        --           2.9%
  388 Greenwich Street
  New York, NY 10013

---------------

  *  Less than 1.0%

 (1) Assumes all of the Common L.P. Units beneficially owned by The Irvine Company are exchanged for shares of Common Stock, without regard to certain ownership limit provisions set forth in the Company's Articles of Incorporation. It is not anticipated that these ownership limit provisions will be waived. The Irvine Company has the right, once in every twelve month period beginning on December 8 of each year, generally to exchange up to one third of the Common L.P. Units for shares of Common Stock, at an exchange ratio of one Common L.P. Unit for each share of Common Stock, subject to adjustment. The Company's Articles of Incorporation place a limit on ownership by The Irvine Company, Mr. Bren and their affiliates, in the aggregate, of 20% of the outstanding Common Stock.

 (2) Mr. Bren may be deemed the beneficial holder of the shares and Common L.P. Units owned by The Irvine Company due to his status as the majority stockholder and Chairman of the Board of Directors of The Irvine Company. In addition, three officers of the Company not named in the table may be deemed the beneficial owners of 74,523 Common L.P. Units held by TRC. Assuming the exchange of all Common L.P. Units beneficially owned by The Irvine Company for shares of Common Stock, Mr. Bren would be deemed to beneficially own 57.9% of the Common Stock. Assuming the exchange of all Common L.P. Units beneficially owned by The Irvine Company and TRC, all directors and officers as a group (19 persons) would be deemed to beneficially own 58.2% of the Common Stock.

 (3) Shares are held by a trust of which Mr. Bren is trustee.

 (4) Includes currently exercisable options to purchase 8,000 shares of Common Stock at prices ranging from $15.625 to $26.75 per share granted to each of Messrs. Frank, McCoy, Peltason and Seymour pursuant to the 1993 Stock Option Plan for Directors.

 (5) Includes 1,000 shares held in Mr. Grundhofer's Individual Retirement Account and currently exercisable options to purchase 1,000 shares of Common Stock at $26.75 per share granted to Mr. Grundhofer pursuant to the 1993 Stock Option Plan for Directors.

 (6) Mr. Albert resigned as the Chief Executive Officer and President and a Director of the Company in February 1997. Since his resignation, Mr. Albert has not made a Form 4 or 5 filing under the Securities Exchange Act of 1934, as amended, and therefore, the Operating Partnership has no information for Mr. Albert after such date.

 (7) Mr. Moran resigned as the Executive Vice President, Chief Financial Officer and Secretary of the Company in December 1996. Since his resignation, Mr. Moran has not made a Form 4 or 5 filing under the Securities Exchange Act of 1934, as amended, and therefore, the Operating Partnership has no information for Mr. Moran after such date.

 (8) Mr. Rose resigned as Senior Vice President and Treasurer of the Company in March 1997. Since his resignation, Mr. Rose has not made a Form 4 or 5 filing under the Securities Exchange Act of 1934, as amended, and therefore, the Operating Partnership has no information for Mr. Rose after such date.

 (9) All of such shares represent currently exercisable options to purchase shares of Common Stock granted pursuant to the 1993 Long-Term Stock Incentive Plan except for 1,000 shares of Common Stock owned by each such person.

(10) Includes 257,495 shares of Common Stock and currently exercisable options to purchase 152,665 shares of Common Stock under the 1993 Long-Term Stock Incentive Plan and the 1993 Stock Option Plan for Directors.

(11) Information based on a review of Schedule 13Ds or 13Gs filed with the Commission as of October 31, 1997.

(12) Represents Common Stock and Common L.P. Units owned by of The Irvine Company or its subsidiaries. On September 19, 1997, The Irvine Company announced its intention to acquire approximately 1,000,000 additional shares of Common Stock.

(13) Based on information provided in Amendment No. 3 to a Schedule 13G filed on February 4, 1997 by Cohen & Steers Capital Management ("Cohen & Steers"). As of December 31, 1996, Cohen & Steers had sole dispositive power with respect to all of such shares, and sole voting power with respect to 1,665,600 of such shares.

(14) Based on information provided in a Schedule 13G filed on February 14, 1997 by LaSalle Advisors Limited Partnership ("LALP"), ABKB/LaSalle Securities Limited Partnership ("ABKB"), and two of their principals. As of December 31, 1996 (i) LALP had sole voting and dispositive power with respect to 354,700 shares, shared voting power with respect to 131,300 shares and shared dispositive power with respect to 361,500 shares; (ii) ABKB had sole voting and dispositive power with respect to 122,400 shares, shared voting power with respect to 369,675 shares and shared dispositive power with respect to 476,000 shares; and (iii) each of the principals of LALP and ABKB had sole voting and dispositive power with respect to 477,100 shares, shared voting power with respect to 500,975 shares and shared dispositive power with respect to 837,500 shares.

(15) Based on information provided in Amendment No. 3 to a Schedule 13G filed on January 30, 1997 by Travelers Group Inc. ("TGI") and Smith Barney Holdings Inc. ("SBHI"), a wholly-owned subsidiary of TGI. As of December 31, 1996, SBHI and TGI had shared voting and dispositive power with respect to all of such shares. Each of TGI and SBHI disclaim beneficial ownership of all such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH THE IRVINE COMPANY

     In connection with the Company's Initial Public Offering in December 1993, in which 11,800,000 shares of Common Stock were sold to the public, the Company, the Operating Partnership and The Irvine Company entered into a series of transactions resulting in, inter alia, (i) the Company becoming the sole general partner of, and holding a 39.0% partnership interest in, the Operating Partnership; (ii) The Irvine Company and certain of its subsidiaries becoming the sole limited partners of, and holding in the aggregate a 61.0% partnership interest in, the Operating Partnership; (iii) the transfer of all 43 apartment communities previously owned by The Irvine Company and its subsidiaries to the Operating Partnership; and (iv) the assumption by the Operating Partnership of certain debt of The Irvine Company related to such apartment communities.

     On August 9, 1995, the Company sold, pursuant to a public offering 5,175,000 shares of Common Stock at $17.25 per share. Concurrently with such offering, The Irvine Company, pursuant to its rights under the Partnership Agreement, purchased 1,500,000 Common L.P. Units at $17.25 per unit. Such Common L.P. Units are exchangeable for Common Stock on a one for one basis, subject to adjustment and certain limitations.

     On July 3, 1996, the Company sold in a direct placement 1,490,700 shares of Common Stock at $20.125 per share. Concurrently therewith, The Irvine Company, pursuant to its rights under the Partnership Agreement, purchased 1,490,700 Common L.P. Units at $20.125 per unit. In addition, during 1996 the Company sold in the aggregate 13,280 shares of Common Stock at varying prices ranging from $19.784 to $23.875 per share pursuant to its Dividend Reinvestment and Additional Cash Investment Plan. In connection with such sales, The Irvine Company, pursuant to its rights under the Partnership Agreement, purchased an aggregate of 15,851 Common L.P. Units at varying prices ranging from $19.784 to $23.875 per Common L.P. Unit. All of the foregoing Common L.P. Units are exchangeable for Common Stock on a one for one basis, subject to adjustment and certain limitations.

     On February 20, 1997, the Company sold, pursuant to a public offering, 1,150,000 shares of Common Stock at $27.50 per share. Currently with such offering, The Irvine Company, pursuant to its rights under the Partnership Agreement, purchased 1,394,194 Common L.P. Units at $26.06 per unit (which is equal to the public offering price of the Common Stock in such offering less an amount equivalent to the underwriting discount). In addition, during the first nine months of 1997 the Company sold in the aggregate 16,472 shares of Common Stock at varying prices ranging from $26.338 to $28.656 per share pursuant to its Dividend Reinvestment and Additional Cash Investment Plan. In connection with such sales, The Irvine Company, pursuant to its rights under the Partnership Agreement and Miscellaneous Rights Agreement, purchased an aggregate of 19,900 Common L.P. Units and 858 shares of Common Stock at varying prices ranging from $26.338 to $28.656. All of the foregoing Common L.P. Units are exchangeable for Common Stock on a one for one basis, subject to adjustment and certain limitations.

     The Company and The Irvine Company have entered into an administrative services agreement, as amended, pursuant to which The Irvine Company provides the Company with certain administrative services, including, but not limited to, income tax services, risk management and other support services. During the first nine months of 1997 and in 1996, 1995 and 1994, the Company incurred costs of approximately $95,000, $108,000, $106,000 and $160,000, respectively, pursuant to the administrative services agreement.

     The Company and The Irvine Company have also entered into a lease pursuant to which the Company leases space from The Irvine Company. Pursuant to the lease, $239,000, $230,000 and $179,000 was incurred in 1996, 1995 and 1994, respectively, and $182,000 was incurred in the first nine months of 1997. Base rent payable by the Company under the lease is approximately $242,000 per annum through 1998. The Company also incurred parking costs to The Irvine Company of approximately $33,000, $33,000 and $24,000 in 1996, 1995 and 1994, respectively, and $28,000 in the first nine months of 1997. The Company also commenced renting, in November 1995, retail space for its Leasing and Information Center from an affiliate of The Irvine Company. Pursuant to such lease approximately $57,000, $74,000 and $11,000 was incurred in the first nine months of 1997 and in 1996 and 1995, respectively. Base rent payable by the Company under such lease is approximately $77,000 per annum through 1997. Additionally, the Company has entered into a short term lease with The Irvine Company to provide for offsite parking adjacent to one of the Company's construction sites for storing materials and parking for laborers. The lease commenced September 1, 1996 at $1,500 per month. The total amount incurred in 1996 was $6,000.

     Two of the Operating Partnership's apartment communities are financed by mortgage notes payable to The Irvine Company. These mortgage notes totaled $50,608,000, $51,227,000, $52,011,000 and $52,751,000 at September 30, 1997,
December 31, 1996, 1995 and 1994, respectively. The mortgage notes are collateralized by all-inclusive trust deeds on each of the apartment communities financed, bore fixed interest rates of 5.75% at September 30, 1997 and December 31, 1996, are fully amortizing, and mature in 2015 and 2024. Interest incurred on the mortgage notes payable to The Irvine Company totaled $2,194,000 for the nine months ended September 30, 1997 and $2,966,000, $3,010,000 and $3,055,000
for the years ended December 31, 1996, 1995 and 1994, respectively. The mortgage notes payable to The Irvine Company "wrap around" secured first trust deed notes payable to third party financial institutions. The secured first trust deed notes totaled $50,834,000, $51,363,000, $52,030,000 and $52,654,000 as of
September 30, 1997 and December 31, 1996, 1995 and 1994, respectively. The largest aggregate amount of indebtedness outstanding under each note was $17,676,000 and $34,334,000 during 1996, $18,093,000 and $34,657,000 during 1995 and $18,487,000 and $34,962,000 during 1994. As of September 30, 1997, the amount outstanding under each note was $17,178,000 and $33,656,000.

     The Company, the Operating Partnership and The Irvine Company are parties to the Land Rights Agreement. This agreement, which extends through July 31, 2020, provides the Company the exclusive right, but not the obligation, to acquire additional land sites which have been entitled for residential use and designated by The Irvine Company as ready for apartment development in accordance with the Master Plan. The determination to exercise an option with respect to a site is made solely by a majority of the Independent Directors Committee of the Company's Board of Directors. In addition, The Irvine Company and Donald Bren have agreed to conduct their apartment community development and ownership activities on the Irvine Ranch solely through the Operating Partnership.

     Pursuant to the Land Rights Agreement, The Irvine Company and Mr. Bren have agreed not to directly or indirectly acquire or develop, or acquire an equity interest in any entity that has an ownership interest in, any rental apartment community whether on or off the Irvine Ranch. This prohibition terminates, with respect to communities on the Irvine Ranch, on July 31, 2020, and with respect to communities off the Irvine Ranch, when (i) no nominee of The Irvine Company is a member of the Company's Board of Directors and (ii) The Irvine Company and certain related persons beneficially own less than 20% of the outstanding Common Stock in the aggregate (including for this purpose Common Stock issuable upon exchange of Common L.P. Units).

     The Land Rights Agreement is subject to early termination upon the occurrence of certain events including (i) the failure of the shareholders of the Company to elect as directors of the Company the number of directors which The Irvine Company is entitled to nominate to the Company's Board of Directors,
(ii) in the event of a vacancy on the Board of Directors of an Irvine Company Board Representative, the remaining directors shall not promptly elect a person designated by The Irvine Company to fill such vacancy and (iii) during the period The Irvine Company has the right to nominate three persons to the Company's Board of Directors, the provisions of the Articles of Incorporation and the Bylaws requiring approval of the Required Directors to take certain actions shall be repealed, modified or amended without the prior written consent of The Irvine Company.


     Under the terms of the Land Rights Agreement, through July 31, 2000, the purchase price for any apartment community sites acquired may be paid with either cash, Common Stock or Common L.P. Units, at the option of the Company. After July 31, 2000, the choice of consideration will revert to The Irvine Company. In no event shall the purchase price for any community land site exceed 95% of the value of such site as determined by independent appraisals. In addition, the purchase price for apartment sites encompassing the first 1,800 apartment units the Operating Partnership develops starting in mid-1995 will be set at an amount such that each project's budgeted pro forma unleveraged return on costs for the first 12 months following stabilized occupancy will be between 10.0% and 10.5%. Seven land sites discussed below have been purchased under this arrangement which will contain a total of 1,884 apartment units. Accordingly, as of the date of this prospectus the purchase price for all future land acquisitions under the Land Rights Agreement will be no greater than 95% of the appraised value.


     In the third quarter of 1994, the Operating Partnership acquired four sites for development of 1,695 units for $19,703,000 from The Irvine Company. As partial financing for these four sites, the Operating Partnership elected to assume $15,656,000 in tax-exempt assessment district debt and paid $4,047,000 in cash.

     In March 1995, the Operating Partnership acquired a 512-unit development site known as Newport Ridge for $9,542,000 from The Irvine Company. As partial financing for the acquisition of the site, The Company elected to assume $4,184,000 in tax-exempt assessment district debt. The balance of $5,358,000 was paid through the issuance of 336,432 additional Common L.P. Units in the Operating Partnership to The Irvine Company. In November 1995, the Operating Partnership acquired a 300-unit development site known as Baypointe from The Irvine Company for $4,190,000, of which $2,223,000 was paid in cash and $1,967,000 was paid through the issuance of 113,372 additional Common L.P. Units in the Operating Partnership to The Irvine Company. The L.P. Units are exchangeable for Common Stock of the Company on a one for one basis, subject to adjustment and certain limitations.

     In March 1996, the Operating Partnership acquired a 227-unit development site known as Santa Maria for $3,343,000 from The Irvine Company. As partial financing for the acquisition of the site, the Operating Partnership elected to assume $2,771,000 in tax-exempt assessment district debt. The balance of $572,000 was paid through the issuance of 28,358 additional Common L.P. Units in the Operating Partnership to The Irvine Company. In July 1996, the Operating Partnership acquired a 245-unit development site known as The Colony for $3,545,000 from The Irvine Company. The purchase price for this site consisted of the issuance of 115,544 additional Common L.P. Units in the Operating Partnership and $1,143,000 in cash. In December 1996, the Operating Partnership acquired a 207-unit development site known as Santa Rosa II for $5,999,000 from The Irvine Company. The purchase price was paid through the issuance of 244,857 additional Common L.P. Units in the Operating Partnership. The foregoing Common L.P. Units are exchangeable for Common Stock of the Company on a one for one basis, subject to adjustment and certain limitations.


     On February 10, 1997, the Operating Partnership acquired a 316-unit development site known as Rancho Santa Fe for $8,408,000 from The Irvine Company. The purchase price was paid through the issuance of 313,439 additional Common L.P. Units in the Operating Partnership. On October 21, 1997, the Operating Partnership acquired a 196-unit development site for $5,697,000 from The Irvine Company and on December 16, 1997 the Operating Partnership acquired a 393-unit development site for $10,325,000 from The Irvine Company. The purchase price for these two sites was paid through the issuance of 179,433 and 332,060 additional Common L.P. Units, respectively, in the Operating Partnership. Pursuant to the terms of each of these three acquisitions, a portion of the purchase price is refundable through the forfeiture of a portion of the Common L.P. Units issued in the transaction, if the apartment community to be constructed on the site does not achieve a 10% unleveraged return on costs for the first twelve months following stabilized occupancy. The foregoing Common L.P. Units are exchangeable for Common Stock of the Company on a one for one basis, subject to adjustment and certain limitations.


     Independent appraisals were obtained for each of the sites referred to above, prior to the Independent Directors Committee determining that the Operating Partnership would exercise its right to purchase such land sites. If the Operating Partnership elects not to exercise its option for any site, the Operating Partnership will thereafter have a right of first refusal on the sale of such site to a third party if the terms of such sale are more favorable than those offered to the Operating Partnership. The determination to exercise an option or the right of first refusal under the Land Rights Agreement with respect to any site will be made solely by a majority of the Independent Directors Committee.


     In December 1997, the Operating Partnership acquired a 336-unit development site in the master planned community of Stonecrest Village in San Diego County from an affiliate of The Irvine Company controlled by Donald Bren, the Chairman of the Board of Directors of the Company. The purchase price for the site of $9,475,00 was paid through the issuance of 305,707 additional Common L.P. Units in the Operating

Partnership, of which 191,011 Common L.P. Units are exchangeable for Common Stock of the Company on a one for one basis, subject to adjustment and certain limitation, with the remainder not being exchangeable for Common Stock absent approval of the stockholders of the Company. Independent appraisals were obtained for this site prior to the Independent Directors Committee determining that the Operating Partnership would purchase such site.


     Three directors of the Company, Messrs. Bren, Watson and McKee, are affiliated with The Irvine Company. Mr Bren is Chairman of the Board and the majority stockholder of The Irvine Company. Mr. Watson is Vice Chairman of the Board of The Irvine Company. Mr. McKee is Executive Vice President and Chief Financial Officer of The Irvine Company.

OTHER TRANSACTIONS

     Mr. Grundhofer is Chairman, President and Chief Executive Officer of First Bank System, Inc. which, through an affiliate, is a member of the bank syndicate that has provided the Operating Partnership's $250 million Credit Facility. This facility replaced various prior facilities in which this bank also participated. $36.0 million was outstanding under the Credit Facility as of October 31, 1997. Based on this bank's percentage participation in the Credit Facility (and the predecessor facilities), the Company estimates that the amount of interest and fees paid to the affiliate totaled $271,000 during the first nine months of 1997 and $245,000, $388,000 and $96,000 for 1996, 1995 and 1994, respectively. In addition, an affiliate of First Bank System, Inc. acts as trustee for the 7% Notes and will receive customary compensation therefor.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

     The Common Securities and the Series A Preferred Securities will be issued pursuant to the terms of the Declaration. The following summarizes the material terms and provisions of the Common Securities and the Series A Preferred Securities and is qualified in its entirety by reference to the Business Trust Act and the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL


     The Declaration authorizes the Trust to issue up to 25 million Preferred Securities in one or more series, including the Series A Preferred Securities, up to 10,000 Common Securities and up to 25 million securities of a class designated Excess Preferred Securities issuable in one or more series as described below under "Restrictions on Ownership and Transfer of Series A Preferred Securities." The Regular Trustees have the authority to establish the terms of each series of Preferred Securities, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, if any, by amending the Declaration. Such amendments do not require any vote or action of the holders of the Preferred Securities except as otherwise set forth in the Declaration or as required by law or the rules of any stock exchange or automated quotation system on which the Preferred Securities are listed. The Preferred Securities and the Common Securities represent undivided beneficial interests in the assets of the Trust, subject to the priority and payment terms of the Trust Securities, and are not secured by any assets of the Operating Partnership or any of its affiliates. All of the Common Securities will be owned, directly or indirectly, by the Company and certain members of the management of the Company. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities which have terms substantially similar to the series of Preferred L.P. Units of the Operating Partnership purchased by the Trust with the proceeds from the issuance of such series of Preferred Securities, the Excess Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in Preferred L.P. Units of the Operating Partnership and the investment of the proceeds of the sale of the Common Securities in an interest bearing account at, or certificate of deposit of, a bank. Pursuant to the Declaration, the Property Trustee will own and hold the Preferred L.P. Units of the Operating Partnership as trust assets for the benefit of the holders of the Trust Securities.



     Application will be made to list the Series A Preferred Securities on the NYSE under the symbol "IAC Pr A". If approved for listing, trading of the Series A Preferred Securities on the NYSE is expected to commence within 30 days after the date of this Prospectus. While the Underwriters have advised the Trust that they intend to make a market in the Series A Preferred Securities prior to commencement of trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the Series A Preferred Securities will exist prior to commencement of trading.


COMMON SECURITIES


     Subject to the preferential rights of the Series A Preferred Securities (and the related series of Excess Preferred Securities as described below) and such preferential rights as may be granted by the Regular Trustees in connection with the future issuance of Preferred Securities (and any related series of Excess Preferred Securities as described below), holders of Common Securities are entitled to one vote per security on all matters submitted for a vote to the holders of Common Securities and, subject to the terms of the Declaration or any series of Preferred Securities hereafter established, the exclusive voting power for all purposes (including amendments to the Declaration) are vested in the holders of the Common Securities. Subject to the preferential rights of the Series A Preferred Securities and any series of Preferred Securities hereafter established, the holders of Common Securities are entitled to receive ratably such distributions as may be declared from time to time on the Common Securities by a majority of the Regular Trustees in their discretion from funds legally available therefor. In the event of the liquidation, dissolution, winding-up or termination of the Trust, after payment of all debt and other liabilities and any liquidation amount with respect to outstanding series of Preferred Securities (and any related series of Excess Preferred Securities as described below), each holder of Common Securities is entitled to receive, ratably with each other holder of Common Securities, all remaining assets of the Trust available for distribution to the holders of Common Securities. Holders of Common Securities have no subscription, redemption, conversion or preemptive rights. Matters submitted for approval to holders of Common Securities generally require a majority vote of the Common Securities present and voting thereon. The holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, subject to the right of holders of the Series A Preferred Securities (and any other series of Preferred Securities having a similar right which is then exercisable) to appoint a Special Regular Trustee upon the occurrence of an Appointment Event. The outstanding shares of Common Securities are fully paid and nonassessable.


RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SERIES A PREFERRED SECURITIES

     Ownership Limit Provisions. The Declaration contains certain restrictions on the number of Series A Preferred Securities that individual holders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of the outstanding Trust Securities may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The Trust Securities must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration contains restrictions on the acquisition of Series A Preferred Securities intended to ensure compliance with these requirements.

     Subject to certain exceptions specified in the Declaration no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8%, (the "Ownership Limit") of the issued and outstanding Series A Preferred Securities. The Regular Trustees may, with a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Trust's status as a REIT.

     If Series A Preferred Securities in excess of the Ownership Limit are issued or transferred to any person, or Series A Preferred Securities which would cause the Trust to be beneficially owned by fewer than 100 persons are transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock.

     In addition, Series A Preferred Securities owned, or deemed to be owned, or transferred to a holder in excess of the Ownership Limit will automatically be exchanged for a series of a separate class of preferred securities of the Trust ("Excess Preferred Securities") that shall be deemed to have been transferred to a person as trustee of a trust for the exclusive benefit of one or more charitable organizations designated by the Regular Trustees. While Excess Preferred Securities are held in trust, the trustee of the trust will be deemed to hold the Excess Preferred Securities for the exclusive benefit of the charitable beneficiary, the intended original transferee-holder will acquire no rights to such securities except as described below, and the trustee of the trust will have all distribution and voting rights pertaining to the transferred securities. Upon liquidation, dissolution or winding-up of the Trust, the intended original transferee-holder's ratable share of the Trust's assets would be limited to the price paid by the original transferee-holder for the Series A Preferred Securities in the purported transfer that resulted in the Excess Preferred Securities or, if no value was given, the price per security equal to the closing market price on the date of the purported transfer that resulted in the Excess Preferred Securities.

     Excess Preferred Securities are not transferable except as hereinafter described. The original transferee-holder may, at any time the Excess Preferred Securities are held in trust as provided above, transfer the Excess Preferred Securities to any person whose ownership of such Preferred Securities would be permitted under the Ownership Limit, at a price per security not in excess of the lesser of (i) the price per security paid by the original transferee-holder for the Series A Preferred Securities that resulted in the Excess Preferred Securities or, if no value was given, the price per security equal to the closing market price on the date of the purported transfer that resulted in the Excess Preferred Securities or (ii) the price per security received by the original transferee-holder in the transfer to the person whose ownership of such securities would be permitted under the Ownership Limit. Immediately upon transfer to such permitted transferee, the Excess Preferred Securities will automatically be exchanged for Series A Preferred Securities. In addition, the Trust (or its designee) would have the right, for a period of 90 days during the time the Excess Preferred Securities are held in trust, to purchase all or any portion of the Excess Preferred Securities from the original transferee-holder at a price per security equal to the lesser of
(i) the price per security paid by the original transferee-holder in the transaction that created such Excess Preferred Securities (or, in the case of a devise or gift, the closing market price at the time of such devise or gift) and
(ii) the closing market price for the security on the date the Trust (or its designee) exercises its option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-holder gives notice to the Trust of the transfer or (if no such notice is given) the date the Regular Trustees determine that a violative transfer has been made.


     The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Any change in the Ownership Limit would require an amendment to the Declaration. Such an amendment to the Declaration would require the affirmative vote of holders owning not less than 66 2/3% of the outstanding Common Securities. No vote of holders of Preferred Securities will be required in connection with any such act.


     All certificates representing Series A Preferred Securities will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 0.5% (or such other percentage between 0.5% and 5%, as determined by the Regular Trustees) of the outstanding Series A Preferred Securities must file an affidavit with the Trust containing the information specified in the Declaration within 30 days after January 1 of each year. In addition, each holder of Series A Preferred Securities shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Series A Preferred Securities as the Regular Trustees deem necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     If the Trust authorizes the issuance of any other series of Preferred Securities in the future, the Regular Trustees will at the time of authorization establish ownership limits applicable to such series to ensure compliance with the REIT qualification provisions of the Code.

RANKING


     The Series A Preferred Securities will, with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Trust, rank (i) senior to the Common Securities and (ii) on a parity with all other series of Preferred Securities issued by the Trust unless the terms of such other series specifically provide that such other series ranks junior to the Series A Preferred Securities.


DISTRIBUTIONS


     Subject to the rights of holders of other series of Preferred Securities ranking on a parity with the Series A Preferred Securities as to the payment of distributions which may from time to time be issued by the Trust, holders of Series A Preferred Securities will be entitled to receive, when, as and if declared by the Regular Trustees out of funds legally available therefor,
cumulative cash distributions at the rate per annum of   % of the stated
liquidation amount of $25 per Series A Preferred Security. Distributions on the Series A Preferred Securities will be cumulative, will accrue from the original
date of issuance and will be payable quarterly in arrears, on             ,
            ,             and             (each a "Series A Distribution Payment
Date") of each year, commencing on             , 1998. The amount of
distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any Series A

Distribution Date is not a Business Day, the payment of the distribution to be made on such Series A Distribution Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Los Angeles, California are authorized or required by any applicable law to close. Distributions on the Series A Preferred Securities will accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued distributions will accumulate, to the extent they are not paid, as of the Series A Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.



     If declared by the Regular Trustees as provided above, distributions on the Series A Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. So long as the Series A Preferred L.P. Units are the sole assets of the Trust, the funds available for distribution to the holders of the Series A Preferred Securities will be limited to payments received by the Property Trustee in respect of the Series A Preferred L.P. Units that are deposited in the Trust as trust assets. See "Description of the Series A Preferred L.P. Units." If the Operating Partnership does not make a distribution on the Series A Preferred L.P. Units, the Property Trustee will not make distributions on the Series A Preferred Securities.



     So long as any Series A Preferred Securities are outstanding, no distribution shall be paid or declared on or with respect to the Common Securities or any other series of outstanding Preferred Securities ranking junior as to the payment of distributions to the Series A Preferred Securities (collectively, the "Junior Securities"), nor shall any sum or sums be set aside for or applied to the purchase or redemption of the Series A Preferred Securities or any other series of outstanding Preferred Securities or the purchase, redemption or other acquisition for value of any Junior Securities unless, in each case, full cumulative distributions accumulated on all Series A Preferred Securities and all other series of outstanding Preferred Securities ranking on a parity with the Series A Preferred Securities as to the payment of distributions have been paid in full, provided that the foregoing will not prohibit distributions payable solely in Junior Securities and the purchase of Preferred Securities of any series as described under "-- Restrictions on Ownership and Transfer of Series A Preferred Securities." When distributions have not been paid in full upon the Series A Preferred Securities on the applicable Series A Distribution Payment Date (or a sum sufficient for such full payment is not set apart therefor), all distributions declared and paid on the Series A Preferred Securities and any other series of outstanding Preferred Securities ranking on a parity with the Series A Preferred Securities as to the payment of distributions shall be declared and paid so that the amount of distributions declared and paid on the Series A Preferred Securities and such other series of Preferred Securities shall in all cases bear to each other the same ratio that the respective distribution rights of the Series A Preferred Securities and such other series of Preferred Securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other series of Preferred Securities do not have cumulative distribution rights) bear to each other. Holders of Series A Preferred Securities shall not be entitled to any distributions, whether payable in cash, property or otherwise, in excess of the full cumulative distributions described herein.



     Distributions on the Series A Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Series A Distribution Payment Date. Distributions on the Series A Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Preferred L.P. Units in the Property Account. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment to the Series A Preferred Securityholders will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Series A Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant Series A Distribution Payment Dates.

REDEMPTION



     The Series A Preferred Securities cannot be redeemed prior to except in the case of a Special Event as defined under "Description of the Series A Preferred L.P. Units -- Redemption."



     Upon the repayment of the Series A Preferred L.P. Units or another series of Preferred L.P. Units issued by the Trust in the future, whether at their stated maturity, upon termination of the Operating Partnership, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem a series of Preferred Securities having economic rights substantially similar to the Preferred L.P. Units so repaid, any such redemption to be in an aggregate liquidation amount equal to the aggregate stated value of the Preferred L.P. Units so repaid, upon not less than 30 nor more than 60 days' notice. Accordingly, if the Series A Preferred L.P. Units are repaid, whether at their stated maturity, upon termination of the Operating Partnership, upon redemption or otherwise, Series A Preferred Securities having an aggregate liquidation amount equal to the Series A Preferred L.P. Units so repaid will be redeemed for cash by the Trust at the Redemption Price. In the event fewer than all outstanding Series A Preferred Securities are to be redeemed, Series A Preferred Securities registered in the name of and held by DTC or its nominee will be redeemed as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. The Operating Partnership will terminate on December 31, 2092, unless sooner dissolved.



     If a partial redemption of the Series A Preferred Securities would result in the delisting of the Series A Preferred Securities by any national securities exchange or other organization on which the Series A Preferred Securities are then listed, the Trust will only redeem the Series A Preferred Securities in whole.



     The Series A Preferred Securities have a stated maturity of December 31, 2092 (see "Liquidation" below) and will not be subject to any sinking fund. The Series A Preferred Securities may be mandatorily purchased by the Trust as described under "-- Restrictions on Ownership and Transfer of Series A Preferred Securities."


REDEMPTION PROCEDURES


     The Trust may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid distributions have been paid on all Series A Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.



     If the Trust gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable) then by 12:00 noon, New York City time, on the redemption date and provided that the Property Trustee has funds sufficient to pay the Redemption Price the Property Trustee will deposit irrevocably with the DTC (or its successor) funds sufficient to pay such Redemption Price and will give the DTC (or its successor) irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities entitled thereto. See "-- Book-Entry Only
Issuance -- The Depository Trust Company." If notice of redemption shall have been given as provided above and funds deposited as required, then, on the date of such deposit, distributions will cease to accrue on the Series A Preferred Securities called for redemption, such Series A Preferred Securities will no longer be deemed to be outstanding and all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price but without interest thereon. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Series A Preferred Securities which have been so called for redemption. If any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid by the Property Trustee, distributions on such Series A Preferred Securities will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be used for purposes of calculating the Redemption Price.

     The Regular Trustees, on behalf of the Trust, will provide notice of any redemption of the Series A Preferred Securities to the holders of record thereof not less than 30 nor more than 60 days prior to the date of redemption. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of Series A Preferred Securities to be redeemed, at such holder's address as it appears on the transfer records of the Trust. Each notice shall state the following: (i) the redemption date; (ii) the Redemption Price; (iii) the place or places where certificates for the Series A Preferred Securities may be surrendered for payment; (iv) the number of Series A Preferred Securities to be redeemed from each holder; (v) that payment of the Redemption Price will be made upon presentation and surrender of such Series A Preferred Securities; and (vi) that on or after the redemption date distributions on the Series A Preferred Securities to be redeemed will cease to accrue. No failure to give or defect in a notice of redemption shall affect the validity of the proceedings for redemption except as to the holder to which notice was defective or not given.



     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Operating Partnership or any of its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement unless at such time, the Operating Partnership would be prohibited from purchasing or redeeming Series A Preferred L.P. Units pursuant to the terms thereof. See "Description of the Series A Preferred L.P. Units -- Distributions."


LIQUIDATION


     Subject to the rights of holders of any other series of Preferred Securities which the Trust may issue in the future which rank on a parity with the Series A Preferred Securities upon any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Series A Preferred Securities will be entitled to receive upon any such dissolution, liquidation, winding-up or termination of the Trust out of the assets of the Trust legally available for distribution, after payment or provision for payment of debts and other liabilities of the Trust (to the extent not satisfied by the Operating Partnership as provided in the Declaration), an amount per Series A Preferred Security equal to $25 per Series A Preferred Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution") and no more.



     If, upon any liquidation, dissolution, winding-up or termination of the Trust, there are insufficient assets to permit full payment to holders of Series A Preferred Securities and any other series of outstanding Preferred Securities ranking on a parity upon liquidation, dissolution, winding-up or termination of the Trust with the Series A Preferred Securities, the holders of Series A Preferred Securities and such other series of Preferred Securities shall be paid ratably in proportion to the full distributable amounts to which holders of Series A Preferred Securities and such other series of Preferred Securities are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of Series A Preferred Securities and such other series of outstanding Preferred Securities upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to holders of Common Securities or Preferred Securities of any series ranking junior to the Series A Preferred Securities upon liquidation, dissolution, winding up or termination of the Trust. Neither the consolidation or merger of the Trust with or into any trust, corporation or other entity (or of any trust, corporation or other entity with or into the Trust) nor the sale, lease or conveyance of all or substantially all of the property of the Trust in conformity with the terms of the Declaration shall be deemed to constitute a liquidation, dissolution, winding-up or termination of the Trust.



     Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2092, unless sooner dissolved as provided in the Declaration, (ii) upon termination of the Operating Partnership on December 31, 2092, unless sooner dissolved, or (iii) when (A) Preferred Securities of all series shall have been repaid in accordance with the terms thereof or called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders thereof in accordance with the priority and payment terms of the Preferred Securities and (B) all of the Common Securities are no longer outstanding.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST


     The Trust may not consolidate, amalgamate, merge with or into, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, at the request of the holders of the Common Securities and with the consent of the Regular Trustees, but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, any trust, partnership, corporation or other entity organized under the laws of any State of the United States or the District of Columbia; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities of each series outstanding other securities having substantially the same terms as the Preferred Securities (the "Successor Securities"), so long as each series of Successor Securities rank the same as the Preferred Securities rank with respect to distributions and payments upon liquidation, dissolution, winding-up or termination, (ii) the Company and the Operating Partnership expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Preferred Securities but only if in the opinion of nationally recognized independent counsel to the Trust experienced in matters under the Investment Company Act of 1940, as amended (the "1940 Act"), such action is necessary so that the successor entity will not be required to register as an "investment company" under the 1940 Act, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, interdealer quotation system or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation or amalgamation does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization or (v) such merger, consolidation, amalgamation does not adversely affect the powers, special rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect.


VOTING RIGHTS


     Except as provided below, under "-- Modification and Amendment of the Declaration" and as otherwise required by the Business Trust Act and the Declaration, the holders of the Series A Preferred Securities will have no voting rights.



     If the Trust fails to make distributions in full on the Series A Preferred Securities for six consecutive quarterly distribution periods, (an "Appointment Event"), then the holders of the Series A Preferred Securities (voting separately as a class with all other series of Preferred Securities upon which like voting rights have been conferred and are then exercisable) will be entitled, by the vote of holders of such Preferred Securities representing a majority in aggregate liquidation amount of such outstanding Preferred Securities, to appoint a Special Regular Trustee (who need not be an officer or an employee of or otherwise affiliated with the Company or the Operating Partnership) who shall have the same rights, powers and privileges under the Declaration as a Regular Trustee. The Special Regular Trustee so appointed shall, without any further act or vote by the holders of any other series of Preferred Securities, be deemed to have been appointed to act in such capacity for all series of Preferred Securities upon which like voting rights have been conferred and are, or in the future become, exercisable. Any holder of Series A Preferred Securities (other than the Company or the Operating Partnership or any of their affiliates) shall have the right to nominate any person to be appointed as Special Regular Trustee. For purposes of determining whether the Trust has failed to pay distributions in full for six consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustees will convene a meeting for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fails to convene such meeting within such 30-day period, the holders of Series A Preferred Securities and any other series of Preferred Securities upon which like voting rights have been conferred and are then exercisable representing 10% in aggregate liquidation amount of such outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation amount of Preferred Securities of all series entitled to vote for the appointment of a Special Regular Trustee vote for such appointment, no Special Regular Trustee shall be appointed. Any Special Regular Trustee may be removed without cause at any time by vote of the holders of a majority in liquidation amount of each series of Preferred Securities upon which like voting rights have been conferred and are then exercisable voting as a single class. The holders of 10% in liquidation amount of the Series A Preferred Securities will be entitled to convene such a meeting. Any Special Regular Trustee appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events have been cured and cease to be continuing.



     If any proposed amendment or modification of the Declaration would materially and adversely affect the powers, privileges, preferences or special rights of the Series A Preferred Securities, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal as a class, and such amendment or proposal shall not be effective except with the approval of the holders of Series A Preferred Securities representing 66 2/3% in liquidation amount of the outstanding Series A Preferred Securities; provided, however, that any such amendment or modification which would (i) increase the number of authorized securities that the Trust is authorized to issue, (ii) decrease the number of Preferred Securities of a series but not below the number of Preferred Securities of the series then outstanding or (iii) authorize, create or issue any additional series of Preferred Securities on a parity with or junior to the Series A Preferred Securities as to distributions or upon liquidation, dissolution, winding-up or termination of the Trust shall be deemed not to materially and adversely affect such powers, special rights, preferences or privileges; and provided, further, if holders of Series A Preferred Securities have a right to vote as provided in this paragraph but such amendment or proposal arises out of, or is substantially similar to, an amendment or modification of the Partnership Agreement as described in the following paragraph and with respect to which the Property Trustee is required to obtain the direction of holders of Series A Preferred Securities as described below, then, to the extent permitted by applicable law, no separate vote pursuant to the Declaration shall be required and the vote obtained in connection with the Property Trustee seeking the direction of holders of Series A Preferred Securities shall constitute complete and sufficient action with respect to such amendment or modification of the Declaration.



     The Property Trustee shall take any legal action which arises out of or in connection with the holding of Preferred L.P. Units or the Property Trustee's duties and obligations under the Declaration or the Business Trust Act. If the Property Trustee fails to take such legal action, a majority in aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to take such legal action. If the Property Trustee fails to enforce its rights under the Operating Partnership Limited Partnership Agreement, any holder of Preferred Securities may institute a legal proceeding directly against the Operating Partnership to enforce such rights, without first instituting a legal proceeding against the Property Trustee or any other person.



     In the event the consent or vote of the Property Trustee as the holder of the Series A Preferred L.P. Units of the Operating Partnership is required with respect to any amendment or modification of the Partnership Agreement, the Property Trustee shall request the direction of the holders of the Series A Preferred Securities with respect to such amendment or modification. With respect to such amendment or modification, the Property Trustee shall vote the Series A Preferred L.P. Units as directed by a majority in aggregate liquidation amount of the Series A Preferred Securities; provided that where such amendment or modification under the Partnership Agreement requires the consent of holders of Series A Preferred L.P. Units representing a specified percentage greater than a majority in aggregate liquidation amount of the Series A. Preferred L.P. Units, the Property Trustee may only give such consent at the direction of the holders of Series A Preferred Securities representing such specified percentage of the aggregate liquidation amount of the Series A Preferred Securities.



     Any required approval or direction of holders of Series A Preferred Securities may be given at a separate meeting of holders of Series A Preferred Securities convened for such purpose, at a meeting of all of the holders of Preferred Securities of the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities of any series.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities at such time that are owned by the Company, the Operating Partnership or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Operating Partnership shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Series A Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Subject to the right of holders of Series A Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, holders of the Series A Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

CONVERSION RIGHTS

     Except as otherwise provided under "-- Restrictions on Ownership and Transfer of Series A Preferred Securities," the Series A Preferred Securities are not convertible into or exchangeable or exercisable for any other property or securities of the Trust, the Company or the Operating Partnership.

MODIFICATION AND AMENDMENT OF THE DECLARATION


     The Declaration may be modified and amended by a majority of the Regular Trustees, provided, that, (i) if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (A) any action that would materially and adversely affect the powers, preferences, privileges or special rights of any series of the Preferred Securities, whether by way of amendment to the Declaration or otherwise, or (B) the dissolution, liquidation, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then, subject to the terms of any such series of Preferred Securities, the holders of each affected series of outstanding Preferred Securities will be entitled to vote on such amendment, modification or proposal and such amendment, modification or proposal shall not be effective with respect to such an affected series except with the approval of at least 66 2/3% in liquidation amount of such series.



     Notwithstanding any other provision in the Declaration, in the event the holders of Series A Preferred Securities have the right to vote with respect to a matter pursuant to the Declaration which voting right arises out of, or is substantially similar to, a matter arising under the Partnership Agreement on which the Property Trustee is required to obtain the direction of holders of Series A Preferred Securities as described under "Voting Rights" above, then, to the extent permitted by applicable law, no separate vote pursuant to the Declaration shall be required and the vote obtained in connection with the Property Trustee seeking the direction of holders of the Series A Preferred Securities shall constitute complete and sufficient action with respect to such matter under the Declaration.



     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) subject to certain exceptions, either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that the Trust will continue to be treated as a REIT for purposes of United States federal income taxation and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment or modification will not cause the Trust to be an investment company which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities,
(iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee,
(iv) the Article of the Declaration relating to the obligation of the Company and certain members of management of the Company to purchase the Common Securities may not be amended without the consent of the Company, and the Article of the Declaration relating to the restriction on the transfer of Common Securities shall not be amended without the consent of the holders of all Common Securities, (v) the Article of the Declaration relating to the obligation of the Operating Partnership to pay certain obligations and expenses of the Trust as described under "IAC Capital Trust" may not be amended without the consent of the Operating Partnership, (vi) the rights of holders of Common Securities under the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of all holders of Common Securities, (vii) the rights of holders of Series A Preferred Securities under the Declaration to appoint or remove a Special Regular Trustee shall not be amended without the consent of each holder of Series A Preferred Securities and (viii) the Section of the Declaration relating to the purpose of the Trust may not be amended without the consent of a majority in liquidation amount of each series of outstanding Preferred Securities.



     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) to add to the covenants, restrictions or obligations of the Company or the Operating Partnership, and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not materially and adversely affect the rights, preferences or privileges of the holders of Preferred Securities.


BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depositary for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global Series A Preferred Securities certificates (each a "Series A Preferred Securities Global Certificate"), representing the total aggregate number of Series A Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Series A Preferred Security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Upon issuance of a Series A Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Series A Preferred Securities represented by such Series A Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC.

Ownership of beneficial interests in a Series A Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Series A Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Series A Preferred Securities represented by such Series A Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC will reduce the amount of interest of each Direct Participant in the Series A Preferred Securities in accordance with its procedures.

     Although voting with respect to the Series A Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus proxy).

     Distribution payments on the Series A Preferred Securities represented by a Preferred Series Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Series A Preferred Security certificate will not be entitled to receive physical delivery of Series A Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series A Preferred Securities.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Series A Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Operating Partnership believe to be reliable. Neither the Trust nor the Operating Partnership has any responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event the Series A Preferred Securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the Series A Preferred Securities will be payable, the transfer of the Series A Preferred Securities will be registrable, and Series A Preferred Securities will be exchangeable for Series A Preferred Securities of other denominations of a like aggregate liquidation amount, at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Series A Preferred Security will be made only upon surrender of such Series A Preferred Security to the Property Trustee.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the Series A Preferred Securities. The Bank of New York will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Operating Partnership may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Series A Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Series A Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Series A Preferred Securities to be redeemed and (ii) register the transfer of or exchange any Series A Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Series A Preferred Securities being redeemed in part. Holders of Series A Preferred Securities to be redeemed shall surrender such Series A Preferred Securities at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid distributions payable upon such redemption following such surrender.


     Upon presentation of any Certificate for Series A Preferred Securities redeemed in part only, the Trust shall execute and deliver, at the expense of the Trust, a new Certificate equal to the unredeemed portion of the Certificate so presented.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee undertakes to perform only such duties as are specifically set forth in the Declaration and shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company, the Operating Partnership and certain of their affiliates may maintain a deposit account and banking relationship with the Property Trustee.

GOVERNING LAW

     The Declaration and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS


     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust (i) will not be deemed to be an "investment company" required to be registered under the 1940 Act and (ii) that the Trust will be classified for United States federal income tax purposes as a REIT. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of holders of the Trust Securities.

                DESCRIPTION OF THE SERIES A PREFERRED L.P. UNITS

     The Series A Preferred L.P. Units will be issued pursuant to the Partnership Agreement. The following summarizes the material terms and provisions of the Series A Preferred L.P. Units and is qualified in its entirety by reference to the Partnership Agreement, which has been filed as an exhibit to the registration statement of which this Prospectus forms a part.

GENERAL


     The Operating Partnership is authorized to issue Preferred L.P. Units in one or more series. The General Partner has the authority to establish the terms of each series, including the preferences, conversion, and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption, if any, by amending the Partnership Agreement. Such an amendment does not require any vote or action by the holders of L.P. Units, except as provided under applicable law.



     The Partnership Agreement does not contain any limitation on the number of Preferred L.P. Units that may be issued or on the number of series that may be established.


RANKING


     The Series A Preferred L.P. Units will, with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Operating Partnership, rank (i) senior to the G.P. Units and the Common L.P. Units and
(ii) on a parity with all other series of Preferred L.P. Units issued by the Operating Partnership unless the terms of such other series specifically provide that such series ranks junior to the Series A Preferred L.P. Units.


DISTRIBUTIONS


     Subject to the rights of holders of other series of Preferred L.P. Units ranking on a parity with the Series A Preferred L.P. Units as to the payment of distributions, the Trust, as the holder of the Series A Preferred L.P. Units, will be entitled to receive, when, as and if declared by the Operating Partnership, acting through the Company as the sole general partner of the Operating Partnership, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum
of   % of the stated value of $25 per Series A Preferred L.P. Unit.
Distributions will be cumulative, will accrue from the original date of issuance
and will be payable quarterly in arrears, on                ,                ,
               and                of each year (each a "Series A Preferred L.P.
Unit Distribution Payment Date"), commencing on                , 1998. The
amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred L.P. Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred L.P. Units will be made to the Property Trustee as the holder of record of the Series A Preferred L.P. Units.


     No distributions on the Series A Preferred L.P. Units shall be declared or paid or set apart for payment by the Operating Partnership at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. The Credit Facility provides that the Operating Partnership may make distributions to its partners to the extent necessary to enable the Company to make dividend payments to its shareholders as required for the Company to maintain its status as a REIT under the Code.

     Distributions on the Series A Preferred L.P. Units will accrue regardless of whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are declared and will accumulate to the extent that they are not paid as of the Series A Preferred L.P. Unit Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest. So long as any Series A Preferred L.P. Units are outstanding, no distribution shall be paid or declared on or with respect to the Common L.P. Units or the G.P. Units or any other series of outstanding Preferred L.P. Units ranking junior as to the payment of distributions to the Series A Preferred L.P. Units (collectively, "Junior OP Units"), nor shall any sum or sums be set aside for or applied to the purchase or redemption of the Series A Preferred L.P. Units or any other series of outstanding Preferred L.P. Units or the purchase, redemption or other acquisition for value of any Junior OP Units unless, in each case, full cumulative distributions accumulated on all Series A Preferred L.P. Units and all other series of outstanding Preferred L.P. Units ranking on a parity with the Series A Preferred L.P. Units as to the payment of distributions have been paid in full, provided that the foregoing will not prohibit distributions payable solely in Junior OP Units, the exchange of Common L.P. Units for Common Stock of the Company in accordance with the Exchange Rights set forth in the Partnership Agreement, the repurchase of Common L.P. Units in connection with the exercise by the holders thereof of the Cash Tender Rights set forth in the Partnership Agreement, the exchange of Common L.P. Units for G.P. Units as provided in the Partnership Agreement or the repayment, return, forfeiture and cancellation of Common L.P. Units issued in connection with land acquisitions by the Operating Partnership as and to the extent provided pursuant to the purchase agreement relating to any such acquisition. When distributions have not been paid in full upon the Series A Preferred L.P. Units on the applicable Preferred L.P. Unit Distribution Payment Date (or a sum sufficient for such full payment is not set apart therefor), all distributions declared and paid on the Series A Preferred L.P. Units and any other series of outstanding Preferred L.P. Units ranking on a parity with the Series A Preferred L.P. Units as to the payment of distributions shall be declared and paid so that the amount of distributions declared and paid on the Series A Preferred L.P. Units and such other series of Preferred L.P. Units shall in all cases bear to each other the same ratio that the respective distribution rights of the Series A Preferred L.P. Units and such other series of Preferred L.P. Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other series of Preferred L.P. Units do not have cumulative distribution rights) bear to each other. Holders of Series A Preferred L.P. Units shall not be entitled to any distributions, whether payable in cash, property or otherwise, in excess of the full cumulative distributions described herein.


LIQUIDATION


     Subject to the rights of holders of any other series of Preferred L.P. Units ranking on a parity with the Series A Preferred L.P. Units, upon any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Operating Partnership, the holders of the Series A Preferred L.P. Units will be entitled to receive out of the assets of the Operating Partnership legally available for distribution, after payment or provision for payment of debts and other liabilities of the Operating Partnership an amount equal to the stated value of $25 per Series A Preferred L.P. Unit, plus accumulated and unpaid distributions thereon to the date of payment and no more. If upon any such liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to the holders of Series A Preferred L.P. Units and any other series of outstanding Preferred L.P. Units ranking on a parity upon liquidation, dissolution, winding-up or termination of the Operating Partnership with the Series A Preferred L.P. Units, the holders of Series A Preferred L.P. Units and such other series of Preferred L.P. Units shall be paid ratably in proportion to the full distributable amount to which holders of Series A Preferred L.P. Units and such other series of Preferred L.P. Units are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of the Series A Preferred L.P. Units and such other series of outstanding Preferred L.P. Units upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to the holders of Common L.P. Units, G.P. Units or any other series of outstanding Preferred L.P. Units ranking junior to the Series A Preferred L.P. Units on liquidation, dissolution, winding-up or termination of the Operating Partnership. The consolidation or merger of the Operating Partnership with or into any corporation, trust, or other entity (or of any corporation, trust or entity with or into the Operating Partnership) shall not be deemed to constitute a liquidation, dissolution, winding-up or termination of the Operating Partnership.


REDEMPTION


     Except in the case of a Special Event, the Series A Preferred L.P. Units
may not be redeemed prior to                . On or after such date, the
Operating Partnership shall have the right to redeem the Series A Preferred L.P. Units, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $25 per Series A Preferred L.P. Unit plus accumulated and unpaid distributions to the date of payment. Except in connection with a dissolution, liquidation, winding-up or termination of the Operating Partnership as described under "Liquidation" above, the redemption price of the Series A Preferred L.P. Units (other than the portion thereof consisting of accumulated but unpaid distributions) is payable solely out of the sale proceeds of capital stock of the Company, which will be contributed by the Company to the Operating Partnership as an additional capital contribution, or L.P. Units of the Operating Partnership and from no other source. Unless previously redeemed, the Series A Preferred L.P. Units will be redeemed for cash upon termination of the Operating Partnership. Unless sooner dissolved, the Operating Partnership will terminate on December 31, 2092, which is the stated maturity date of the Series A Preferred L.P. Units.


     If, at any time, a Tax Event or Investment Company Event or (each, a "Special Event") shall occur and be continuing, the Operating Partnership shall have the right to redeem the Series A Preferred L.P. Units in whole but not in part, as set forth below, provided, however, that, if at the time there is available to the Operating Partnership or the Trust the opportunity to eliminate, within a 90-day period, the Special Event by taking some ministerial action (collectively, "Ministerial Actions"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which in the sole judgment of the Company, as general partner of the Operating Partnership, has or will cause no adverse effect on the Trust, the Operating Partnership, the Company or the holders of the Preferred Securities and will involve no material cost, the Operating Partnership and the Trust will pursue such measure in lieu of such redemption, provided further that the Operating Partnership shall have no right to redeem the Series A Preferred L.P. Units while the Operating Partnership or the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action. The Operating Partnership shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Series A Preferred L.P. Units in whole for cash as provided in the preceding paragraph within 90 days following the occurrence of such Special Event (subject to extension for the number of days Ministerial Actions are pursued).

     "Investment Company Event" means that the Operating Partnership and the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the 1940 Act, that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.


     "Tax Event" means that the Operating Partnership and the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that the Trust does not qualify, or within 90 days of the date of such opinion will no longer qualify, as a REIT under the Code for any reason whatsoever, provided that a Tax Event shall not include the voluntary election by the Regular Trustees and/or the holders of the Common Securities to terminate the Trust's status as a real estate investment trust for federal income tax purposes.


     If the Operating Partnership gives a notice of redemption in respect of Series A Preferred L.P. Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Operating Partnership will deposit irrevocably in trust for the benefit of the Series A Preferred L.P. Units being redeemed funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Series A Preferred L.P. Units. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, distributions will cease to accumulate on the Series A Preferred L.P. Units called for redemption, such Series A Preferred L.P. Units will no longer be deemed to be outstanding and all rights of holders of such Series A Preferred L.P. Units so called for redemption will cease, except the right of the holders of such Series A Preferred L.P. Units to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Series A Preferred L.P. Units is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of the Series A Preferred L.P. Units is improperly withheld or refused and not paid by the Operating Partnership, distributions on such Series A Preferred L.P. Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Series A Preferred L.P. Units are to be redeemed, the Series A Preferred L.P. Units to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional units) or in some other equitable manner determined by the Operating Partnership.


     In the event of any redemption in part, the Operating Partnership shall not be required to (i) issue, register the transfer of or exchange any Series A Preferred L.P. Units during a period beginning at the opening of business 15 days before any selection for redemption of Series A Preferred L.P. Units and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Series A Preferred L.P. Units to be redeemed and (ii) register the transfer of or exchange any Series A Preferred L.P. Units so selected for redemption, in whole or in part, except the unredeemed portion of any Series A Preferred L.P. Units being redeemed in part. Holders of Series A Preferred L.P. Units to be redeemed shall surrender such Series A Preferred L.P. Units at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid distributions payable upon such redemption following such surrender.


     The Operating Partnership may not redeem fewer than all the outstanding Series A Preferred L.P. Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred L.P. Units for all quarterly distribution periods terminating on or prior to the date of redemption.



     Notice of redemption will be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred L.P. Units to be redeemed at their respective addresses as they appear on the transfer records of the Operating Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred L.P. Units except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series A Preferred L.P. Units to be redeemed; (iv) the place or places where the Series A Preferred L.P. Units is to be surrendered for payment of the redemption price; (v) that distributions on the Series A Preferred L.P. Units to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price will be made upon presentation and surrender of such Series A Preferred Limited Partner Units. If fewer than all of the Series A Preferred L.P. Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred L.P. Units to be redeemed from such holder.


     The holders of Series A Preferred L.P. Units at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to such Series A Preferred L.P. Units on the corresponding distribution payment date notwithstanding the redemption thereof between such distribution record date and the corresponding distribution payment date or the Operating Partnership's default in the payment of the distribution due. Except as provided above, the Operating Partnership will make no payment or allowance for unpaid distributions, regardless of whether in arrears, on Series A Preferred L.P. Units called for redemption.

     The Series A Preferred L.P. Units have a stated maturity of December 31, 2092, and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company or the Operating Partnership.

VOTING RIGHTS


     Holders of the Series A Preferred L.P. Units will not have any voting rights, except as set forth below and as otherwise required by law and the Partnership Agreement.



     If any proposed amendment or modification of the Partnership Agreement would materially and adversely affect the powers, special rights, preferences or privileges of the Series A Preferred L.P. Units, then the holders of outstanding Series A Preferred L.P. Units will be entitled to vote on such amendment or modification as a class, and such amendment or modification shall not be effective except with the approval of the holders of at least 66 2/3% in stated value of the outstanding Series A Preferred L.P. Units; provided, however, that any such amendment or modification that would authorize, create or issue any additional series of Preferred L.P. Units ranking on a parity with or junior to the Series A Preferred L.P. Units as to distributions or upon liquidation, dissolution, winding-up or termination of the Operating Partnership shall be deemed not to materially and adversely effect such powers, special rights,
preferences or privileges; and, provided further, that prior to        , any
amendment or modification to the definition of Tax Event shall be deemed to materially and adversely affect such powers, special rights, preferences and privileges.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES
                          AND THE PREFERRED L.P. UNITS


     As set forth in the Declaration, the Trust exists for the sole purpose of
(a) issuing its Preferred Securities (and, if applicable, Excess Preferred Securities), (b) issuing its Common Securities as described herein and investing the proceeds of such issuance in an interest bearing account at, or a certificate of, a bank, (c) investing the proceeds from the sale of each series of Preferred Securities in a series of Preferred L.P. Units of the Operating Partnership and (d) engaging in such other activities as are necessary, convenient or incidental thereto.



     The Trust's ability to make distributions and other payments on the Series A Preferred Securities is initially effectively dependent upon the Operating Partnership making distributions and other payments on the Series A Preferred L.P. Units held as trust assets. If the Operating Partnership does not make distributions or other payments on the Preferred L.P. Units for any reason, it is expected that the Trust will not be able to make payments on the Series A Preferred Securities.



     Initially, as long as distributions and other payments are made on the Series A Preferred L.P. Units, such payments will be sufficient to cover distributions and other payments due on the Series A Preferred Securities primarily because (i) the aggregate stated value of Series A Preferred L.P. Units held as trust assets will be equal to the aggregate liquidation amount of the Series A Preferred Securities; (ii) the distribution rate and distribution and other payment dates on the Series A Preferred L.P. Units will match the distribution rate and distribution and other payment dates on the Series A Preferred Securities; (iii) the Declaration provides that the Operating Partnership shall reimburse all costs, expenses and liabilities of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except with respect to distributions on the Trust Securities and withholding taxes on such distributions; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Operating Partnership will have sufficient resources to enable it to pay such costs, expenses and liabilities on behalf of the Trust.



     The Property Trustee will have the power to exercise all rights, powers and privileges under the Operating Partnership Limited Partnership Agreement with respect to the Limited Partnership Units of the Operating Partnership held by the Trust. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to taking certain legal actions under the Declaration. If the Property Trustee fails to enforce its rights under the Operating Partnership Limited Partnership Agreement, any holder of Preferred Securities may institute a legal proceeding against the Operating Partnership to enforce such rights. See "Description of the Series A Preferred Securities."

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of certain provisions of the Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, refinancings and the selection of property managers and any changes in the Operating Partnership's distribution policies. The Board of Directors of the Company will manage the affairs of the Operating Partnership. The Irvine Company has the right to nominate three persons for election to the Board of Directors so long as The Irvine Company, its stockholders or its affiliates beneficially own at least 20% of the outstanding shares of Common Stock (including for these purposes shares issuable upon exercise of Exchange Rights set forth in the Partnership Agreement subject to the ownership limit provision of the Company's Articles of Incorporation applicable to The Irvine Company). In the event that this ownership falls below 20% but is at least 15%, The Irvine Company will have the right to nominate two persons for election to the Board of Directors; and if this ownership falls below 15% but is at least 10%, The Irvine Company will have the right to nominate one person for election to the Board of Directors. Dispositions of properties are subject to the condition that there will be sufficient cash distributed to partners of the Operating Partnership to allow, subject to certain limitations, all such partners (including the Company) to pay may tax liabilities arising from the disposition and on the distribution itself.

     The consent of a majority of the outstanding Common L.P. Units will be required with respect to certain extraordinary actions involving the Operating Partnership including (i) the amendment, modification or termination of the Partnership Agreement, (ii) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee for any of the assets of the Operating Partnership, (iii) the institution of any proceeding for bankruptcy of the Operating Partnership, (iv) the transfer of any general partnership interest in the Operating Partnership, including through any merger, consolidation or liquidation of the Company, subject to certain exceptions, (v) the admission of any additional or substitute general partner in the Operating Partnership; (vi) for the Company to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership) or to conduct business other than through the Operating Partnership; and (vii) for the Company or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of apartment communities. The Partnership Agreement requires, absent receipt of consent, that title to assets be in the Operating Partnership in order to maintain a one-for-one exchange ratio between Common L.P. Units and shares of Common Stock. If such consent is obtained, the Company and The Irvine Company agree to negotiate in good faith to amend the Partnership Agreement, including the mechanics for calculating the exchange ratio, in order to reflect such direct ownership of assets by the Company.

     In addition, until such time as the Company owns 90% or more of the total Common L.P. Units in the Operating Partnership, the consent of the limited partners holding a majority interest in the Common L.P. Units will also be required with respect to the liquidation of the Operating Partnership, the sale or other transfer of all or substantially all of the assets of the Operating Partnership and certain mergers and business combinations resulting in the complete disposition of all Common L.P. Units.

     Holders of Preferred L.P. Units will have no voting rights except as described under "Description of the Series A Preferred L.P. Units -- Voting Rights."

     The Company has unilateral control over the Operating Partnership but The Irvine Company and its nominees to the Company's Board of Directors will have substantial influence over the affairs of the Company and thus the Operating Partnership. The Partnership Agreement prohibits the Operating Partnership from lending money to any Irvine Person.

TRANSFER OF L.P. UNITS


     The Preferred L.P. Units held by the Trust as trust assets may not be transferred except to a successor entity as provided under "Description of the Series A Preferred Securities -- Merger, Consolidation or Amalgamation of the Trust."


     The Partnership Agreement provides that limited partners may transfer their Common L.P. Units subject to certain limitations. Other than transfers to or among The Irvine Company or affiliates of The Irvine Company, transfers resulting from a dividend or other distribution by The Irvine Company to its stockholders or pledges securing loans made by financial institutions, holders of Common L.P. Units may only transfer their Common L.P. Units to a purchaser who is an accredited investor within the meaning of Regulation D under the Securities Act.

     In addition, no transfer of Common L.P. Units by the limited partners may be made in violation of certain regulatory and other restrictions set forth in the Partnership Agreement. Any other transfers may be made only with the prior written consent of the Company as the sole general partner of the Operating Partnership. Other than with respect to transfers to or among The Irvine Company or affiliates of The Irvine Company, transfers resulting from a dividend or other distribution by The Irvine Company to its stockholders or pledges securing loans made by financial institutions, the Exchange Rights and the Cash Tender Rights will no longer be applicable to Common L.P. Units so transferred and the transferee will not have any rights to nominate persons to the Board of Directors of the Company.

ISSUANCE OF ADDITIONAL L.P. UNITS


     As general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional G.P. Units and L.P. Units in the Operating Partnership. In addition, in the event of the exercise of an option or the delivery of stock pursuant to the 1993 Stock Plan, the 1996 Stock Plan, the 1993 Stock Plan for Directors and the Company's Dividend Reinvestment and Additional Cash Investment Plan, the Operating Partnership will issue additional G.P. Units to the Company. See "Policies With Respect to Certain Activities -- Operating Partnership -- Financing Policies" for certain participation rights granted to The Irvine Company in connection with issuances of L.P. Units.


EXCHANGE RIGHTS

     The Irvine Company and certain related persons have the right (subject to the ownership limit provision of the Company's Articles of Incorporation applicable to The Irvine Company), exercisable once in each twelve-month period, to exchange up to one-third of the number of Common L.P. Units owned by them for shares of Common Stock or if The Irvine Company and certain related persons own 6,149,000 Common L.P. Units or less, then they may, subject to such ownership limit provision, exchange all of their Common L.P. Units for shares of Common Stock. As of October 31, 1997, The Irvine Company and its affiliates owned 24,199,080 Common L.P. Units in the aggregate. The exchange ratio is one share of Common Stock for each Common L.P. Unit, subject to adjustment in certain events, including the Company paying a dividend or making a distribution on the Common Stock in shares of Common Stock and subdivisions and combinations of the Common Stock. Common L.P. Units that are acquired by the Company pursuant to the exercise of Exchange Rights will be converted automatically into G.P. Units in the Operating Partnership.

     The exercise of Exchange Rights is subject to (i) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and (ii) the satisfaction of the applicable ownership limit provision of the Articles of Incorporation, after giving effect to the exchange. For purposes of determining the number of Common L.P. Units which may be exchanged for shares of Common Stock pursuant to the Exchange Rights at any point in time, there shall be taken into account the number of issued and outstanding shares of Common Stock which are beneficially owned by The Irvine Company and its affiliates at such time. Accordingly, beneficial ownership by The Irvine Company and its affiliates of shares of Common Stock reduces the number of Common L.P. Units which may be exchanged pursuant to the Exchange Rights at any point in time.

CASH TENDER RIGHTS

     The Irvine Company and certain related persons have the right, exercisable once in any twelve-month period, subject to certain limitations, to sell to the Company for cash up to one-third of the number of Common L.P. Units owned by them or if The Irvine Company and certain related persons own 6,149,000 Common L.P. Units or less, then they may tender all of their Common L.P. Units to the Company. Common L.P. Units that are acquired by the Company as a result of the exercise of Cash Tender Rights will be converted automatically into G.P. Units in the Operating Partnership.

     The Company will have to pay for such Common L.P. Units solely out of the proceeds of a registered offering of newly issued shares of Common Stock. The price payable for a Common L.P. Unit tendered will be equal to the average of the daily market prices for the Common Stock for the 10 consecutive trading days immediately preceding the date of receipt by the Company of a notice of cash tender (each Common L.P. Unit being equivalent to one share of Common Stock, subject to adjustment as described above), except that the purchase price for such Common L.P. Units will be reduced by any decrease in the price of the Common Stock that occurs between the exercise date and the pricing of the Common Stock being sold pursuant to the registered offering and underwriting discounts and commissions. The Irvine Company will thus bear the risk of any such reduction, subject to certain withdrawal rights. Any proceeds in excess of the purchase price will be for the sole benefit of the Company. The Company shall be required to promptly file with the Commission a registration statement with respect to any registered offering.

     After an exercise of Cash Tender Rights, The Irvine Company may not exercise its Cash Tender Rights until 90 days after the completion of the registered offering of shares of Common Stock if applicable.

FUNDING OF INVESTMENTS


     The Partnership Agreement provides that if the Operating Partnership requires additional funds to pursue its investment objectives, the Company may fund such investments by raising additional equity capital and making a capital contribution to the Operating Partnership or by borrowing such funds and lending the net proceeds thereof to the Operating Partnership. If the Company funds an investment as a contribution to capital and purchase of G.P. Units or lends funds to the Operating Partnership, the holders of Common L.P. Units (subject to certain minor exceptions) will have the right to participate in such funding or loan on a pro rata basis. In the event that such holders do not participate in such funding, the Company's interest in the Operating Partnership will be increased based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. See "Policies With Respect to Certain Activities -- Operating
Partnership -- Financing Policies." The amount of any such loan may be limited by the requirement that the Company derive at least 75% of its gross income from certain investments related to real property. See "Certain Federal Income Tax Consequences."


TAX ACCOUNTING

     The Operating Partnership has a taxable year ending on December 31, pursuant to a Code provision that requires a partnership to adopt the same tax year as its majority in interests partner.

TERM

     The Operating Partnership will continue in full force and effect until December 31, 2092 or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES



     The following summary of material federal income tax considerations regarding an investment in Series A Preferred Securities is based on current law and is for general information only. See "Recent Legislation Applicable to REITs," below, for a discussion of changes to the Code made by the Taxpayer Relief Act of 1997. Such changes generally do not apply to the Trust until its taxable year beginning January 1, 1998. This discussion addresses initial holders only, and does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or, except to the extent discussed under the headings "Taxation of Tax-Exempt Holders" and "Taxation of Foreign Holders" below, to certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) that are subject to special treatment under the federal income tax laws.


     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF PREFERRED SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION.

TAXATION OF THE TRUST


     The REIT provisions of the Code are highly technical and complex. The following sets forth the material aspects of the provisions of the Code that govern the federal income tax treatment of a REIT and its beneficial owners. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change which may apply retroactively.



     The Trust will elect to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1998, and the Trust intends to operate so as to qualify as a REIT. In the opinion of Davis Polk & Wardwell, commencing with the Trust's taxable year ending December 31, 1998, the Trust will be treated as being organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by the Trust and the Company as to factual matters concerning the business and properties as set forth in this Prospectus. The opinion is expressed as of its date and Davis Polk & Wardwell has no obligation to advise holders of Preferred Securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, distribution levels, diversity of ownership and various other qualification tests imposed under the Code (as discussed below), the results of which will not be reviewed by Davis Polk & Wardwell. Accordingly, no assurance can be given that the actual results of the Trust's operation for any one taxable year will satisfy such requirements. See "-- Failure to Qualify." An opinion of counsel is not binding on the Internal Revenue Service (the "IRS"), and no assurance can be given that the Service will not challenge the Trust's eligibility for taxation as a REIT.


     If the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Trust Securities. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in an entity that is taxable as a corporation. However, the Trust will be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains, if any. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fourth, if the Trust should fail to satisfy the 75% gross income test or the

95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Trust's profitability. Fifth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, the Trust could also be subject to tax in certain situations and on certain transactions not presently contemplated.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or Directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;
(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests described below (including with respect to the nature of its income and assets). The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Declaration provides for restrictions regarding the transfer of Preferred Securities, which provisions are intended to assist the Trust in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. Such transfer restrictions are described in "Description of the Series A Preferred Securities -- Restrictions on Ownership and Transfer of Series A Preferred Securities."

     To monitor the Trust's compliance with the ownership requirements, the Trust is required to maintain records regarding the actual ownership of the Trust Securities. To do so, the Trust must demand written statements each year from the record holders of certain percentages of Trust Securities in which the record holders are to disclose the actual owners of the securities (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of the Trust's records. A holder of Trust Securities who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the securities and certain other information.

     In addition, a corporation or trust may not elect to become a REIT unless its taxable year is the calendar year. The Trust satisfies this requirement.


     Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, regulations provide that the REIT will be deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Trust for purposes of applying the REIT requirements described below. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "-- Tax Aspects of the Trust's Investment in the Operating Partnership."


     Income Tests. In order to maintain qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments in real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from other dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by the Trust through the Operating Partnership will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, the Trust or its affiliates are permitted to, and do directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.


     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests (though not the 30% gross income test) for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving the Trust, the Trust will not qualify as a REIT. As discussed above, even where these relief provisions apply, a tax is imposed with respect to the excess net income.


     Asset Tests. The Trust, at the close of each quarter of its taxable year, must also satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Operating Partnership), stock or debt instruments held for not more than one year purchased with the proceeds of an offering of beneficial interests of the Trust, cash, cash items and government securities. Second, the remaining 25% of the Trust's total assets may be invested in securities, subject to the following restrictions: (i) the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets, and (ii) the Trust may not own more than 10% of any one issuer's outstanding voting securities. The Trust does not intend to invest in securities other than Preferred L.P. Units and certain interest bearing obligations.

     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its beneficial owners in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at the capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to holders of Trust Securities in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to beneficial owners in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to beneficial owners will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP


     General. In the opinion of Davis Polk & Wardwell under current law the Trust, and not the holders of the Preferred Securities, will be treated as the owner of the Preferred L.P. Units for federal income tax purposes. Accordingly, the Trust will include in its income its proportionate share of partnership items for purposes of the various REIT income tests. Moreover, for purposes of the REIT asset tests, the Trust will include its proportionate share of assets held by the Operating Partnership. See "-- Taxation of the Trust -- Ownership of Partnership Interests."


     Sale of the Properties. The Trust's share of any gain realized by the Operating Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Taxation of the Trust -- Requirements for Qualification" and "-- Taxation of the Trust -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other apartment properties) and to make such occasional sales of the Properties, including peripheral land, as are consistent with the Trust's investment objectives.

TAXATION OF TAXABLE DOMESTIC HOLDERS

     General. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the holder has held its Preferred Security. It is expected that all distributions from the Trust will be designated as ordinary income.

     Gain from the sale of Preferred Securities will be included in income as capital gain assuming the securities are a capital asset in the hands of the holder. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such assets. In addition, any dividend declared by the Trust in October, November or December of any year and payable to a holder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the holder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

     In general, any loss upon a sale or exchange of shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such holder as long-term capital gain.

RECENT LEGISLATION APPLICABLE TO REITS

     The Taxpayer Relief Act of 1997 enacted on August 5, 1997 (the "Act") made various changes to the Code, including to the provisions that govern the federal income tax treatment of REITs. These changes to the REIT provisions are generally effective for taxable years beginning after the date of the enactment of the Act. For most REITs, including the Trust, these changes to the REIT provisions are therefore not effective until taxable years beginning on January 1, 1998.

     Changes to the REIT provisions under the Act include the following. First, a REIT will be able to provide certain services directly without disqualifying all of the rent from the property where the services are provided if the amount treated as received for those services does not exceed 1% of the gross income from the property. Second, a REIT's wholly-owned subsidiary will be treated as a "qualified REIT subsidiary" even where the REIT had not always owned that subsidiary. Third, the Act repeals the requirement that a REIT must derive less than 30% of its gross income from the sale of stock or securities held for less than one year, real property held less than four years, and property sold or disposed of in a "prohibited transaction." Finally, a REIT will be able to elect to retain and pay income tax on net long-term capital gains. In that event, REIT shareholders would include in income their share of the long-term capital gains retained by the REIT and would receive a credit for their share of the taxes paid by the REIT.

TAXATION OF TAX-EXEMPT HOLDERS

     Based upon a published IRS ruling, distributions by the Trust to a holder that is a tax-exempt entity will not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisitions of its shares with "acquisition indebtedness" within the meaning of the Code and the Preferred Securities are not otherwise used in an unrelated trade or business of the tax-exempt entity.

     Notwithstanding the preceding paragraph, however, a portion of the dividends paid by the Trust may be treated as UBTI to certain domestic private pension trusts if the Trust is treated as a "pension-held REIT." The Trust does not expect to become a "pension-held REIT." If the Trust were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that hold more than 10% of the Trust's stock.

TAXATION OF FOREIGN HOLDERS


     The following is a discussion of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of the Preferred Securities applicable to Non-U.S. Holders of such securities. A "Non-U.S. Holder" is any holder other than (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust whose income is includible in gross income for U.S. federal income tax purposes regardless of its source. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.



     Recently issued United States Treasury Regulations (the "New Withholding Tax Regulations") will be effective with respect to dividends paid after December 31, 1998, subject to certain transition rules. The discussion below is not intended to be a complete discussion of the New Withholding Tax Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the New Withholding Tax Regulations would have if adopted.


     Distributions From the Trust

     1. Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of the Trust's current and accumulated earnings and profits that is not attributable to capital gains of the Trust and that is not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Preferred Securities. In cases where the dividend income from a Non-U.S. Holder's investment in Preferred Securities is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as a U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).


     Under the New Withholding Tax Regulations, to obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder will generally be required to provide an IRS Form W-8 certifying such Non-U.S. Holder's entitlement to benefits under the treaty. The New Withholding Tax Regulations will also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.


     2. Capital Gain Dividends. Although the Operating Partnership intends to allocate only ordinary income to the Trust, the IRS could take the position, in the event the Operating Partnership sells property at a gain, that a portion of the gain should be allocated to the Trust. Under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"), a distribution made by the Trust to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the Properties ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. holder and subject to U.S. income tax at the rate applicable to U.S. individuals and corporations, without regard to whether the distribution is designated by the Trust as a capital gain dividend. In addition, the Trust will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate holder that is not entitled to treaty exemption.

     Disposition of Stock of the Trust. Unless the Trust's stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if the Trust is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders.

     If the Trust does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of Preferred Securities generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the NYSE, on which the Preferred Securities will be listed) and (ii) the selling Non-U.S. Holder held 5% or less of the Trust's outstanding stock at all times during a specified testing period.

     If gain on the sale of Preferred Securities were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to taxation in accordance with
Section 897 of the Code, and the purchaser of the Preferred Securities could be required to withhold 10% of the purchase price and remit such amount to the IRS.


     Capital gains on the sale of Preferred Securities that are not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in Preferred Securities is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to such gain; and (ii) if the Non-U.S. Holder is a nonresident alien who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.


     Estate Tax. Preferred Securities owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

     Information Reporting and Backup Withholding. The Trust must report annually to the Service and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

     Under current law, U.S. backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting will generally not apply to dividends (including any capital gain dividends) paid on Preferred Securities to a Non-U.S. Holder at an address outside the United States.

     The New Withholding Tax Regulations will alter the foregoing rules in certain respects. Among other things, the New Withholding Tax Regulations will provide certain presumptions under which a Non-U.S. Holder would be subject to backup withholding and information reporting unless the Trust receives certification from the holder of its non-U.S. status.

     The payment of the proceeds from the disposition of Preferred Securities to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

OTHER TAX CONSEQUENCES

     Possible Legislative or Other Actions Affecting Tax
Consequences. Prospective holders of Preferred Securities should recognize that the present federal income tax treatment of an investment in the Trust may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Trust.

     State and Local Taxes. The Trust and its holders may be subject to state or local taxation in various state or local jurisdictions, including those in which it, the Operating Partnership or they transact business or reside. The state and local tax treatment of the Trust and its holders may not conform to the federal income tax consequences discussed above. Consequently, prospective holders of Preferred Securities should consult their tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers are acting as representatives (collectively, the "Representatives"), has severally agreed to purchase the number of Series A Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Series A Preferred Securities offered hereby if any of the Series A Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.



                                                                                    NUMBER OF
                                                                                    PREFERRED
                                          UNDERWRITER                               SECURITIES
                                                                                    ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated.........................................................
Goldman, Sachs & Co. .............................................................
J.P. Morgan Securities Inc. ......................................................
Morgan Stanley & Co. Incorporated.................................................
Salomon Brothers .................................................................

                                                                                    ---------
             Total................................................................  6,000,000
                                                                                    =========


     The Representatives have advised the Trust that the Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession not in
excess of $          per Series A Preferred Security. The Underwriters may
allow, and such dealers may reallow, a discount not in excess of $          per
Series A Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     At the request of the Company, the Underwriters have reserved for sale, at
the initial public offering price, up to           of the Series A Preferred
Securities offered hereby to be sold to certain officers, directors and employees of the Company. The number of Series A Preferred Securities available for sale to the general public will be reduced to the extent such persons purchase such reserved Series A Preferred Securities. Any Series A Preferred Securities which are not orally confirmed for purchase within one day of the pricing of the Offering will be offered by the Underwriters to the general public on the same terms as the other Series A Preferred Securities offered hereby.



     The Trust has granted an option to the Underwriters, exercisable for a period of 30 days after the date of this Prospectus, to purchase up to 900,000 additional Series A Preferred Securities solely to cover overallotments, if any, at the price to public, less the underwriting discount set forth on the cover page of this Prospectus. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Series A Preferred Securities to be purchased by it in the foregoing table bears to the 6,000,000 Series A Preferred Securities initially offered hereby.



     Since the proceeds of the sale of Series A Preferred Securities will be used to purchase the Series A Preferred L.P. Units of the Operating Partnership, the Purchase Agreement provides that the Operating Partnership will pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds, an amount in immediately available funds of
$          per Series A Preferred Security (or $          in the aggregate)
($          in the aggregate if the Underwriters' over allotment option is exercised in full) for the accounts of the several Underwriters.

     The Trust and the Operating Partnership, have agreed that they will not, directly or indirectly, for a period of 90 days after the date of the Purchase Agreement, except with the prior written consent of Merrill Lynch, offer, sell, or enter into any agreement to sell, or otherwise dispose of (a) any securities of the Trust (other than the Series A Preferred Securities offered hereby and the Common Securities) and (b) any Preferred L.P. Units (other than the Series A Preferred L.P. Units to be sold to the Trust as described in this Prospectus) or any other security of the Operating Partnership that is substantially similar to the Series A Preferred L.P. Units.



     Application has been made to list the Series A Preferred Securities on the NYSE under the symbol "IAC Pr A." If approved for listing, trading of the Series A Preferred Securities on the NYSE is expected to commence within 30 days after initial delivery of the Series A Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Series A Preferred Securities prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the Series A Preferred Securities, however, and may cease market making activities, if commenced, at any time.


     Prior to this Offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.


     The Operating Partnership and the Company have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     The Underwriters have informed the Trust that the Underwriters do not intend to confirm sales accounts over which they exercise discretionary authority in excess of 5%.

     Until the distribution of the Series A Preferred Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series A Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Series A Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series A Preferred Securities.

     If the Underwriters create a short position in the Series A Preferred Securities in connection with the Offering, i.e., if they sell more shares of Series A Preferred Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Series A Preferred Securities in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Series A Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Series A Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were discourage resales of the security.

     Neither the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Securities. In addition, neither the Trust nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     The Trust has been advised that affiliates of Salomon Brothers may be deemed to own approximately 977,627 shares of the Common Stock of the Company, representing approximately 4.92% of the outstanding shares of Common stock of the Company.


     Each of the Underwriters engages in transactions with, and from time to time has performed services for, the Company and the Operating Partnership in the ordinary course of business. J.P. Morgan Securities Inc., one of the Underwriters, is syndication agent, and Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is a lender, under the
Credit Facility. Approximately $     million of the net proceeds from the
Offering will be used to repay Morgan Guaranty Trust Company of New York for a portion of the outstanding borrowings of the Operating Partnership under the Credit Facility. See "Use of Proceeds." Since the amount to be repaid to Morgan Guaranty Trust Company of New York exceeds 10% of the net proceeds from the sale of the Series A Preferred Securities, the offering of the Series A Preferred Securities is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. See "Certain Relationships and Related Transactions -- Other Transactions."


                                    EXPERTS

     The balance sheet of IAC Capital Trust at October 31, 1997 and the consolidated financial statements of Irvine Apartment Communities, L.P. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The statement of revenues and certain operating expenses of The Villas of Renaissance for the year ended December 31, 1996, appearing in this Prospectus and Registration Statement has been audited by Deloitte & Touche LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Series A Preferred Securities offered hereby will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Wilmington, Delaware. The validity of the Series A Preferred L.P. Units will be passed upon for the Operating Partnership by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell and Skadden, Arps, Slate, Meagher & Flom LLP will rely as to matters of Maryland law on Piper & Marbury L.L.P., Baltimore, Maryland. Certain legal matters relating to the offering of the Series A Preferred Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                             ADDITIONAL INFORMATION


     The Trust and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Trust, the Operating Partnership and the Series A Preferred Securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.



     The Operating Partnership and the Company are each subject to, and following this offering, the Trust will be subject to, the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file or will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company, the Operating Partnership or the Trust with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE and the Pacific Stock Exchange, Inc. (the "Pacific Stock Exchange"). In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


     Upon request, the Trust intends to furnish its securityholders with annual reports containing consolidated financial statements of the Trust and the Operating Partnership audited by their respective independent auditors and with quarterly reports of the Trust and the Operating Partnership containing unaudited condensed consolidated financial statements for each of the three quarters of each fiscal year.

                                    GLOSSARY


     "ACM" means asbestos-containing material.



     "Act" means the Taxpayer Relief Act of 1997.



     "ADA" means the Americans with Disabilities Act.



     "Appointment Event" means the failure of the Trust to make distributions in full on the Series A Preferred Securities for six consecutive quarterly distribution periods.



     "Articles of Incorporation" means the Articles of Amendment and Restatement of the Company.



     "Beneficial Owner" means an actual purchaser of each Preferred Security.



     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Los Angeles, California are authorized or required by any applicable law to close.



     "Business Trust Act" means the Delaware Business Trust Act.


     "Bylaws" means the bylaws of the Company.


     "Cash Tender Rights" means the right of holders of Common L.P. Units, exercisable once in each twelve month period beginning December 8 of each year, generally to tender to the Company for cash up to one-third of the Common L.P. Units owned by such parties.



     "Code" means the Internal Revenue Code of 1986, as amended.



     "Commission" means the United States Securities and Exchange Commission.



     "Common L.P. Units" means the regular limited partner interests in the Operating Partnership.



     "Common Securities" means the common securities of the Trust.



     "Common Stock" means the common stock, $.01 par value per share, of the Company.



     "Communities Under Construction" means four apartment communities aggregating 1,110 units under construction as of September 30, 1997.



     "Company" means Irvine Apartment Communities, Inc., a Maryland corporation and the sole general partner of the Operating Partnership.



     "Credit Facility" means the Operating Partnership's $250 million revolving credit facility.



     "Creditor" means any person to whom any debts, obligations, costs, expenses and taxes are owed by the Operating Partnership.



     "Declaration" means the declaration of trust of the Trust, as amended and restated as of the initial date of issuance of the Series A Preferred Securities.



     "Delaware Trustee" means an affiliate of The Bank of New York that has its principal place of business in the State of Delaware.



     "Direct Participants" means direct Participants in DTC, including securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.



     "DTC" means the Depository Trust Company.



     "Excess Preferred Securities" means a separate class of preferred securities of the Trust that shall be deemed to have been transferred to a person as trustee of a trust for the exclusive benefit of one or more charitable organizations designated by the Regular Trustees if Series A Preferred Securities in excess of the Ownership Limit are issued or transferred to any person.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Rights" means the right of holders of Common L.P. Units, exercisable once in each twelve month period beginning December 8 of each year, generally to exchange (subject to the applicable ownership limit provision in the Articles of Incorporation) up to one third of the Common L.P. Units owned by such parties for shares of Common Stock.



     "Existing Communities" means the 51 high-quality apartment communities aggregating 14,991 units owned and operated by the Operating Partnership as of September 30, 1997.



     "FAD" means funds available for distribution.


     "FHA" means the Fair Housing Amendments Act of 1988.


     "FIRPTA" means the Foreign Investment in Real Property Act of 1980.



     "GAAP" means generally accepted accounting principles.



     "G.P. Units" means the general partnership interest in the Operating Partnership.



     "HAP" means Housing Assistance Payments.



     "HUD" the U.S. Department of Housing and Urban Development.



     "Independent Directors" means the five members of the Board of Directors of the Company who are unaffiliated with The Irvine Company and Mr. Bren and who have not been employed by The Irvine Company within the previous five years.


     "Independent Directors Committee" means a committee consisting solely of the Independent Directors.


     "Indirect Participants" means indirect Participants in DTC, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.



     "Initial Public Offering" means the Company's initial public offering of Common Stock in December 1993.



     "Investment Company Event" means that the Operating Partnership and the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the 1940 Act, that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.


     "IRS" means the United States Internal Revenue Service.


     "Irvine Company Board Representative" means any of three persons nominated for election to the Board of Directors of the Company so long as The Irvine Company, its stockholders or affiliates beneficially own at least 20% of the outstanding Common Stock of the Company.



     "Irvine Persons" means The Irvine Company, its shareholders and affiliates and Mr. Bren and his affiliates.



     "Irvine Ranch Properties" means fifty-three of the Properties aggregating 14,836 units which are or will be located on the Irvine Ranch, of which 50 constitute Existing Communities (14,068 units) and three constitute Communities Under Construction (768 units).



     "Junior OP Units" means the Common L.P. Units, the G.P. Units and any other series of outstanding Preferred L.P. Units of the Operating Partnership ranking junior as to the payment of distributions to the Series A Preferred L.P. Units.



     "Junior Securities" means the Common Securities or any other series of outstanding Preferred Securities ranking junior as to the payment of distributions to the Series A Preferred Securities.

     "Land Rights Agreement" means the Exclusive Land Rights and Non-Competition Agreement, as amended, among the Company, the Operating Partnership, The Irvine Company and Mr. Bren.



     "Liquidation Distribution" means an amount per Series A Preferred Security equal to $25 per Series A Preferred Security plus accrued and unpaid distributions thereon to the date of payment.



     "L.P. Units" means the Common L.P. Units and the Preferred L.P. Units.



     "Master Plan" means the comprehensive master plan for the future development of the Irvine Ranch under which the master-planned community located on the Irvine Ranch has been developed over the past 30 years.



     "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.



     "Named Executive Officers" means the Company's former chief executive officer who resigned in February 1997, the four other most highly compensated executive officers who were serving as executive officers at the end of 1996 (including the Company's former Senior Vice President and Treasurer who resigned in March 1997) and the Company's former Executive Vice President and Chief Financial Officer who resigned in December 1996.



     "New Withholding Tax Regulations" means recently issued United States Treasury Regulations effective with respect to dividends paid after December 31, 1998, subject to certain transition rules.



     "Non-U.S. Holder" means any holder other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof,
(iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust whose income is includible in gross income for U.S. federal income tax.



     "NYSE" means the New York Stock Exchange, Inc.



     "Offering" means the offering of the Series A Preferred Securities pursuant to the Prospectus.



     "OP Audited Financial Statements" means the Operating Partnership's Consolidated Financial Statements and the Notes thereto for the years ended December 31, 1996, 1995 and 1994.



     "OP Unaudited Quarterly Financial Statements" means the Operating Partnership's Unaudited Condensed Consolidated Financial Statements and the Notes thereto for the nine months ended September 30, 1997 and 1996.



     "Operating Partnership" means Irvine Apartment Communities, L.P., a Delaware limited partnership.



     "Ownership Limit" means the restriction on ownership of more than 9.8% of the outstanding Series A Preferred Securities.



     "Pacific Stock Exchange" means the Pacific Stock Exchange, Inc.



     "Participants" means participants in DTC.



     "Partnership Agreement" means the second amended and restated agreement of limited partnership of the Operating Partnership.



     "Predecessor" means the Operating Partnership's predecessor.



     "Preferred L.P. Units" means the Series A Preferred L.P. Units and any additional series of preferred limited partner interests issued by the Operating Partnership.



     "Preferred Securities" means the Series A Preferred Securities and any additional series of preferred securities issued by the Trust.



     "Preferred Security Indirect Owners" means persons owning a beneficial interest in Series A Preferred Securities.

     "Properties" means the Communities Under Construction and the Existing Communities.



     "Property Account" means one or more segregated non-interest bearing bank accounts to hold, subject to the priority and payment terms of the Preferred Securities, all payments in respect of the Preferred L.P. Units purchased by the Trust for the benefit of the holders of the Preferred Securities.



     "Property Trustee" means The Bank of New York.



     "Purchase Agreement" means a purchase agreement to be entered into among the Trust, the Operating Partnership, the Company and the Representatives relating to the offering of the Series A Preferred Securities.



     "Redemption Price" means $25 per Series A Preferred Security plus accumulated and unpaid distributions thereon.



     "Regular Trustees" means one or more of the Trustees who is an officer of the Company.


     "REIT" means a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code, or any successor provisions thereof.


     "Representatives" means Merrill Lynch, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers, acting as representatives for the Underwriters.



     "Required Directors" means directors of the Company representing more than 75% of the Company's Board of Directors as a whole.


     "Securities Act" means the Securities Act of 1933, as amended.


     "Series A Distribution Payment Date" means        ,        ,        and
       of each year, commencing on        , 1998.



     "Series A Preferred L.P. Unit Distribution Payment Date" means        ,
       ,        and        of each year, commencing on        , 1998.



     "Series A Preferred L.P. Units" means the        % Series A Preferred
Limited Partner Interests in the Operating Partnership.



     "Series A Preferred Securities" means the      % Series A REIT Trust
Originated Preferred Securities of the Trust.



     "Series A Preferred Securities Global Certificate" means one or more fully-registered global Series A Preferred Securities certificates.



     "Special Event" means a Tax Event or Investment Company Event.



     "Special Regular Trustee" means an additional Regular Trustee appointed under certain limited circumstances.



     "Successor Securities" means other securities, having substantially the same terms as the Preferred Securities, issued by a successor entity to the Trust.



     "Tax Event" means that the Operating Partnership and the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that the Trust does not qualify, or within 90 days of the date of such opinion will no longer qualify, as a REIT under the Code for any reason whatsoever, provided that a Tax Event shall not include the voluntary election by the Regular Trustees and/or the holders of the Common Securities to terminate the Trust's status as a real estate investment trust for federal income tax purposes.



     "The Villas of Renaissance" means an existing 923-unit apartment community located in Northern San Diego County and purchased by the Operating Partnership on June 30, 1997.

     "TOPrS(SM)" means Trust Originated Preferred Securities(SM).



     "TRC" means Thompson Residential Company, Inc., a privately held, Northern California-based multifamily development company.



     "Trust" means IAC Capital Trust, a business trust formed under Delaware law.



     "Trust Securities" means the Common Securities and the Preferred
Securities.



     "Trustees" means the trustees of the Trust.



     "UBTI" means unrelated business taxable income.



     "Unaffiliated Directors" means directors who are not (i) affiliates, or an officer, director or employee, of The Irvine Company or (ii) the spouse, ancestor or lineal descendant or brother or sister of Mr. Bren.



     "Underwriters' Compensation" means the amount the Operating Partnership has agreed to pay to the Underwriters for their arranging the investment of the proceeds of the offering of the Series A Preferred Securities in the Series A Preferred L.P. Units.



     "USRPI Capital Gains" means gains from distributions of USRPIs.



     "USRPIs" means United States Real Property Interests.



     "UTC" means University Town Center.



     "Village Related Entitlements" means all entitlement issues relating to the village in which a specific apartment community is located. These include: zoning and unit density parameters for each site in the village; compliance with environmental laws; compliance with other general plan and specific requirements of the local jurisdiction, such as affordable housing and open space dedication; approval and recordation of the final map for the village; approval of general village architectural theme, community walls, streetscape and landscape plan and traffic circulation plan; and developer's construction obligations with respect to streets, utilities and other infrastructure which will serve the village.



     "Villas of Renaissance Acquisition" means the acquisition of The Villas of Renaissance.



     "1940 Act" means the Investment Company Act of 1940, as amended.



     "7% Notes" means $100,000,000 aggregate principal amount of the Operating Partnership's 7% Notes due 2007.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
                                                                                       -----
IAC CAPITAL TRUST
  Report of Independent Auditors.....................................................  F-2
  Balance Sheet as of October 31, 1997...............................................  F-3
  Notes to Balance Sheet.............................................................  F-4

IRVINE APARTMENT COMMUNITIES, L.P.
  Report of Independent Auditors.....................................................  F-5
  Consolidated Financial Statements:
     Consolidated Balance Sheets as of December 31, 1996 and 1995....................  F-6
     Consolidated Statements of Operations for the years ended December 31, 1996,
      1995 and 1994..................................................................  F-7
     Consolidated Statements of Changes in Partners' Capital for the years ended
      December 31, 1996, 1995 and 1994...............................................  F-8
     Consolidated Statements of Cash Flows for the years ended December 31, 1996,
      1995 and 1994..................................................................  F-9
     Notes to Consolidated Financial Statements......................................  F-10
     Schedule III -- Consolidated Real Estate and Accumulated Depreciation...........  F-21

  Unaudited Condensed Consolidated Financial Information:
     Unaudited Condensed Consolidated Balance Sheets as of September 30, 1997 and
      December 31, 1996..............................................................  F-24
     Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996..............................................  F-25
     Unaudited Condensed Consolidated Statements of Changes in Partners' Capital for
      the nine months ended September 30, 1997 and 1996..............................  F-26
     Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996..............................................  F-27
     Notes to Unaudited Condensed Consolidated Financial Statements..................  F-28

  Unaudited Pro Forma Consolidated Financial Information:
     Unaudited Consolidated Statement of Operations for the nine months ended
      September 30, 1997.............................................................  F-32
     Unaudited Consolidated Statement of Operations for the year ended December 31,
      1996...........................................................................  F-33
     Notes to Unaudited Pro Forma Consolidated Statements of Operations..............  F-34

THE VILLAS OF RENAISSANCE
  Independent Accountants' Report....................................................  F-36
  Statements of Revenues and Certain Operating Expenses for the six months ended June
     30, 1997 (unaudited) and the year ended December 31, 1996.......................  F-37
  Notes to Financial Statements......................................................  F-38

                         REPORT OF INDEPENDENT AUDITORS

To the Trustees
IAC Capital Trust

     We have audited the accompanying balance sheet of IAC Capital Trust, a Delaware Business Trust, as of October 31, 1997. This balance sheet is the responsibility of management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IAC Capital Trust at October 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Newport Beach, California
November 1, 1997

                               IAC CAPITAL TRUST

                                 BALANCE SHEET


                                                                                    OCTOBER 31,
                                                                                       1997
                                                                                    -----------
ASSETS
  Cash............................................................................      $10
                                                                                        ---
                                                                                        $10
                                                                                        ===
LIABILITIES AND EQUITY
  Redeemable Preferred Securities, 25,000,000 authorized
     Redeemable Series A Preferred Securities, 6,900,000 securities authorized, no
     securities issued or outstanding.............................................      $--
  Equity
     Common Securities, 10,000 securities authorized, no securities issued or
      outstanding.................................................................       --
     Contributed Trust Estate.....................................................       10
                                                                                        ---
                                                                                        $10
                                                                                        ===


                            See accompanying notes.

                               IAC CAPITAL TRUST

                             NOTES TO BALANCE SHEET

NOTE 1 -- ORGANIZATION AND FORMATION


     IAC Capital Trust (the "Trust") is a business trust formed on October 31, 1997 under the Delaware Business Trust Act. Irvine Apartment Communities, Inc. (the "Company") and certain members of management of the Company will acquire all of the Common Securities of the Trust, representing common undivided beneficial interests in all of the assets of the Trust, for an aggregate consideration of $5,000. The Company has established a trust estate as of October 31, 1997 through a cash contribution of $10.



     Upon issuance by the Trust of Series A Preferred Securities as contemplated by this Prospectus and Registration Statement (the "Offering"), the holders thereof will own all of the issued and outstanding Series A Preferred Securities of the Trust. From time to time the Trust may issue additional series of Preferred Securities and invest the proceeds of any such issuances in additional series of Preferred L.P. Units of Irvine Apartment Communities, L.P. (the "Operating Partnership.") Each series of Preferred Securities will represent a preferred undivided beneficial interest in the assets of the Trust subject to its priority and payment terms, and are not secured by any assets of the Operating Partnership or any of its affiliates. The Series A Preferred Securities will bear a cumulative cash distribution rate which will be established when the securities are issued and will have a stated maturity of December 31, 2092.



     The Trust is a limited purpose financing vehicle established by the Company and the Operating Partnership and exists for the purpose of (a) issuing its Common Securities as described above, (b) issuing its Preferred Securities (c) investing the proceeds from the sale of each series of Preferred Securities in a series of Preferred L.P. Units of the Operating Partnership and (d) engaging in such other activities as are necessary, convenient or incidental thereto. The proceeds from the sale of the Common Securities of the Trust will be invested in an interest bearing account in, or a certificate of deposit of, a bank. The rights of the holders of the Preferred Securities and the Common Securities (collectively, the "Trust Securities"), including economic rights, rights to information and voting rights, are as set forth in the Trust's Declaration and related Business Trust Act. The Preferred Securities have no voting rights except in limited circumstances. The Trust's Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Preferred L.P. Units of the Operating Partnership and as described above in connection with the investment of the proceeds from the sale of Common Securities.


     The Operating Partnership has agreed to reimburse all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for withholding taxes.


NOTE 2 -- INVESTMENT IN IRVINE APARTMENT COMMUNITIES, L.P.



     Upon closing of the Offering and the related investment of the proceeds in the Preferred L.P. Units of the Operating Partnership, the Trust will account for its investment in the Operating Partnership using the equity method of accounting.



NOTE 3 -- INCOME TAXES


     After the Offering, the Trust intends to make an election to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code (the "Code"). As a REIT, the Trust generally will not be subject to federal income tax if it distributes at least 95% of its REIT taxable income to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Irvine Apartment Communities, L.P.

     We have audited the accompanying consolidated balance sheets of Irvine Apartment Communities, L.P., a Delaware limited partnership, as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule beginning on page F-22. These financial statements and schedule are the responsibility of management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Irvine Apartment Communities, L.P. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Newport Beach, California
January 31, 1997

                       IRVINE APARTMENT COMMUNITIES, L.P.

                          CONSOLIDATED BALANCE SHEETS


                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1996          1995
                                                                      ----------     ---------
                                                                           (IN THOUSANDS)
ASSETS
Real estate assets, at cost
  Land..............................................................  $  176,070     $ 163,169
  Buildings and improvements........................................     849,924       768,737
                                                                      ----------     ---------
                                                                       1,025,994       931,906
  Accumulated depreciation..........................................    (219,193)     (192,106)
                                                                      ----------     ---------
                                                                         806,801       739,800
  Under development, including land.................................      58,241        73,727
                                                                      ----------     ---------
                                                                         865,042       813,527
Cash and cash equivalents...........................................       3,205         4,392
Restricted cash.....................................................       1,376         1,181
Deferred financing costs, net of accumulated amortization of $8,290
  in 1996 and $5,663 in 1995........................................      20,187        22,814
Other assets........................................................      11,188        11,316
                                                                      ----------     ---------
                                                                      $  900,998     $ 853,230
                                                                      ==========     =========

LIABILITIES
Mortgages and notes payable
  Line of credit....................................................  $   16,000     $  22,000
  Tax-exempt mortgage bond financings...............................     329,248       332,602
  Conventional mortgage financings..................................     134,761       136,960
  Mortgage notes payable to The Irvine Company......................      51,227        52,011
  Tax-exempt assessment district debt...............................      21,828        19,713
                                                                      ----------     ---------
                                                                         553,064       563,286
Accounts payable and accrued liabilities............................      21,496        20,254
Security deposits...................................................       6,094         5,124
                                                                      ----------     ---------
                                                                         580,654       588,664
                                                                      ----------     ---------

PARTNERS' CAPITAL
General partner, 18,556 partnership units at December 31, 1996 and
  16,975 at December 31, 1995.......................................     180,017       155,433
Limited partner, 22,292 partnership units at December 31, 1996 and
  20,397 at December 31, 1995.......................................     140,327       109,133
                                                                      ----------     ---------
                                                                         320,344       264,566
                                                                      ----------     ---------
                                                                      $  900,998     $ 853,230
                                                                      ==========     =========


                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                               (IN THOUSANDS, EXCEPT PER UNIT
                                                                          AMOUNTS)
REVENUES:
Rental income..............................................  $154,925     $133,678     $127,338
Other income...............................................     3,162        2,079        1,585
Interest income............................................       611          411        1,313
                                                             --------     --------     --------
                                                              158,698      136,168      130,236
                                                             --------     --------     --------
EXPENSES:
Property expenses..........................................    33,859       31,761       33,105
Real estate taxes..........................................    13,496       12,002       11,786
Property management fees...................................     4,502        3,893        3,800
Interest expense, net......................................    29,506       25,894       26,827
Amortization of deferred financing costs...................     2,627        8,510       15,942
Depreciation and amortization..............................    27,239       23,143       21,055
General and administrative.................................     6,277        5,909        5,442
                                                             --------     --------     --------
                                                              117,506      111,112      117,957
                                                             --------     --------     --------

Income before extraordinary item...........................    41,192       25,056       12,279
Extraordinary item -- charge related to debt
  extinguishment...........................................        --      (23,427)          --
                                                             --------     --------     --------
NET INCOME.................................................  $ 41,192     $  1,629     $ 12,279
                                                             ========     ========     ========

ALLOCATION OF NET INCOME (LOSS):
General partner............................................  $ 18,746     $  8,465     $  7,273
Limited partner............................................  $ 22,446     $ (6,836)    $  5,006

PARTNERSHIP UNIT DATA:
Weighted average partnership units outstanding.............    38,953       33,191       30,247
Income before extraordinary item per unit..................  $   1.06     $   0.75     $   0.41
Net income per unit........................................  $   1.06     $   0.05     $   0.41

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                             IRVINE             THE
                                                            APARTMENT          IRVINE
                                                        COMMUNITIES, INC.     COMPANY       TOTAL
                                                        -----------------     --------     --------
                                                                      (IN THOUSANDS)
PARTNERS' CAPITAL:
Balance, January 1, 1994............................        $  87,578         $124,766     $212,344
  Net income........................................            7,273            5,006       12,279
  Distributions.....................................          (13,098)         (20,476)     (33,574)
                                                             --------         --------     --------

Balance, December 31, 1994..........................           81,753          109,296      191,049
  Net income........................................            8,465           (6,836)       1,629
  Contributions.....................................           83,454           33,200      116,654
  Distributions.....................................          (18,239)         (26,527)     (44,766)
                                                             --------         --------     --------

Balance, December 31, 1995..........................          155,433          109,133      264,566
  Net income........................................           18,746           22,446       41,192
  Contributions.....................................           31,385           39,327       70,712
  Distributions.....................................          (25,547)         (30,579)     (56,126)
                                                             --------         --------     --------
Balance, December 31, 1996..........................        $ 180,017         $140,327     $320,344
                                                             ========         ========     ========

PARTNERSHIP UNITS OUTSTANDING:
Balance, January 1, 1994............................           11,800           18,447       30,247
  Additional units issued...........................               --               --           --
                                                             --------         --------     --------
Balance, December 31, 1994..........................           11,800           18,447       30,247
  Additional units issued...........................            5,175            1,950        7,125
                                                             --------         --------     --------
Balance, December 31, 1995..........................           16,975           20,397       37,372
  Additional units issued...........................            1,581            1,895        3,476
                                                             --------         --------     --------
Balance, December 31, 1996..........................        $  18,556         $ 22,292     $ 40,848
                                                             ========         ========     ========

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1996         1995          1994
                                                            --------     ---------     --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................  $ 41,192     $   1,629     $ 12,279
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Extraordinary item -- charge related to debt
     extinguishment.......................................        --        23,427           --
  Amortization of deferred financing costs................     2,627         8,510       15,942
  Depreciation and amortization...........................    27,239        23,143       21,055
  Increase (decrease) in cash attributable to changes in
     assets and liabilities:
     Restricted cash......................................      (195)         (150)          16
     Other assets.........................................      (104)       (4,882)        (975)
     Accounts payable and accrued liabilities.............     1,308         3,147          895
     Security deposits....................................       970           579          574
                                                            --------     ---------     --------
Net Cash Provided by Operating Activities.................    73,037        55,403       49,786
                                                            --------     ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital improvements to operating real estate assets......    (4,766)       (4,520)      (5,555)
Investment in real estate assets, net of construction
  payables................................................   (61,850)     (123,698)     (45,363)
                                                            --------     ---------     --------
Net Cash Used in Investing Activities.....................   (66,616)     (128,218)     (50,918)
                                                            --------     ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under lines of credit..........................    78,900       143,344        6,256
Payments on lines of credit...............................   (84,900)     (127,600)          --
Proceeds from tax-exempt mortgage bond financings and
  notes payable...........................................        --       334,190        9,833
Payments on tax-exempt mortgage bond financings...........        --      (325,845)          --
Principal payments........................................    (7,101)       (5,676)      (4,999)
Additions to deferred financing costs.....................        --        (9,237)        (832)
Contributions from partners...............................    61,619       109,329           --
Distributions to partners.................................   (56,126)      (44,766)     (33,574)
                                                            --------     ---------     --------
Net Cash (Used in) Provided by Financing Activities.......    (7,608)       73,739      (23,316)
                                                            --------     ---------     --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......    (1,187)          924      (24,448)
Cash and Cash Equivalents at Beginning of Year............     4,392         3,468       27,916
                                                            --------     ---------     --------
CASH AND CASH EQUIVALENTS AT END OF YEAR..................  $  3,205     $   4,392     $  3,468
                                                            ========     =========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized.................  $ 29,644     $  25,165     $ 25,860
  Tax-exempt assessment district debt assumed.............  $  2,771     $   4,184     $ 15,656

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership"), was formed on November 15, 1993. In connection with an initial public offering of common shares on December 8, 1993, Irvine Apartment Communities, Inc. (the "Company") obtained a general partnership interest in and became the sole managing general partner of the Partnership. The Irvine Company (the "Limited Partner") transferred 42 apartment communities and a 99% interest in a limited partnership which owns one apartment community to the Operating Partnership. The Operating Partnership's management and operating decisions are under the unilateral control of the Company. All management powers over the business and affairs of the Operating Partnership are vested exclusively in the Company. No limited partner of the Operating Partnership has any right to exercise control or management power over the business and affairs of the Operating Partnership. As of December 31, 1996, the Company had a 45.4% general partnership interest and The Irvine Company had a 54.6% limited partnership interest in the Operating Partnership.

     The Operating Partnership owns, operates and develops apartment communities in Orange County, California. The Operating Partnership utilizes independent third-party property management and construction management firms. As of December 31, 1996 the Operating Partnership owned and operated 52 properties containing 13,656 operating apartment units and 864 units under construction (collectively, the "Properties"). Until July 31, 2020, the Operating Partnership has the exclusive right, but not the obligation, to acquire land from The Irvine Company for development of additional apartment communities on the Irvine Ranch (see Note 7 to the consolidated financial statements).

     Profits and losses are generally allocated to the Company and to the Limited Partner based upon their respective ownership interests in the Operating Partnership. The partnership agreement provides for the allocation of certain costs to The Irvine Company. As of December 31, 1995, all such allocations had been completed.

     The accompanying financial statements include the consolidated accounts of the Operating Partnership and its financially controlled subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

     Under the terms of the partnership agreement, all costs incurred by the Company relating to the ownership of interests in and operation of the Operating Partnership, including the compensation of its officers and employees, stock incentive plans, director fees and the costs and expenses of being a public company, are reimbursed by the Operating Partnership. In addition, the Limited Partner has the right, but not the obligation, to match on the same terms and conditions any capital contributions made by the Company based on the pro rata ownership interest at the time of such contribution.

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1996 and 1995, and the revenues and expenses for the three years ended December 31, 1996. Actual results could differ from those estimates.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Real Estate Assets and Depreciation: Real estate assets, which are held as long-term investments, are stated at cost less accumulated depreciation. Impairment losses on long-lived assets used in operations are recorded when events and circumstances indicate that the assets are impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts. Land and infrastructure costs are allocated to properties based on relative fair value. Costs related to the development and construction of properties are capitalized as incurred. Interest and property taxes are capitalized to apartment communities

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

which are under active development. When a building within a community under construction is completed and held available for occupancy, the related costs are expensed.

Repair and maintenance expenditures are expensed as incurred. Major replacements and betterments are capitalized and depreciated over their useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (principally forty years for buildings; twenty years for siding, roofs and balconies; fifteen years for plumbing and air conditioning equipment; ten years for pools, tennis courts, parking lots and driveways; and five to ten years for furniture and fixtures).

     Cash and Cash Equivalents: The Operating Partnership considers all highly liquid investments with a maturity when purchased of three months or less to be cash equivalents.

     Restricted Cash: Restricted cash is comprised of reserve accounts for capital replacements, property taxes and insurance. These restricted funds are subject to supervision and approval by a lender or a government agency. The terms of the contract with the government agency contain certain restrictions concerning operating policies, rental charges, operating expenditures, distributions to owners and other matters.

     Deferred Financing Costs: Costs incurred in obtaining long-term financing or costs to buy down or hedge interest costs are deferred and amortized over the term of the related debt agreements using the effective interest method.

     Revenue Recognition: The Operating Partnership leases apartment units to a diverse resident base for terms of one year or less. Credit investigations are performed for all prospective residents and security deposits are also obtained. Resident receivables are evaluated for collectibility. Rental revenue is recognized on an accrual basis as it is earned over the life of the lease. Interest income is recorded as earned.

     Interest Expense: Interest rates are substantially fixed for specified periods through interest rate swaps and buy-down agreements for certain debt instruments. These financial instruments are entered into as a hedge against the interest exposure from variable rate debt. The differences paid or received on swaps and related agreements are included in interest expense as yield adjustments.

     Income Taxes: The Operating Partnership's taxable income is reportable by its partners. Accordingly, no provision has been made for federal income taxes in the accompanying statements of operations.

     Per Unit Data: The computation of net income per partnership unit is based on the weighted average number of partnership units outstanding and excludes the effect of the Company's stock options and performance awards since their dilutive effect is minimal.

     Reclassifications: Certain amounts in the 1995 and 1994 financial statements have been reclassified to conform with financial statement presentations in 1996.

NOTE 3 -- MORTGAGES AND NOTES PAYABLE

     Line Of Credit: In November 1995, the Operating Partnership obtained a $175 million unsecured revolving credit facility. The line of credit facility has a term of two years and at the Operating Partnership's option may be converted to a two-year term loan at maturity. This revolving credit facility is available to finance the Operating Partnership's ongoing rental property development program and for general working capital needs. Borrowings under the line of credit bear interest at the Operating Partnership's option at variable rates based on the Eurodollar rate plus a spread of 1.5% or the Prime rate. The Operating Partnership is also obligated to pay a fee on the average daily amount of the unused portion of the commitment, and quarterly agent fees on the commitment amount. The Company and the Operating Partnership must comply with certain affirmative and negative covenants, including limitations on distributions to its partners,

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

limitations on payment of distributions, and the maintenance of certain net worth, cash flow and financial ratios. At December 31, 1996 the Company and the Operating Partnership were in compliance with all of these covenants. As of December 31, 1996, $16 million was outstanding and $159 million was available under the line of credit. In February 1997, the Operating Partnership's line of credit was increased to $250 million.


     Tax-Exempt Mortgage Bond Financings: On May 25, 1995, the Operating Partnership refinanced all $324,816 of its outstanding tax-exempt mortgage debt. As a result of a new 30-year refunding agreement, which is backed by credit and liquidity support from the Federal National Mortgage Association ("Fannie Mae"), the Operating Partnership obtained tax-exempt mortgage bond financings of $334,190 maturing in June 2025. Standard & Poor's Rating Group assigned ratings of AAA/A-1+ to the bonds based on the collateral agreement with Fannie Mae. In connection with the refinancing transaction, the Operating Partnership recorded an extraordinary charge of $23,427 to write off deferred financing costs related to the debt that was refinanced.


     The tax-exempt financings represent loans payable that are collateralized by twenty-three properties with a net book value of $281,211 as of December 31, 1996. Monthly principal and interest payments are made to a trustee, which in turn pays the bondholders when interest is due. The bonds are remarketed periodically and bear interest at short-term floating rates. The floating rates have been fixed through interest rate swap agreements. (See Interest Rate Swap Agreements.) Principal payments are amortized over a 30-year period and are held in a principal payment fund. The tax-exempt mortgage bond financings, before giving effect to the swap agreements, had an average floating interest rate inclusive of fees of 4.76% in December 1996.

     Conventional Mortgage Financings: Conventional mortgages are collateralized by apartment communities with a net book value of $148,493 as of December 31, 1996. The mortgages are generally due in monthly installments and mature at various dates through 2018. Prior to the Offering, interest rates were fixed at rates which ranged from 7.75% to 9.63%, with a weighted average rate of 8.69%. In connection with the Offering, the interest rates were adjusted to market rates for specified periods of time and currently range from 5.82% to 7.75%. As of December 31, 1996 the weighted average interest rate was 6.45%. Including the amortization of deferred financing costs the all-in interest rate was 8.16%. The interest reduction periods expire prior to or at the loan maturity dates and range from 1997 to 2008.

     Mortgage Notes Payable to The Irvine Company: Two of the Operating Partnership's apartment communities are financed by mortgage notes payable to The Irvine Company. These mortgage notes totaled $51,227 and $52,011 at December 31, 1996 and 1995, respectively. The mortgage notes are collateralized by all-inclusive trust deeds on each of the apartment communities financed. They bore fixed interest rates of 5.75% at December 31, 1996, are fully amortizing and mature in 2015 and 2024. Interest incurred on the mortgage notes payable to The Irvine Company totaled $2,966, $3,010 and $3,055 for the years ended December 31, 1996, 1995 and 1994, respectively. The mortgage notes payable to The Irvine Company "wrap around" secured first trust deed notes payable to third-party financial institutions. The secured first trust deed notes totaled $51,363 and $52,030 as of December 31, 1996 and 1995, respectively.

     Tax-Exempt Assessment District Debt: In conjunction with the purchase of land, the Operating Partnership assumed $2,771 in 1996 and $4,184 in 1995 in tax-exempt assessment district debt which represents debt issued by municipal government authorities to finance the construction of infrastructure and improvements. The debt obligations are repaid by the Operating Partnership through assessments.

     Interest Rate Swap Agreements: The Operating Partnership uses interest rate swap agreements to effectively convert its floating rate tax-exempt mortgage bond financings to a fixed-rate basis, thus reducing the impact on future income of fluctuations in interest rates. At December 31, 1996, the Operating Partnership had interest rate swap agreements on notional amounts totaling $329,248 which pay fixed rates of interest and receive floating rates of interest based on a municipal bond index that is remarketed weekly. The

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

swap agreement periods mature from 2002 to 2007. The swap counterparties are primarily financial institutions rated AAA by Standard & Poor's. The differences to be paid or received are accrued and included in interest expense as a yield adjustment and the related amount payable or receivable from counterparties is included in other assets or accrued liabilities. Additionally, the Operating Partnership restructured several interest rate swaps related to the retired tax-exempt bonds in May 1995. These transactions reduce the interest expense on tax-exempt mortgage bond financings by approximately 30 basis points per year through 2001. At December 31, 1996, the average fixed interest rate paid to the counterparties was 5.10% and the average variable interest rate received was 3.64%. This resulted in a net interest payable of $381 which was settled in the first week of January 1997. Based on prevailing interest rates at December 31, 1996, the interest rate swap agreements have a fair value of negative $4 million.

     Capitalized Interest: The Operating Partnership capitalizes interest on projects actively under development using qualifying asset balances and applicable weighted average interest rates. The average qualifying asset balance for projects under development was approximately $40 million for the year ended December 31, 1996. Interest capitalized was $3,151, $6,779 and $1,261 in 1996, 1995 and 1994, respectively. Interest incurred totaled $32,657, $32,673 and $27,617 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Other Matters: Mortgages and notes payable totaling $183,829 at December 31, 1996 are subject to prepayment penalties.

                                                                MORTGAGES AND NOTES PAYABLE
                                                                   (AT DECEMBER 31, 1996)
                                          ------------------------------------------------------------------------
                                                                         EXPIRATION OF
                                          OUTSTANDING                    INTEREST RATE
                                           PRINCIPAL      EFFECTIVE        REDUCTION      INTEREST RATE   MATURITY
              TYPE OF DEBT                  BALANCE     INTEREST RATE       PERIOD        AFTER STEP-UP     DATE
----------------------------------------- -----------   -------------   ---------------   -------------   --------
                                                                      ($ IN THOUSANDS)
Tax-exempt mortgage bond financings......  $ 329,248         5.82%             n/a              n/a          6/25
                                            --------         ----                                           -----
Conventional mortgage financings:
  Bayport................................      4,862         6.91%            7/08             9.25%         7/18
  Bayview................................      3,510         6.91%            7/08             9.25%         7/18
  Baywood................................     20,972         6.91%            7/08             9.25%         7/18
  Deerfield Phase I......................      7,462         6.57%            7/02             8.90%         7/08
  Mariner Square.........................      5,637         6.32%            9/00             8.50%         8/08
  The Parklands..........................      6,512         6.15%             n/a              n/a          4/04
  Parkwood...............................     12,642         6.31%            8/00             8.50%         7/08
  Promontory Point.......................     36,303         5.82%            9/97             8.30%         8/00
  Rancho Mariposa........................     12,839         7.75%             n/a             7.75%         6/03
  San Paulo..............................      1,458         4.00%             n/a              n/a          1/13
  San Paulo..............................        700         3.00%             n/a              n/a          1/08
  Turtle Rock Vista......................     13,405         6.31%            8/00             8.50%         7/08
  Woodbridge Pines.......................      8,459         6.91%            9/08             9.25%         8/18
                                            --------         ----                              ----         -----
                                             134,761         6.45%                             8.42%         6/07
                                            --------         ----                              ----         -----
Mortgage notes payable to The Irvine
  Company:
    Park West............................     33,993         5.75%             n/a              n/a          7/24
    Rancho San Joaquin...................     17,234         5.75%             n/a              n/a          1/15
                                            --------         ----                                           -----
                                              51,227         5.75%                                           3/20
                                            --------         ----                                           -----
Tax-exempt assessment district debt:
  Fixed rate.............................      5,554         6.27%             n/a              n/a          1/16
  Variable rate..........................     16,274         3.95%             n/a              n/a          2/17
                                            --------         ----                                           -----
                                              21,828         4.54%                                          10/16
                                            --------         ----                                           -----
Line of credit...........................     16,000         7.50%             n/a              n/a         12/97
                                            --------         ----                                           -----
         Total/weighted average..........  $ 553,064         5.97%                                           7/18
                                            ========         ====                                           =====

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                     SCHEDULED PRINCIPAL AMORTIZATION: MORTGAGES AND NOTES PAYABLE
                                                         (AT DECEMBER 31, 1996)
                      --------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                TAX-EXEMPT                     NOTES       TAX-EXEMPT
                                 MORTGAGE    CONVENTIONAL   PAYABLE TO     ASSESSMENT
                      LINE OF      BOND        MORTGAGE     THE IRVINE      DISTRICT                 PERCENTAGE OF
  YEAR OF MATURITY    CREDIT    FINANCINGS    FINANCINGS      COMPANY         DEBT         TOTALS     TOTAL DEBT
--------------------  -------   ----------   ------------   -----------   -------------   --------   -------------
                                                            ($ IN THOUSANDS)
1997................  $16,000    $  3,604      $  2,504       $   830        $   284      $ 23,222         4.2%
1998................                3,876         2,717           879            303         7,775         1.4%
1999................                4,165         2,958           931            326         8,380         1.5%
2000................                4,478        36,754           986            522        42,740         7.7%
2001................                4,813         2,773         1,044            583         9,213         1.7%
Thereafter..........              308,312        87,055        46,557         19,810       461,734        83.5%
                      -------    --------      --------       -------        -------      --------       -----
          Total.....  $16,000    $329,248      $134,761       $51,227        $21,828      $553,064       100.0%
                      =======    ========      ========       =======        =======      ========       =====
Number of loans.....        1          25            11             2              6            45
                      =======    ========      ========       =======        =======      ========


NOTE 4 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for financial instruments approximate their fair value except as discussed below. The fair values of mortgage notes payable to The Irvine Company are estimated using discounted cash flow analyses and the Operating Partnership's current estimated borrowing rates for similar types of borrowing arrangements. The interest rate used in the fair value calculation was 7.72% based on the terms of the loans. As of December 31, 1996, the fair value of the mortgage notes payable to The Irvine Company was $42,590. See Note 3 to the consolidated financial statements for a discussion of the fair value of the interest rate swap agreements.

NOTE 5 -- PARTNERS' CAPITAL

     On May 8, 1995, the Company filed a shelf registration statement with the Securities and Exchange Commission providing for the issuance from time to time of up to $250 million of common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock and debt securities. The Operating Partnership plans to use the proceeds raised from any securities issued under the shelf registration and any matching issuance of partnership units to the Limited Partner for general corporate purposes, including the development of new apartment communities, acquisitions and the repayment of existing debt.

     On August 9, 1995, the Company sold, pursuant to its shelf registration statement, 5.175 million shares of common stock at $17.25 per share. Concurrently, the Limited Partner, pursuant to its rights under the partnership agreement, purchased 1.5 million partnership units at $17.25 per unit. Such units are exchangeable for common stock on a one-for-one basis, subject to adjustment and certain limitations. The net proceeds from the two transactions totaled $109,329. Proceeds of $80,100 were used to repay amounts outstanding under construction and revolving lines of credit. The balance of $29,229 was used to fund new construction.

     Pursuant to its shelf registration statement, on July 3, 1996, the Company completed the sale of 1.49 million shares of common stock at $20.125 per share. The proceeds from this offering of $30 million together with proceeds from the sale of newly issued partnership units to the Limited Partner (see Note 6 to the consolidated financial statements), totaled $60 million. Proceeds were used to repay $43 million of debt outstanding under the revolving line of credit. The remaining proceeds were used to fund ongoing development programs and for general corporate purposes. Availability under the Company's shelf registration statement was $130.7 million at December 31, 1996.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

     On February 20, 1997, the Company sold, pursuant to its shelf registration statement, 1.15 million shares of common stock at $27.50 per share. Concurrently, the Limited Partner purchased 1.39 million additional partnership units at $26.06 per unit (which is equal to the public offering price of the common stock less an amount equivalent to the underwriting discount) which are exchangeable for common stock on a one-for-one basis, subject to adjustment and certain limitations. The proceeds from the two transactions totaled $66 million and were used to repay all indebtedness outstanding under the revolving line of credit, and will be used for general corporate purposes, including ongoing development activities on and off the Irvine Ranch. After the above transaction, availability under the Company's shelf registration statement is approximately $99 million.

                                                  RECONCILIATION OF PARTNERSHIP UNITS OUTSTANDING
                  ---------------------------------------------------------------------------------------------------------------
                     YEAR ENDED DECEMBER 31, 1996          YEAR ENDED DECEMBER 31, 1995          YEAR ENDED DECEMBER 31, 1994
                  -----------------------------------   -----------------------------------   -----------------------------------
                     IRVINE                                IRVINE                                IRVINE
                    APARTMENT                             APARTMENT                             APARTMENT
                  COMMUNITIES,    THE IRVINE            COMMUNITIES,    THE IRVINE            COMMUNITIES,    THE IRVINE
                      INC.         COMPANY     TOTAL        INC.         COMPANY     TOTAL        INC.         COMPANY     TOTAL
                  -------------   ----------   ------   -------------   ----------   ------   -------------   ----------   ------
                                                                  (IN THOUSANDS)
Balance at
  beginning of
  period.........     16,975        20,397     37,372       11,800        18,447     30,247       11,800        18,447     30,247
Stock awards
  issued and
  options
  exercised......         77            --         77           --            --         --           --            --         --
Dividend
  reinvestment
  plan...........         13            16         29           --            --         --           --            --         --
Common stock
  offerings and
  related cash
  contributions
  from The Irvine
  Company........      1,491         1,491      2,982        5,175         1,500      6,675           --            --         --
Contributions of
  property by The
  Irvine
  Company........         --           388        388           --           450        450           --            --         --
                      ------        ------     ------       ------        ------     ------       ------        ------     ------
Balance at end of
  period.........     18,556        22,292     40,848       16,975        20,397     37,372       11,800        18,447     30,247
                      ------        ------     ------       ------        ------     ------       ------        ------     ------
Ownership
  interest at end
  of period......       45.4%         54.6%       100%        45.4%         54.6%       100%        39.0%         61.0%       100%
                      ======        ======     ======       ======        ======     ======       ======        ======     ======


                                                                           NET INCOME (LOSS) ALLOCATION
                                                                         --------------------------------
                                                                             YEARS ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                          1996         1995        1994
                                                                         -------     --------     -------
                                                                                  (IN THOUSANDS)
THE IRVINE COMPANY:
Specific allocations to The Irvine Company.............................  $    --     $(17,741)    $(6,370)
Income allocated to The Irvine Company based on its ownership
  interest.............................................................   22,446       10,905      11,376
                                                                         -------      -------     -------
                                                                          22,446       (6,836)      5,006
                                                                         -------      -------     -------
IRVINE APARTMENT COMMUNITIES, INC.:
Income allocated to Irvine Apartment Communities, Inc. based on its
  ownership interest...................................................   18,746        8,465       7,273
                                                                         -------      -------     -------
NET INCOME.............................................................  $41,192     $  1,629     $12,279
                                                                         =======      =======     =======


     Prior to December 31, 1995, the Operating Partnership incurred debt extinguishment costs and swap amortization costs that were allocated 100% to The Irvine Company in accordance with the partnership agreement. As of December 31, 1995, all such allocations had been completed.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

NOTE 6 -- CERTAIN TRANSACTIONS WITH RELATED PARTIES

     Substantially all costs incurred by the Company are borne by the Operating Partnership. Included in general and administrative expenses are charges from The Irvine Company pursuant to an administrative service agreement covering services for risk management, income taxes and other services of $108 for the year ended December 31, 1996. The amounts for the corresponding periods in 1995 and 1994 were $106 and $160, respectively. The Irvine Company and the Operating Partnership jointly purchase employee health care insurance and property and casualty insurance. In addition, the Operating Partnership incurred rent totaling $349, $270 and $203 for the years ended December 31, 1996, 1995 and 1994, respectively, related to leases with The Irvine Company that expire in 1997 and 1998. For the year ended December 31, 1996, The Irvine Company contributed $354, or the maximum allowable in connection with stock issuances under the dividend reinvestment and additional cash investment plan.

     In the third quarter of 1994, the Operating Partnership acquired four sites for development of 1,695 units for $19,703 from The Irvine Company. As partial financing for these four sites, the Operating Partnership elected to assume $15,656 in tax-exempt assessment district debt and paid $4,047 in cash.

     In March 1995, the Operating Partnership acquired a 512-unit development site known as Newport Ridge for $9,542 from The Irvine Company. As partial financing for the acquisition of the site, the Operating Partnership elected to assume $4,184 of tax-exempt assessment district debt. The balance of $5,358 was paid through the issuance of 336,432 additional partnership units in the Operating Partnership to The Irvine Company. In November 1995, the Operating Partnership acquired a 300-unit development site known as Baypointe from The Irvine Company for $4,190, of which $1,967 was paid through the issuance of 113,372 additional partnership units in the Operating Partnership to The Irvine Company. The partnership units are exchangeable for common stock of the Company on a one-for-one basis, subject to adjustment and certain limitations.

     In March 1996, the Operating Partnership acquired a land site for $3.3 million from The Irvine Company for the development of 227 rental units, pursuant to the Land Rights Agreement between the Operating Partnership and The Irvine Company. The Company's board committee of independent directors approved the purchase in accordance with the Land Rights Agreement. As partial financing for the site acquisition, the Operating Partnership assumed $2.8 million in tax-exempt assessment district debt. The balance of the purchase price was paid through the issuance of 28,358 additional partnership units in the Operating Partnership to The Irvine Company.

     Concurrent with the Company's common stock offering on July 3, 1996 (see
Note 5 to the consolidated financial statements), The Irvine Company, pursuant to its rights under the partnership agreement, purchased 1.49 million partnership units at a price equal to the public offering price of $20.125 per common share of stock, or a total of $30 million. These units are exchangeable for common stock on a one-for-one basis, subject to adjustment and certain limitations.

     On July 29, 1996, the Operating Partnership acquired a land site for $3.5 million from The Irvine Company for the development of 245 rental units pursuant to the Land Rights Agreement between the Operating Partnership and The Irvine Company. The Company's board committee of independent directors approved the purchase in accordance with the Land Rights Agreement. Of the total purchase price, $2.4 million was paid through the issuance of 115,544 additional partnership units in the Operating Partnership to The Irvine Company.

     On December 23, 1996, the Operating Partnership acquired a land site for $6.0 million from The Irvine Company for the development of 207 rental units pursuant to the Land Rights Agreement between the Operating Partnership and The Irvine Company. The Company's board committee of independent directors

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

approved the purchase in accordance with the Land Rights Agreement. The purchase price was paid through the issuance of 244,857 additional partnership units in the Operating Partnership to The Irvine Company.

     One of the Company's directors is chairman of a bank which participates in the Operating Partnership's line of credit. Based on the bank's percentage participation in the credit facility, the Operating Partnership estimates that the amount of interest and fees paid to the bank totaled $245, $388 and $96 in 1996, 1995 and 1994, respectively.

NOTE 7 -- LAND RIGHTS AGREEMENT WITH THE IRVINE COMPANY

     The Operating Partnership and The Irvine Company are parties to an exclusive land rights and non-competition agreement (the "Land Rights Agreement"). This agreement, which extends through July 31, 2020, provides the Operating Partnership with the exclusive right, but not the obligation, to acquire additional land sites which have been entitled for residential use and designated by The Irvine Company as ready for apartment development in accordance with the Master Plan. The determination to exercise an option with respect to a site is made solely by a majority of a committee of independent directors of the Company (the "Independent Directors Committee"), whose members are unaffiliated with The Irvine Company. In addition, The Irvine Company and its chairman, Donald Bren, have agreed to conduct their apartment community development and ownership activities on the Irvine Ranch solely through the Operating Partnership.

     Under terms of the Land Rights Agreement, through July 31, 2000, the purchase price for any apartment community sites acquired may be paid with either cash, common stock or limited partnership units at the option of the Company. After July 31, 2000, the choice of consideration will revert to The Irvine Company. In addition, the purchase price for future apartment sites encompassing the next 505 apartment units the Operating Partnership develops will be set at an amount such that each project's budgeted pro forma unleveraged return on costs for the first twelve months following stabilized occupancy will be between 10.0% and 10.5%. However, in no event shall the purchase price for each such site exceed 95% of the value of such site as determined by independent appraisals.

NOTE 8 -- STOCK PLANS

     Under the terms of the partnership agreement, payments under the Company's stock incentive plans are reimbursed by the Operating Partnership.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

     Employee Stock Option Plan: The Company has adopted long-term stock incentive plans that provide for awards of non-qualified or incentive stock options, stock appreciation rights, performance awards, restricted stock, restricted stock units and stock unit awards. The plans limit the number of shares of common stock, and matching partnership units, to be issued with respect to these awards to 5% of the total partnership units and common stock outstanding at the end of each year. The non-qualified stock options in the table below vest in equal installments over a three-year period and expire ten years from the grant dates.

                                                                  NON-QUALIFIED
                                                            STOCK OPTION TRANSACTIONS
                                                          ------------------------------
                                                           NUMBER
                                                             OF         EXERCISE PRICE
                                                          OPTIONS          PER SHARE
                                                          --------     -----------------
        Granted in 1993.................................   149,000                $17.50
        Outstanding at December 31, 1993................   149,000                $17.50
        Granted.........................................    55,000                $17.50
        Canceled........................................   (15,000)               $17.50
                                                           -------      ----------------
        Outstanding at December 31, 1994................   189,000                $17.50
        Granted.........................................   384,000      $15.88 to $16.13
        Canceled........................................   (74,000)     $16.13 to $17.50
                                                           -------      ----------------
        Outstanding at December 31, 1995................   499,000      $15.88 to $17.50
        Granted.........................................    10,000                $20.00
        Exercised.......................................   (66,667)     $16.13 to $17.50
        Canceled........................................   (33,333)               $16.13
                                                           -------      ----------------
        Outstanding at December 31, 1996................   409,000      $15.88 to $20.00
                                                           =======      ================
        Vested and exercisable at December 31, 1996.....   170,667      $15.88 to $17.50
                                                           =======      ================

     In addition, restricted stock performance awards issued to certain officers of the Company vest over a five-year period provided that the Company meets certain financial targets.

                                                                             NUMBER
                                                                               OF
                          PERFORMANCE AWARD TRANSACTIONS                     AWARDS
        ------------------------------------------------------------------  --------
        Granted in 1993...................................................   200,000
        Granted in 1995...................................................   235,000
        Canceled in 1995..................................................  (110,000)
                                                                            --------
        Outstanding at December 31, 1995..................................   325,000
                                                                            --------
        Granted in 1996...................................................    10,000
        Awarded in 1996...................................................   (20,000)
        Canceled in 1996..................................................   (82,049)
                                                                            --------
        Outstanding at December 31, 1996..................................   232,951
                                                                            ========
        Vested at December 31, 1996.......................................    62,951
                                                                            ========

     The total number of shares, and matching partnership units, available to be granted at December 31, 1996 under these plans was 1,323,770.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

     Directors' Stock Option Plan: The 1993 Stock Option Plan for Directors was established with 100,000 shares of common stock that may be granted to independent directors. Grants of fully vested options to purchase 5,000 shares of common stock, and matching partnership units, at the market price on the grant date were made to each independent director immediately following the Offering. Additionally, grants of fully vested options to purchase 1,000 shares of common stock, and matching partnership units, at the market price on the grant date were made to each independent director immediately following each annual shareholders' meeting beginning in 1995. These options are fully vested when granted and are exercisable for ten years from the grant dates.

                                                          NUMBER OF      EXERCISE PRICE
                 DIRECTORS' OPTION TRANSACTIONS            OPTIONS          PER SHARE
        ------------------------------------------------  ---------     -----------------
        Granted in 1993.................................    25,000                 $17.44
        Granted in 1995.................................     5,000                 $15.63
                                                            ------       ----------------
        Outstanding at December 31, 1995................    30,000       $15.63 to $17.44
        Granted in 1996.................................     5,000                 $20.06
                                                            ------       ----------------
        Outstanding at December 31, 1996................    35,000       $15.63 to $20.06
                                                            ======       ================
        Available for future grant......................    65,000
                                                            ======

     Equity Compensation Plans: The Operating Partnership applies APB Opinion 25 and related interpretations in accounting for its equity compensation plans as described above. Accordingly, no compensation cost has been recognized for its stock option plans. Compensation cost for the Company's other stock-based compensation plans has been determined utilizing the fair value of the award over the service period. Had the Operating Partnership applied FAS Statement 123 for stock-based compensation, it would result in net income and earnings per unit amounts that approximate the amounts reported. Under FAS Statement 123, the fair value for options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996, respectively: risk-free interest rates of 7.15% and 6.46%; dividend yields of 8.49% and 7.09%; volatility factors of the expected market price of the Company's common stock of 0.242 and 0.204; and a weighted average expected life of the options of seven years.

NOTE 9 -- SAVINGS PLAN

     Effective January 1, 1994, the Company implemented a defined contribution 401(k) benefit plan covering substantially all employees who have satisfied minimum age and service requirements. The Company matches employee contributions up to 50%, within certain limits, which is accrued as incurred. The Company also makes contributions to this plan for each participant, generally equal to 3% of the participant's base salary. The aggregate cost of these contributions was $122, $95 and $82 in 1996, 1995 and 1994, respectively.

NOTE 10 -- AGREEMENTS, COMMITMENTS AND CONTINGENCIES

     Management Agreements: The Operating Partnership has management agreements with unaffiliated property management companies to maintain and manage the operations of the properties. Management fees range from 2.5% to 3.25% of revenues depending on the size of the property (resulting in a weighted average rate of approximately 2.8% of revenues). These agreements are renewable annually and are generally cancelable on 30 days' notice. Included in operating expenses are costs incurred by the management companies on behalf of the Operating Partnership.

     Litigation: The Operating Partnership is party to various legal actions which are incidental to its business. Management believes that these actions will not have a material adverse effect on the Operating Partnership's consolidated financial position.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

     Assessment Districts: In some of the local jurisdictions within Orange County where the Predecessor developed property, assessment districts were formed by local governments to finance major infrastructure improvements. At December 31, 1996, the Operating Partnership had $39.0 million of assessment district debt, of which $21.9 million was reflected in the balance sheet.

     Exchange Rights: The Irvine Company has the right to exchange up to one-third of the total partnership units it owns for shares of common stock of the Company in each twelve-month period commencing on December 1 of each year at an exchange ratio of one-to-one, subject to adjustment in certain events. These exchanges are subject to certain restrictions including percentage ownership limits.

     Company's Obligation to Purchase Tendered Partnership Units: The Limited Partner has the right to sell to the Company for cash generally up to one-third of its partnership units in each twelve-month period commencing on December 1 of each year. These sales are subject to certain restrictions. The Company is to purchase the tendered interests at a purchase price equal to the average of the daily market prices for the common stock of the Company for the ten consecutive trading days immediately preceding the date of receipt by the Company of a notice of cash tender. The Company is to pay for these interests solely with the net proceeds of an offering of the Company's common stock. The Company would bear the costs of sale (other than underwriting discounts and commissions). The Limited Partner would bear all market risk if the market price at closing was less than the purchase price as determined on the date of tender. Any proceeds of the offering in excess of the purchase price would be for the sole benefit of the Company.

     Rent Restrictions: As of December 31, 1996, 21% of the apartment units within the Operating Partnership's portfolio were required to be set aside for residents within certain income levels and had limitations on the rent that could be charged to such tenants. The rental revenue from five of these projects includes governmental rent subsidy payments of $3,977, $4,023 and $3,932 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 11 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

             1996 QUARTERS ENDED       MARCH 31     JUNE 30      SEPTEMBER 30     DECEMBER 31
        -----------------------------  --------     --------     ------------     -----------
                                              (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
        Revenues.....................  $37,089      $ 38,967       $ 40,680         $41,962
        Expenses.....................   28,401        29,811         29,619          29,675
        Net income...................    8,688         9,156         11,061          12,287
        Net income per unit..........  $  0.23      $   0.24       $   0.27         $  0.30

             1995 QUARTERS ENDED       MARCH 31     JUNE 30      SEPTEMBER 30     DECEMBER 31
        -----------------------------  --------     --------     ------------     -----------
        Revenues.....................  $32,584      $ 33,170       $ 34,328         $36,086
        Expenses.....................   28,777        27,912         27,068          27,355
        Net income...................    3,807       (18,169)         7,260           8,731
        Net income per unit..........  $  0.13      $  (0.59)      $   0.21         $  0.23

                                                                    SCHEDULE III

                       IRVINE APARTMENT COMMUNITIES, L.P.

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                        GROSS AMOUNT AT WHICH CARRIED AT
                                                             DECEMBER 31, 1996(a)(b)
                                                        ---------------------------------
        CITY, STATE           NUMBER                              BUILDINGS AND            ACCUMULATED    DATE OF     DEPRECIABLE
  APARTMENT COMMUNITY NAME   OF UNITS  ENCUMBRANCES(c)  LAND(d)   IMPROVEMENTS    TOTAL    DEPRECIATION  COMPLETION     LIFE(e)
---------------------------- --------  ---------------  --------  -------------  --------  ------------  ----------   -----------
Stabilized More Than Two
  Years
  Irvine, California
    Amherst Court...........     162                    $  1,430    $  11,247    $ 12,677    $  2,255          1991    5-40 yrs.
    Berkeley Court..........     152      $   7,808          858        8,257       9,115       2,821          1986    5-40 yrs.
    Cedar Creek.............     176          8,586          519        8,614       9,133       3,021          1985    5-40 yrs.
    Columbia Court..........      58          2,601          321        2,683       3,004         881          1984    5-40 yrs.
    Cornell Court...........     109          5,202          785        5,044       5,829       1,597          1984    5-40 yrs.
    Cross Creek.............     136          6,754          561        7,287       7,848       2,568          1985    5-40 yrs.
    Dartmouth Court.........     294         17,303        2,674       17,230      19,904       5,513          1986    5-40 yrs.
    Deerfield...............     288         10,812        3,810       11,495      15,305       4,383       1975/83    5-40 yrs.
    Harvard Court...........     112          5,158        1,034        5,864       6,898       1,952          1986    5-40 yrs.
    Northwood Park..........     168          7,759        1,246        8,459       9,705       3,058          1985    5-40 yrs.
    Northwood Place.........     604         30,143        4,613       34,096      38,709      11,191          1986    5-40 yrs.
    Orchard Park............      60                       1,138        2,099       3,237         837          1982    5-40 yrs.
    Park West...............     880         33,992       18,768       53,522      72,290      25,328    1970/71/72    5-40 yrs.
    Parkwood................     296         12,642        7,667       12,698      20,365       4,850          1974    5-40 yrs.
    Rancho San Joaquin......     368         17,234        7,910       28,325      36,235      12,972          1976    5-40 yrs.
    San Carlo...............     354                       2,715       25,720      28,435       5,907          1989    5-40 yrs.
    San Leon................     248         12,380        1,726       14,507      16,233       4,449          1987    5-40 yrs.
    San Marco...............     426         24,327        2,873       24,355      27,228       6,199          1988    5-40 yrs.
    San Marino..............     200          9,849        1,376       11,567      12,943       3,756          1986    5-40 yrs.
    San Mateo...............     283                       1,444       18,621      20,065       3,696          1990    5-40 yrs.
    San Paulo...............     382         26,591        1,906       26,785      28,691       2,487          1993    5-40 yrs.
    San Remo................     248         13,832        1,765       14,287      16,052       4,457       1986/88    5-40 yrs.
    Stanford Court..........     320         13,877        2,202       14,226      16,428       5,202          1985    5-40 yrs.
    The Parklands...........     121          6,512           68        7,068       7,136       2,216          1983    5-40 yrs.
    Turtle Rock Canyon......     217         18,791        1,889       19,969      21,858       3,703          1991    5-40 yrs.
    Turtle Rock Vista.......     252         13,405        6,327       13,340      19,667       5,120       1976/77    5-40 yrs.
    Windwood Glen...........     196          9,852        1,266        9,668      10,934       3,124          1985    5-40 yrs.
    Windwood Knoll..........     248                       1,111       11,575      12,686       3,724          1983    5-40 yrs.
    Woodbridge Oaks.........     120                         832        6,718       7,550       2,217          1983    5-40 yrs.
    Woodbridge Pines........     220          8,459        5,755       10,484      16,239       3,985          1976    5-40 yrs.
    Woodbridge Villas.......     258                       4,353        9,105      13,458       3,729          1982    5-40 yrs.
    Woodbridge Willows......     200          9,655        1,421       11,468      12,889       4,888          1984    5-40 yrs.
                              ------       --------     --------     --------    --------    --------
                               8,156        333,524       92,363      466,383     558,746     152,086
                              ------       --------     --------     --------    --------    --------

                                                                    SCHEDULE III

                       IRVINE APARTMENT COMMUNITIES, L.P.

       CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                        GROSS AMOUNT AT WHICH CARRIED AT
                                                             DECEMBER 31, 1996(a)(b)
                                                        ---------------------------------
        CITY, STATE           NUMBER                              BUILDINGS AND            ACCUMULATED    DATE OF     DEPRECIABLE
  APARTMENT COMMUNITY NAME   OF UNITS  ENCUMBRANCES(c)  LAND(d)   IMPROVEMENTS    TOTAL    DEPRECIATION  COMPLETION     LIFE(e)
---------------------------- --------  ---------------  --------  -------------  --------  ------------  ----------   -----------
  Newport Beach, California
    Bayport.................     104          4,862        3,146        4,226       7,372       1,678          1971    5-40 yrs.
    Bayview.................      64          3,510        2,353        2,925       5,278       1,193          1971    5-40 yrs.
    Baywood.................     388         20,972       10,809       20,362      31,171       7,450       1973/84    5-40 yrs.
    Mariner Square..........     114          5,637          392        5,030       5,422       3,106          1969    5-40 yrs.
    Newport North...........     570         37,970        8,849       31,314      40,163       9,963          1986    5-40 yrs.
    Promontory Point........     520         36,303       18,775       41,153      59,928      16,083          1974    5-40 yrs.
                              ------       --------     --------     --------    --------    --------
                               1,760        109,254       44,324      105,010     149,334      39,473
                              ------       --------     --------     --------    --------    --------
  Tustin, California Rancho
    Alisal..................     356         20,625        3,558       19,894      23,452       5,884       1988/91    5-40 yrs.
    Rancho Maderas..........     266         19,372        1,144       16,263      17,407       3,732          1989    5-40 yrs.
    Rancho Mariposa.........     238         12,839          683       16,241      16,924       2,535          1992    5-40 yrs.
    Rancho Tierra...........     252         19,622        1,215       16,470      17,685       3,918          1989    5-40 yrs.
    Sierra Vista............     306                       2,318       22,667      24,985       3,405          1992    5-40 yrs.
                              ------       --------     --------     --------    --------    --------
                               1,418         72,458        8,918       91,535     100,453      19,474
                              ------       --------     --------     --------    --------    --------
Total Stabilized More Than
  Two Years.................  11,334      $ 515,236     $145,605    $ 662,928    $808,533    $211,033
                              ======       ========     ========     ========    ========    ========
Stabilized Less Than Two
  Years
  Irvine, California
    Villa Coronado..........     513                    $  5,842    $  37,985    $ 43,827    $  2,058       1995/96    5-40 yrs.
    Santa Rosa..............     368                       3,169       27,615      30,784       1,410       1995/96    5-40 yrs.
    Santa Clara.............     378                       3,624       31,126      34,750       1,468       1995/96    5-40 yrs.
                              ------                    --------     --------    --------    --------
                               1,259                      12,635       96,726     109,361       4,936
                              ------                    --------     --------    --------    --------
  Tustin, California
    Rancho Monterey.........     436                       6,823       33,970      40,793       1,385       1995/96    5-40 yrs.
                              ------                    --------     --------    --------    --------
                                 436                       6,823       33,970      40,793       1,385
                              ------                    --------     --------    --------    --------
  Newport Coast, California
    Newport Ridge...........     512                       9,357       45,265      54,622       1,813       1995/96    5-40 yrs.
                              ------                    --------     --------    --------    --------
                                 512                       9,357       45,265      54,622       1,813
                              ------                    --------     --------    --------    --------
Total Stabilized Less Than
  Two Years.................   2,207                    $ 28,815    $ 175,961    $204,776    $  8,134
                              ======                    ========     ========    ========    ========

                                                                    SCHEDULE III

                       IRVINE APARTMENT COMMUNITIES, L.P.

       CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                       GROSS AMOUNT AT WHICH CARRIED AT
                                                            DECEMBER 31, 1996(a)(b)
                                                      -----------------------------------
 APARTMENT COMMUNITY NAME   NUMBER                              BUILDINGS AND              ACCUMULATED    DATE OF     DEPRECIABLE
          (CITY)           OF UNITS  ENCUMBRANCES(c)  LAND(d)   IMPROVEMENTS     TOTAL     DEPRECIATION  COMPLETION     LIFE(e)
-------------------------- --------  ---------------  --------  -------------  ----------  ------------  ----------   -----------
Delivered Units In
  Projects Under
  Construction
  Baypointe (Newport
    Beach)................      68                    $    953    $   6,609    $    7,562    $     13          1996    5-40 yrs.
    Santa Maria
      (Irvine)............      47                         697        4,426         5,123          13          1996    5-40 yrs.
                            ------                    --------     --------    ----------    --------
Total Delivered Units.....     115                    $  1,650    $  11,035    $   12,685    $     26
                            ------       --------     --------     --------    ----------    --------
Total Stabilized and
  Delivered...............  13,656      $ 515,236     $176,070    $ 849,924    $1,025,994    $219,193
                            ------       --------     --------     --------    ----------    --------
Units Under Construction
Baypointe (Newport
  Beach)..................     232                    $  3,237    $  18,602    $   21,839
Santa Maria (Irvine)......     180                       2,646       11,638        14,284
The Colony (Newport
  Beach)..................     245                       3,545        9,772        13,317
Santa Rosa II (Irvine)....     207                       5,999        1,323         7,322
Other.....................                                            1,479         1,479
                            ------                    --------     --------    ----------
Total Units Under
  Construction............     864                    $ 15,427    $  42,814    $   58,241
                            ------       --------     --------     --------    ----------    --------
         Total............  14,520      $ 515,236     $191,497    $ 892,738    $1,084,235    $219,193
                            ======       ========     ========     ========    ==========    ========

---------------

Notes:

(a) The aggregate cost of land and buildings for federal income tax purposes is approximately $654,007 (unaudited).

(b) The gross amount at which buildings and improvements are carried represent historical cost amounts incurred in the development of the projects and capital improvements incurred subsequent to the completion of construction. Prior to the General Partner's December 1993 initial public offering, the gross land, buildings and improvements amounts represent The Irvine Company's historical cost basis.

(c) Encumbrances represent debt secured by deeds of trust.

(d) Land acquired from The Irvine Company is recorded at cost based on the purchase price.

(e) Estimated useful lives are five to seven years for furniture and fixtures, five to twenty years for improvements and forty years for buildings.

     A summary of activity of real estate and accumulated depreciation is as follows:

                                                                                            REAL ESTATE
                                                                               --------------------------------------
                                                                                  1996           1995          1994
                                                                               ----------     ----------     --------
Balance at beginning of year.................................................  $1,005,633     $  869,756     $792,510
Additions:
  Through cash expenditures..................................................      66,857        124,368       61,590
  Through assumption of tax-exempt assessment district debt..................       2,771          4,184       15,656
  Through issuance of partnership units......................................       8,973          7,325
                                                                               ----------     ----------     --------
Balance at end of year.......................................................  $1,084,234     $1,005,633     $869,756
                                                                               ==========     ==========     ========

                                                                                      ACCUMULATED DEPRECIATION
                                                                               --------------------------------------
                                                                                  1996           1995          1994
                                                                               ----------     ----------     --------
Balance at beginning of year.................................................  $  192,106     $  169,039     $148,052
Charges to depreciation expense..............................................      27,087         23,067       20,987
                                                                               ----------     ----------     --------
Balance at end of year.......................................................  $  219,193     $  192,106     $169,039
                                                                               ==========     ==========     ========

           See report of independent auditors and accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1997              1996
                                                                     -------------     ------------
                                                                             (IN THOUSANDS)
ASSETS
  Real estate assets, at cost
  Land.............................................................   $   205,595       $  176,070
  Buildings and improvements.......................................       994,117          849,924
                                                                       ----------       ----------
                                                                        1,199,712        1,025,994
  Accumulated depreciation.........................................      (240,718)        (219,193)
                                                                       ----------       ----------
                                                                          958,994          806,801
  Under development, including land................................       105,265           58,241
                                                                       ----------       ----------
                                                                        1,064,259          865,042
Cash and cash equivalents..........................................         2,373            3,205
Restricted cash....................................................         1,434            1,376
Deferred financing costs, net......................................        18,722           20,187
Other assets.......................................................        15,038           11,188
                                                                       ----------       ----------
                                                                      $ 1,101,826       $  900,998
                                                                       ==========       ==========

LIABILITIES

Mortgages and notes payable
  Line of credit...................................................   $   135,000       $   16,000
  Tax-exempt mortgage bond financings..............................       326,569          329,248
  Conventional mortgage financings.................................       132,902          134,761
  Mortgage notes payable to The Irvine Company.....................        50,608           51,227
  Tax-exempt assessment district debt..............................        21,747           21,828
                                                                       ----------       ----------
                                                                          666,826          553,064
Accounts payable and accrued liabilities...........................        31,762           21,496
Security deposits..................................................         7,485            6,094
                                                                       ----------       ----------
                                                                          706,073          580,654
                                                                       ----------       ----------

PARTNERS' CAPITAL

General partner, 19,879 partnership units at September 30, 1997 and
  18,556 at December 31, 1996......................................       210,685          180,017
Limited partners, 24,094 partnership units at September 30, 1997
  and 22,292 at December 31, 1996..................................       185,068          140,327
                                                                       ----------       ----------
                                                                          395,753          320,344
                                                                       ----------       ----------
                                                                      $ 1,101,826       $  900,998
                                                                       ==========       ==========


---------------

Note: The balance sheet at December 31, 1996 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                               -------------------------------
                                                                    1997             1996
                                                               --------------   --------------
                                                               (IN THOUSANDS, EXCEPT PER UNIT
                                                                          AMOUNTS)
REVENUES:
Rental income................................................     $133,114         $114,000
Other income.................................................        3,093            2,317
Interest income..............................................          659              419
                                                                  --------         --------
                                                                   136,866          116,736
                                                                  --------         --------
EXPENSES:
Property expenses............................................       28,790           24,903
Real estate taxes............................................       10,959           10,023
Property management fees.....................................        3,809            3,316
Interest expense, net........................................       21,949           22,378
Amortization of deferred financing costs.....................        1,882            1,975
Depreciation and amortization................................       21,700           20,346
General and administrative...................................        4,822            4,890
                                                                  --------         --------
                                                                    93,911           87,831
                                                                  --------         --------
NET INCOME...................................................     $ 42,955         $ 28,905
                                                                  ========         ========
ALLOCATION OF NET INCOME:
General partner..............................................     $ 19,399         $ 13,148
Limited partner..............................................     $ 23,556         $ 15,757

PARTNERSHIP UNIT DATA:
Weighted average partnership units outstanding...............       43,350           38,410
Net income per unit..........................................     $   0.99         $   0.75
Cash distributions declared and paid per unit................     $  1.105         $  1.075

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
                              IN PARTNERS' CAPITAL

                                                        IRVINE APARTMENT       LIMITED
                                                        COMMUNITIES, INC.      PARTNERS      TOTAL
                                                       -------------------     --------     --------
                                                                      (IN THOUSANDS)
PARTNERS' CAPITAL:
Balance at January 1, 1996...........................       $ 155,433          $109,133     $264,566
  Net income.........................................          13,148            15,757       28,905
  Contributions......................................          30,151            33,185       63,336
  Distributions......................................         (18,800)          (22,534)     (41,334)
                                                             --------          --------     --------
Balance at September 30, 1996........................       $ 179,932          $135,541     $315,473
                                                             ========          ========     ========
Balance at January 1, 1997...........................       $ 180,017          $140,327     $320,344
  Net income.........................................          19,399            23,556       42,955
  Contributions......................................          32,698            47,286       79,984
  Distributions......................................         (21,429)          (26,101)     (47,530)
                                                             --------          --------     --------
Balance at September 30, 1997........................       $ 210,685          $185,068     $395,753
                                                             ========          ========     ========
PARTNERSHIP UNITS OUTSTANDING:
Balance at January 1, 1996...........................          16,975            20,397       37,372
  Additional partnership units issued................           1,509             1,644        3,153
                                                             --------          --------     --------
Balance at September 30, 1996........................          18,484            22,041       40,525
                                                             ========          ========     ========
Balance at January 1, 1997...........................          18,556            22,292       40,848
  Additional partnership units issued................           1,323             1,802        3,125
                                                             --------          --------     --------
Balance at September 30, 1997........................          19,879            24,094       43,973
                                                             ========          ========     ========

                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                        ----------------------
                                                                          1997          1996
                                                                        ---------     --------
                                                                            (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................................  $  42,955     $ 28,905
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization of deferred financing costs............................      1,882        1,975
  Depreciation and amortization.......................................     21,700       20,346
  Increase (decrease) in cash attributable to changes in assets and liabilities:
     Restricted cash..................................................        (58)        (169)
     Other assets.....................................................     (4,050)      (1,283)
     Accounts payable and accrued liabilities.........................      5,612        5,050
     Security deposits................................................      1,391          924
                                                                        ---------     --------
Net Cash Provided by Operating Activities.............................     69,432       55,748
                                                                        ---------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital improvements to operating real estate assets..................     (3,199)      (2,914)
Investment in real estate assets, net of construction payables........   (202,608)     (41,306)
                                                                        ---------     --------
Net Cash Used in Investing Activities.................................   (205,807)     (44,220)
                                                                        ---------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under lines of credit......................................    153,000       55,900
Payments on lines of credit...........................................    (34,000)     (77,900)
Payments on tax-exempt mortgage bond financings.......................     (2,679)      (2,493)
Principal payments....................................................     (2,559)      (2,916)
Deferred financing costs..............................................       (417)
Contributions from partners...........................................     69,728       60,387
Distributions to partners.............................................    (47,530)     (41,334)
                                                                        ---------     --------
Net Cash Provided by (Used in) Financing Activities...................    135,543       (8,356)
                                                                        ---------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................       (832)       3,172
Cash and Cash Equivalents at Beginning of Period......................      3,205        4,392
                                                                        ---------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD............................  $   2,373     $  7,564
                                                                        =========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid, net of amounts capitalized...........................  $  21,348     $ 22,605
  Tax-exempt assessment district debt assumed.........................  $      --     $  2,771


                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.


                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     Irvine Apartment Communities, Inc. (the "Company"), operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. In connection with the Company's initial public offering of common stock (the "Offering"), the Company obtained a general partnership interest in and became the sole managing general partner of Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership"). The Operating Partnership was formed on November 15, 1993 and began operations as of December 8, 1993, the date of the Offering. In connection with the Offering, The Irvine Company transferred 42 apartment communities and a 99% interest in a limited partnership which owns one apartment community to the Operating Partnership. At September 30, 1997 the Company had a 45.2% general partnership interest in and was the sole managing general partner of the Operating Partnership. At September 30, 1997, The Irvine Company had a 54.6% limited partnership interest in the Operating Partnership. On February 4, 1997, the Operating Partnership acquired the assets of Thompson Residential Company, Inc. (see Note 5). The purchase price was paid by the issuance of 74,523 limited partnership units in the Operating Partnership. At September 30, 1997, Thompson Residential Company, Inc. had a 0.2% limited partnership interest in the Operating Partnership. The Operating Partnership's management and operating decisions are under the unilateral control of the Company. The Company was incorporated in Delaware on September 10, 1993. On May 2, 1996, the Company changed its state of incorporation from Delaware to Maryland.


     The Company is a self-administered equity REIT engaged in the operation and development (through the Operating Partnership) of apartment communities in Orange County, California and, beginning in 1997, other locations in California. The Operating Partnership utilizes independent third party property management and construction management firms. As of September 30, 1997 the Operating Partnership owned 55 apartment communities representing 14,991 apartment units and 1,110 units under construction (collectively, the "Properties"). The Operating Partnership broke ground on its first "off-Ranch" apartment community, located in Northern California's Silicon Valley, in May 1997. On June 30, 1997, the Operating Partnership acquired a 923-unit apartment community in the La Jolla region of north San Diego County (see Note 6). Until July 31, 2020, the Operating Partnership has the exclusive right, but not the obligation, to acquire land from The Irvine Company for development of additional apartment communities on the Irvine Ranch.


NOTE 2 -- BASIS OF PRESENTATION

     The accompanying financial statements include the consolidated accounts of the Operating Partnership and its financially controlled subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

     Profits and losses are generally allocated to the Company and to the limited partners based upon their respective ownership interests in the Operating Partnership. Under the terms of the partnership agreement, all costs incurred by the Company relating to the ownership of its interest in and operation of the Operating Partnership, including the compensation of its officers and employees, stock incentive plans, director fees and the costs and expenses of being a public company, are paid by the Operating Partnership. In addition, The Irvine Company generally has the right, but not the obligation, to match on the same terms and conditions any capital contributions made by the Company and the Operating Partnership based on the pro rata ownership interest at the time of such contribution.

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 1997 and December 31, 1996 and the revenues and expenses for the three months and nine months ended September 30, 1997 and 1996. Actual results could differ from those estimates.

                       IRVINE APARTMENT COMMUNITIES, L.P.


                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                        FINANCIAL STATEMENTS (CONTINUED)

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal, recurring nature. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These unaudited condensed financial statements should be read in conjunction with the Consolidated Financial Statements and notes thereto of the Operating Partnership included in this Prospectus and Registration Statement.

NOTE 3 -- MORTGAGES AND NOTES PAYABLE

     Line of Credit: In June 1997, the Operating Partnership renewed its $250 million unsecured revolving credit facility. The credit facility has a term of three years and currently bears interest at LIBOR plus 0.70% or prime. The credit facility provides for the borrowing interest rates to be adjusted up or down reflecting credit ratings on the Operating Partnership's senior unsecured long-term indebtedness. Under the credit facility, the Operating Partnership is able to borrow funds from the participating banks through a competitive bid process to obtain a lower interest rate. At September 30, 1997, outstanding borrowings under the credit facility priced on a competitive bid basis were $70 million at an average interest spread of 0.46% over LIBOR. This revolving credit facility, which is guaranteed by the Company, is available to finance the Operating Partnership's ongoing rental property development program and for general working capital needs. The Company and the Operating Partnership must comply with certain affirmative and negative covenants, including limitations on distributions, and the maintenance of certain net worth, cash flow and financial ratios. At September 30, 1997 the Company and the Operating Partnership were in compliance with all of these covenants. As of September 30, 1997, $135 million was outstanding and $115 million was available under the line of credit.

     Shelf Registration Statements: On May 14, 1997 the Company filed a shelf registration statement with the Securities and Exchange Commission providing for the issuance from time to time of up to $350 million of common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock and debt securities. This registration statement replaced the Company's previous registration statement. The Company plans to use the proceeds raised from any securities issued under its shelf registration statement for general corporate purposes, including the development of new apartment communities, acquisitions and the repayment of existing debt. Availability under the Company's shelf registration statement was $350 million at September 30, 1997. Concurrently, the Operating Partnership filed a shelf registration statement with the Securities and Exchange Commission providing for the issuance from time to time of up to $350 million of debt securities. The Operating Partnership plans to use the proceeds raised from any securities issued under its shelf registration statement for general corporate purposes, including the development of new apartment communities, acquisitions and the repayment of existing debt. Availability under the Operating Partnership's shelf registration statement was $350 million at September 30, 1997.

     Subsequent Event: On October 1, 1997 the Operating Partnership issued $100 million aggregate principal amount of 7% senior unsecured notes (the "Notes") pursuant to its shelf registration statement. The Notes are due on October 1, 2007 and were priced at 99.21% to yield 7.10%, or 99 basis points over the rate on U.S. Treasury securities with comparable maturity on the date such rate was set. Net proceeds from the offering of $98.3 million were used to repay indebtedness under the Operating Partnership's revolving credit facility, which was used to finance The Villas of Renaissance acquisition (see Note 6).

NOTE 4 -- PARTNERS' CAPITAL

     On February 20, 1997 the Company sold, in a public offering, 1.15 million shares of common stock at $27.50 per share. Concurrently, The Irvine Company (see Note 7), pursuant to its rights under the

                       IRVINE APARTMENT COMMUNITIES, L.P.


                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                        FINANCIAL STATEMENTS (CONTINUED)

partnership agreement, purchased 1.39 million additional limited partnership units at $26.06 per unit (which is equal to the public offering price of the common stock less an amount equivalent to the underwriting discount) which are exchangeable for common stock on a one for one basis, subject to adjustment and certain limitations. The proceeds from the two transactions totaled $66 million and were used to repay all indebtedness then outstanding under the revolving line of credit, and for general corporate purposes, including ongoing development activities on and off the Irvine Ranch.

     The Operating Partnership paid cash distributions of $0.365 per partnership unit on February 28 and May 30, 1997 and $0.375 per partnership unit on August 29, 1997. On October 23, 1997 the Operating Partnership declared a cash dividend of $0.375 per partnership unit that is payable on November 26, 1997. During the first and second quarters of 1996, the Operating Partnership paid a cash dividend of $0.355 per partnership unit and $0.365 per partnership unit during the third quarter of 1996.

     As of September 30, 1997 the Company had $350 million of availability under its shelf registration statement, which provides for the issuance from time to time of common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock and debt securities (see Note 3).

     The computation of primary earnings per partnership unit for the Operating Partnership is based on a weighted average of 43,920,321 and 43,349,958 units of partnership interest outstanding during the three and nine months ended September 30, 1997, respectively.

  RECONCILIATION OF PARTNERSHIP UNITS OUTSTANDING

                                                                               NINE MONTHS ENDED SEPTEMBER
                                     NINE MONTHS ENDED SEPTEMBER 30, 1997                30, 1996
                                     -------------------------------------     ----------------------------
                                               THE IRVINE                                THE IRVINE
                                     COMPANY    COMPANY     OTHER   TOTAL      COMPANY    COMPANY    TOTAL
                                     -------   ----------   -----   ------     -------   ----------  ------
                                                                 (IN THOUSANDS)
Balance at beginning of period.....  18,556      22,292             40,848     16,975      20,397    37,372
Stock awards issued and options
  exercised........................     156                            156         10                    10
Dividend reinvestment plan.........      17          20                 37          9           9        18
Common stock offering and related
  cash contribution from The Irvine
  Company..........................   1,150       1,394              2,544      1,490       1,491     2,981
  Acquisition of Thompson
     Residential assets............                           75        75
Contributions of property by The
  Irvine Company...................                 313                313                    144       144
                                     ------      ------      ---    ------     ------      ------    ------
Balance at end of period...........  19,879      24,019       75    43,973     18,484      22,041    40,525
                                     ======      ======      ===    ======     ======      ======    ======
Ownership interest at end of
  period...........................    45.2 %      54.6%     0.2%      100%      45.6 %      54.4%      100%
                                     ======      ======      ===    ======     ======      ======    ======

NOTE 5 -- ACQUISITION OF THOMPSON RESIDENTIAL ASSETS

     On February 4, 1997, the Operating Partnership acquired for $2 million the assets of Thompson Residential Company, Inc. ("TRC"), a privately held, Northern California-based multifamily development company. Included in the purchase were options to purchase three development sites located in Northern California's Silicon Valley. The purchase price was paid by the issuance of 74,523 limited partnership units in the Operating Partnership, exchangeable for common stock of the Company, with the price per unit of $26.838 which was based on the average closing price of the Company's common stock for the 10 trading days preceding the acquisition's closing date. In addition, TRC may be paid up to an additional $2 million in cash or limited partnership units if the apartment community (The Hamptons) achieves certain performance targets. The three senior real estate executives at TRC have also joined the Company with primary responsibility for the Company's operations outside of the Irvine Ranch.

                       IRVINE APARTMENT COMMUNITIES, L.P.


                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- ACQUISITION OF THE VILLAS OF RENAISSANCE

     On June 30, 1997 the Operating Partnership acquired a 923-unit apartment community located in the La Jolla region of north San Diego County from an unrelated third party for $127.0 million. $118.0 million of the purchase price was funded by borrowings under the Operating Partnership's $250 million unsecured line of credit (see Note 3) and $9.0 million was funded from cash on hand. A more detailed description of the transaction is described in the Company's and the Operating Partnership's Current Report on Form 8-K filed with the Securities Exchange Commission on July 15, 1997, as amended on July 23, 1997.

NOTE 7 -- CERTAIN TRANSACTIONS WITH RELATED PARTIES

     Substantially all costs incurred by the Company are borne by the Operating Partnership. Included in general and administrative expenses are charges from The Irvine Company pursuant to an administrative services agreement covering services for risk management, income taxes and other services of $95,000 and $80,000 for the nine months ended September 30, 1997 and 1996, respectively. The Irvine Company and the Operating Partnership jointly purchase employee health care insurance and property and casualty insurance. In addition, the Operating Partnership incurred rent totaling $264,000 and $233,000 for the nine months ended September 30, 1997 and 1996, respectively, related to leases with The Irvine Company that expire at the end of 1997 and 1998. For the nine months ended September 30, 1997 The Irvine Company contributed $568,000 in connection with partnership unit and stock issuances under the dividend reinvestment and additional cash investment plan.

     On February 10, 1997, the Operating Partnership acquired a land site for $8.4 million from The Irvine Company for the development of 316 rental units pursuant to the Land Rights Agreement between the Operating Partnership and The Irvine Company. The Company's board committee of independent directors approved the purchase in accordance with the Land Rights Agreement. The purchase price was paid through the issuance of 313,439 additional limited partnership units in the Operating Partnership to The Irvine Company. Pursuant to the terms of the acquisition, a portion of the limited partnership units in the Operating Partnership are subject to refund if the apartment community developed on the site does not achieve a 10% unleveraged return on costs for the first twelve months following stabilized occupancy.

     On October 21, 1997, the Operating Partnership acquired a land site for $5.7 million from The Irvine Company for the development of 196 rental units pursuant to the Land Rights Agreement. The Company's board committee of independent directors approved the purchase in accordance with the Land Rights Agreement. The purchase price was paid through the issuance of 179,433 additional limited partnership units in the Operating Partnership to The Irvine Company. Pursuant to the terms of the acquisition, a portion of the limited partnership units in the Operating Partnership are subject to refund if the apartment community developed on the site does not achieve a 10% unleveraged return on costs for the first twelve months following stabilized occupancy.

     Concurrent with the Company's common stock offering on February 20, 1997 (see Note 4), The Irvine Company, pursuant to its rights under the partnership agreement, purchased 1.39 million limited partnership units at a price equal to the public offering price of $26.06 per unit (which is equal to the public offering price of the common stock less an amount equivalent to the underwriting discount) which are exchangeable for common stock on a one for one basis, subject to adjustment and certain limitations.

     One of the Company's directors is chairman of a bank which participates in the Company's line of credit. Based on the bank's percentage participation in the credit facility, the Operating Partnership estimates that the amount of interest and fees paid to the bank totaled $271,000 and $196,000 in the first nine months of 1997 and the three months ended September 30, 1997, respectively. Interest and fees for the corresponding periods in 1996 were $231,000 and $61,000, respectively.

                       IRVINE APARTMENT COMMUNITIES, L.P.



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997



                                                                          PRO FORMA
                                                        HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                        ----------       -----------       ---------
                                                        (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
REVENUES:
Rental income.........................................   $ 133,114         $ 6,019(a)      $ 139,133
Other income..........................................       3,093              60(a)          3,153
Interest income.......................................         659                               659
                                                          --------         -------          --------
                                                           136,866           6,079           142,945
                                                          --------         -------          --------
EXPENSES:
Property expenses.....................................      28,790           1,115(b)         29,905
Real estate taxes.....................................      10,959             711(c)         11,670
Property management fees..............................       3,809             120(d)          3,929
Interest expense, net.................................      21,949           3,946(e)         25,895
Amortization of deferred financing costs..............       1,882                             1,882
Depreciation and amortization.........................      21,700           1,394(f)         23,094
General and administrative............................       4,822                             4,822
                                                          --------         -------          --------
                                                            93,911           7,286           101,197
                                                          --------         -------          --------
NET INCOME............................................   $  42,955         $(1,207)        $  41,748
                                                          ========         =======          ========
ALLOCATION OF NET INCOME (LOSS):
  General partner.....................................   $  19,399         $  (545)        $  18,854
  Limited partners....................................   $  23,556         $  (662)(g)     $  22,894

PARTNERSHIP UNIT DATA:
Weighted average number of units outstanding..........      43,350                            43,350
Net income per unit...................................   $    0.99                         $    0.96
Cash distributions declared and paid per unit.........   $   1.105                         $   1.105



                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                          PRO FORMA
                                                        HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                        ----------       -----------       ---------
                                                        (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
REVENUES:
Rental income.........................................   $ 154,925         $11,591(a)      $ 166,516
Other income..........................................       3,162             173(a)          3,335
Interest income.......................................         611                               611
                                                          --------         -------          --------
                                                           158,698          11,764           170,462
                                                          ========         =======          ========
EXPENSES:
Property expenses.....................................      33,859           2,176(b)         36,035
Real estate taxes.....................................      13,496           1,422(c)         14,918
Property management fees..............................       4,502             240(d)          4,742
Interest expense, net.................................      29,506           7,891(e)         37,397
Amortization of deferred financing costs..............       2,627                             2,627
Depreciation and amortization.........................      27,239           2,786(f)         30,025
General and administrative............................       6,277                             6,277
                                                          --------         -------          --------
                                                           117,506          14,515           132,021
                                                          --------         -------          --------
NET INCOME............................................   $  41,192         $(2,751)        $  38,441
                                                          ========         =======          ========
ALLOCATION OF NET INCOME (LOSS):
  General partner.....................................   $  18,746         $(1,251)        $  17,495
  Limited partner.....................................   $  22,446         $(1,500)(g)     $  20,946

PARTNERSHIP UNIT DATA:
Weighted average number of units outstanding..........      38,953                            38,953
Net income per unit...................................   $    1.06                         $    0.99
Cash distributions declared and paid per unit.........   $   1.440                         $   1.440



                            See accompanying notes.

                       IRVINE APARTMENT COMMUNITIES, L.P.



       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                             (DOLLARS IN THOUSANDS)



NOTE 1 -- BASIS OF PRESENTATION



     Irvine Apartment Communities, L.P. (the "Operating Partnership") acquired a 923-unit apartment community known as The Villas of Renaissance (the "Property") located in La Jolla, California on June 30, 1997.



     The pro forma consolidated statements of operations of the Operating Partnership are unaudited and have been prepared based on the historical financial statements of the Operating Partnership for the nine months ended September 30, 1997 and the year ended December 31, 1996.



     The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1997 has been prepared based on the historical operations of the Operating Partnership for such period as if the acquisition of the Property occurred at the beginning of the period presented. As the Property was acquired on June 30, 1996, the results of operations of the Property after June 30, 1996 are included in the historical operations of the Operating Partnership and accordingly are not reflected in the pro forma adjustments. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 has been prepared based on the historical operations of the Operating Partnership for 1996 as if the acquisition of the Property occurred as of the beginning of the period. In management's opinion, all adjustments necessary to reflect the effect of the acquisition of the Property have been made in the pro forma financial statements.



     The pro forma information is not necessarily indicative of what the Operating Partnership's results of operations would have been if the acquisition of the Property had occurred at the beginning of the periods presented, nor does it purport to project the Operating Partnership's results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be obtained by the Operating Partnership for the year ending December 31, 1997. The following information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements included in this Registration Statement.



NOTE 2 -- PRO FORMA ADJUSTMENTS



(a) Increase in rental income and other income reflects the operations of the Property for the period indicated prior to the acquisition by the Operating Partnership.



(b) Increase in property expenses reflects the operations of the Property for the period indicated prior to the acquisition by the Operating Partnership reduced for the estimated savings in property and liability insurance expense in the amount of $134 for the year ended December 31, 1996 and $28 for the nine months ended September 30, 1997. It is the opinion of management that the Property is adequately covered by insurance.



(c) Increase in real estate taxes for the period indicated prior to the acquisition by the Operating Partnership based on an estimated increase in the assessed value of the Property resulting from the purchase. The estimated assessed value is $127,000 with an effective annual tax rate of 1.12%.



(d) Increase in property management fees for the period indicated prior to the acquisition by the Operating Partnership based on the negotiated independent third party property management contract for the Property in the amount of $20 per month.



(e) Reflects additional interest expense for the period indicated prior to the acquisition by the Operating Partnership associated with borrowings used to finance the acquisition of the Property in the amount of $118,000, calculated based on the interest rate in effect at the time of the borrowing of 6.69%. A .125% change in the interest rate of the variable rate borrowings used to finance the acquisition of the Property would change pro forma interest expense by $147 for the year ended December 31, 1996 and $111 for the nine months ended September 30, 1997.



(f) Represents additional depreciation for the period indicated prior to the acquisition by the Operating Partnership computed on a straight line basis using (1) estimated remaining useful life of 40 years and the depreciable cost basis of the Property ($102,863, excluding land and personal property) and (2) estimated seven year useful life for the related personal property ($1,500).



(g) Represents the portion of all preceding pro forma adjustments attributable to the limited partners in the Operating Partnership based on an average ownership interest of 54.51% for the year ended December 31, 1996 and 54.83% for the six months ended June 30, 1997 (date of acquisition of the Property).

                        INDEPENDENT ACCOUNTANTS' REPORT



To the Partners


Irvine Apartment Communities, L.P.



     We have audited the accompanying statement of revenues and certain operating expenses of The Villas of Renaissance (the "Property") for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of IAC Capital Trust and Irvine Apartment Communities, L.P. (described in Note 1) and is not intended to be a complete presentation of the Property's revenues and operating expenses.



     In our opinion, the financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP



Los Angeles, California


June 18, 1997

                           THE VILLAS OF RENAISSANCE



             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES


                        YEAR ENDED DECEMBER 31, 1996 AND


                   SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)



                                                                   1996            1997
                                                                  -------       -----------
                                                                                (UNAUDITED)
                                                                       (IN THOUSANDS)
    REVENUES:
      Rental revenue............................................  $11,591         $ 6,019
      Other revenue.............................................      173              60
                                                                  -------         -------
              Total revenues....................................   11,764           6,079
                                                                  -------         -------
    CERTAIN OPERATING EXPENSES:
      Property expenses.........................................    2,310           1,143
      Real estate taxes.........................................      901             498
      Management fees...........................................      402             278
                                                                  -------         -------
              Total certain operating expenses..................    3,613           1,919
                                                                  -------         -------
    REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES............  $ 8,151         $ 4,160
                                                                  =======         =======



                       See notes to financial statements.

                           THE VILLAS OF RENAISSANCE



                         NOTES TO FINANCIAL STATEMENTS



                        YEAR ENDED DECEMBER 31, 1996 AND


                   SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     The Property, a luxury apartment community consisting of 923 units, common area improvements, recreational facilities, and amenities located in La Jolla, California, is in the process of being sold by Aoki Construction (CA) Co., Ltd., a California corporation, ("ACCA") to Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership"). Prior to April 7, 1997, ACCA was a 99.5% general partner and Aoki Pacific Corporation ("APC") was a .5% general partner in Renaissance Villas Associates, a California general partnership (the "Partnership"). On April 7, 1997, APC assigned its interest in the Partnership to ACCA thus making ACCA the sole remaining partner.



     Interest, depreciation and amortization not directly related to the future operations of the Property have been excluded from the statement of revenues and certain operating expenses in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. ACCA and APC are not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.



     The unaudited statement of revenues and certain operating expenses for the six months ended June 30, 1997 has been prepared in accordance with the Partnership's accounting policies applied to the year ended December 31, 1996. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the statement of revenues and certain operating expenses of the Property for the six months ended June 30, 1997, have been included. The results of operations for this interim period are not necessarily indicative of the results for the full year.



NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES



     Revenue Recognition. Apartment units are leased for terms of one year or less. Rental revenue is recognized on an accrual basis.



     Repair and Maintenance. Recurring repair and maintenance costs are expensed as incurred.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE OPERATING PARTNERSHIP OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
Prospectus Summary......................    5
Risk Factors............................   17
IAC Capital Trust.......................   24
Recent Developments.....................   27
Use of Proceeds.........................   28
Operating Partnership Consolidated
  Ratios of Earnings to Fixed Charges
  and Preferred L.P. Unit
  Distributions.........................   28
Capitalization of IAC Capital Trust.....   29
Capitalization of Irvine Apartment
  Communities, L.P......................   29
Selected Consolidated Financial Data....   30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of the Operating
  Partnership...........................   32
Business and Properties of the Operating
  Partnership...........................   41
Policies with Respect to Certain
  Activities............................   55
Management..............................   59
Principal Securityholders...............   67
Certain Relationships and Related
  Transactions..........................   70
Description of the Series A Preferred
  Securities............................   74
Description of the Series A Preferred
  L.P. Units............................   87
Relationship Between the Preferred
  Securities and the Preferred L.P.
  Units.................................   92
Operating Partnership Agreement.........   93
Certain Federal Income Tax
  Consequences..........................   96
Underwriting............................  103
Experts.................................  105
Legal Matters...........................  105
Additional Information..................  106
Glossary................................  107
Index to Financial Statements...........  F-1



  UNTIL             , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SERIES A PREFERRED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================


                                   6,000,000


                         SERIES A PREFERRED SECURITIES

                               IAC CAPITAL TRUST


                        % SERIES A REIT TRUST ORIGINATED

                     PREFERRED SECURITIES(SM) ("TOPRS(SM)")

                                   [IAC LOGO]

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.


                           MORGAN STANLEY DEAN WITTER



                              SALOMON SMITH BARNEY


                                            , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


        Securities and Exchange Commission registration fee................  $51,812
        NASD filing fee....................................................   17,750
        Rating agency fees.................................................        *
        Trustees' fees.....................................................        *
        Printing and engraving expenses....................................        *
        Legal fees and expenses............................................        *
        Blue sky filing and legal fees and expenses........................        *
        Accounting fees and expenses.......................................        *
        Miscellaneous......................................................        *
                                                                             -------
                  Total....................................................  $     *
                                                                             =======


---------------

* To be filed by amendment.

All amounts estimated except for Securities and Exchange Commission registration fee.

ITEM 32. SALES TO SPECIAL PARTIES.

     See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Irvine Apartment Communities, L.P.: Incorporated by reference to (i) Item 10 of the Registration Statement on Form 10 of the Operating Partnership, filed on May 15, 1997; (ii) Item 2 of the Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended March 31, 1997; (iii) Item 2 of the Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended June 30, 1997, as amended; and (iv) Item 2 of the Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended September 30, 1997.

     IAC Capital Trust: Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Declaration of Trust (the "Declaration") of the Trust will provide that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of the Operating Partnership or the Company or their affiliates or to any holders of Preferred Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of the Trust, negligence) or willful misconduct with respect to such acts or omissions. The Declaration also provides that, to the fullest extent permitted by applicable law, the Operating Partnership and the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee of the Trust, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Operating Partnership or the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company and the Operating Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration.


     The Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Operating Partnership will contain provisions indemnifying the Company and the Company's officers and directors against certain liabilities. The Partnership Agreement will provide for indemnification of the Company and the Company's officers and directors to the fullest extent permitted by law; provided that no indemnification shall be provided (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which a party seeking indemnification received an improper personal benefit in violation or breach of any provision of the Partnership Agreement. Such indemnification will include the advance of expenses. Any indemnification pursuant to the Partnership Agreement shall be made only out of the assets of the Operating Partnership, and neither the Company nor any limited partner of the Operating Partnership shall have any obligation to contribute to the capital of the Operating Partnership or otherwise provide funds to enable the Operating Partnership to fund its indemnification obligations. The indemnification provided by the Partnership Agreement shall be in addition to any other rights to which a person may be entitled. Any amendment, modification or repeal of the indemnification provisions of the Partnership Agreement shall be prospective only, and shall not apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment, modification or repeal.


     In addition, the Company's officers and directors are indemnified under Maryland law and the Company's Articles of Incorporation. Section 2-418 of the Maryland General Corporation Law permits the indemnification of directors, officers, employees and agents of Maryland corporations. ARTICLE EIGHTH of the Company's Articles of Amendment and Restatement (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Company or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. ARTICLE EIGHTH of the Articles further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of ARTICLE EIGHTH shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company. Reference is made to Section 2-418 of the Maryland General Corporation Law and ARTICLE EIGHTH of the Articles which are incorporated herein by reference.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     The proceeds from the securities being registered herein will be credited to Redeemable Preferred Securities in the amount of $25 per share which will be presented outside of shareholders' equity in IAC Capital Trust's balance sheet.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements (all included in Prospectus)

     IAC CAPITAL TRUST

        Report of Independent Auditors
        Balance Sheet as of October 31, 1997
        Notes to Balance Sheet

     IRVINE APARTMENT COMMUNITIES, L.P.

        Report of Independent Auditors

        Consolidated Financial Statements:

           Consolidated Balance Sheets as of December 31, 1996 and 1995 Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994
           Consolidated Statements of Changes in Partners' Capital for the years ended December 31, 1996, 1995 and 1994
           Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994
           Notes to Consolidated Financial Statements
           Schedule III -- Consolidated Real Estate and Accumulated Depreciation

        Unaudited Condensed Consolidated Financial Information:

           Unaudited Condensed Consolidated Balance Sheets as of September 30, 1997 and December 31, 1996
           Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996
           Unaudited Condensed Consolidated Statements of Changes in Partners' Capital for the nine months ended September 30, 1997 and 1996 Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996
           Notes to Unaudited Condensed Consolidated Financial Statements


        Unaudited Pro Forma Consolidated Financial Information:



           Unaudited Consolidated Statement of Operations for the nine months ended


             September 30, 1997


           Unaudited Consolidated Statement of Operations for the year ended December 31, 1996


           Notes to Unaudited Pro Forma Consolidated Statements of Operations



     THE VILLAS OF RENAISSANCE



           Independent Accountants' Report


           Statements of Revenues and Certain Operating Expenses for the six months ended


             June 30, 1997 (unaudited) and the year ended December 31, 1996


           Notes to Financial Statements

     (b) Exhibits


    EXHIBIT
    NUMBER                                       DESCRIPTION
    -------    -------------------------------------------------------------------------------
     1.1       Form of Purchase Agreement.
     2.1       Purchase and Sale Agreement and Joint Escrow Instructions dated April 18, 1997 by and between Aoki Construction (CA) Co., Ltd. and the Operating Partnership
               (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of
               the Company and the Operating Partnership filed on August 6, 1997).
     3.1       Form of Second Amended and Restated Agreement of Limited Partnership of Irvine
               Apartment Communities, L.P. dated        , 1998.
     3.2       Form of Designation Instrument Relating to Series A Preferred L.P. Units.
     4.1       Indenture dated as of October 1, 1997 between the Operating Partnership and
               First Trust of California, National Association, as Trustee (the "Trustee")
               (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of
               the Company and the Operating Partnership filed on October 1, 1997 (the
               "October 1997 Form 8-K")).
     4.2       Supplemental Indenture No. 1 dated as of October 1, 1997, relating to the
               Operating Partnership's 7% Notes due 2007, between the Operating Partnership and the Trustee (incorporated by reference to Exhibit 4.2 of the October 1997
               Form 8-K).
     4.3       Form of Trust Preferred Security (included in Exhibit 4.5).
     4.4       Declaration of Trust of IAC Capital Trust (with attached Certificate of
               Trust).+
     4.5       Form of Amended and Restated Declaration of Trust of IAC Capital Trust.
     4.6       Form of Certificate of Terms Relating to Series A Preferred Securities.
     5.1       Opinion of Davis Polk & Wardwell.*
     5.2       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Series A Trust Preferred Securities of IAC Capital Trust.*
     8.1       Opinion of Davis Polk & Wardwell re: tax matters.*
    10.1       Purchase and Sale Agreement and Joint Escrow Instructions dated April 18, 1997 by and between Aoki Construction (CA) Co., Ltd. and the Operating Partnership
               (see Exhibit 2.1).
    10.2       Lease Agreement (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 (the
               "Company's 1993 Form 10-K").
    10.4       Miscellaneous Rights Agreement among the Company and the persons named therein
               (incorporated by reference to Exhibit 10.4 of the Company's Registration
               Statement on Form 8-B, filed on April 30, 1996 (the "Company's Form 8-B")).
    10.4.1     Amendment No. 1 to the Miscellaneous Rights Agreement (incorporated by reference to Exhibit 10.4.1 of the Quarterly Report on Form 10-Q of the Company
               and the Operating Partnership for the quarter ended September 30, 1997 (the
               "1997 Third Quarter Form 10-Q").
    10.4.2     Form of Amendment No. 2 to the Miscellaneous Rights Agreement.
    10.5       Administrative Services Agreement (incorporated by reference to Exhibit 10.5 of the Company's 1993 Form 10-K).
    10.5.1     Amendment and Extension to the Administrative Services Agreement (incorporated by reference to 10.5.1 of the Annual Report on Form 10-K of the Company for the
               year ended December 31, 1994).
    10.6       Exclusive Land Rights and Non-Competition Agreement (incorporated by reference to Exhibit 10.6 of the Company's 1993 Form 10-K).
    10.6.1     Amendment No. 1 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.1 of the Quarterly Report on Form
               10-Q of the Company for the quarter ended June 30, 1995 (the "Company's 1995
               Second Quarter Form 10-Q").

    EXHIBIT
    NUMBER                                       DESCRIPTION
    -------    -------------------------------------------------------------------------------
    10.6.2     Amendment No. 2 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.2 of the Company's 1995 Second
               Quarter Form 10-Q).
    10.6.3     Amendment No. 3 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.3 of the Company's Form 8-B).
    10.6.4     Amendment No. 4 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.4 of the 1997 Third Quarter Form
               10-Q).
    10.6.5     Form of Amendment No. 5 to the Exclusive Land Rights and Non-Competition
               Agreement.
    10.7       Contribution Agreement and Escrow Instructions Agreement (incorporated by reference to Exhibit 10.7 of the Company's 1993 Form 10-K).
    10.8       Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors
               (incorporated by reference to Exhibit 10.8 of the Company's 1993 Form 10-K).
    10.9       Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan
               (incorporated by reference to Exhibit 10.9 of the Company's 1993 Form 10-K).
    10.10      Irrevocable Trust Agreement (incorporated by reference to Exhibit 10.10 of the
               Company's 1993 Form 10-K).
    10.11      Revolving Credit Agreement dated as of June 27, 1997 (incorporated by reference to Exhibit 10.11 of the Quarterly Report on Form 10-Q of the Company and the
               Operating Partnership for the quarter ended June 30, 1997 (the "1997 Second
               Quarter Form 10-Q")).
    10.12      Indenture of Trust for Tax-Exempt Mortgage Bond Financing (incorporated by reference to Exhibit 10.13 of the Company's 1995 Second Quarter Form 10-Q).
    10.13      Employment Arrangement Letter with Chief Executive Officer (incorporated by reference to Exhibit 10.13 of the 1997 Second Quarter Form 10-Q).
    10.14      Irvine Apartment Communities, Inc. 1996 Long-Term Stock Incentive Plan
               (incorporated by reference to Exhibit 10.14 of the Company's Form 8-B).
    10.15      Severance Agreement with the Company's former Chief Financial Officer
               (incorporated by reference to Exhibit 10.15 of the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 (the "Company's 1996 Form
               10-K").
    10.16      Severance Agreement with the Company's former Chief Executive Officer
               (incorporated by reference to Exhibit 10.16 of the Company's 1996 Form 10-K).
    12         Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges of
               the Operating Partnership.+
    21.1       Subsidiaries of the Operating Partnership (incorporated by reference to Exhibit
               21 of the Registration Statement on Form 10 of the Operating Partnership filed on May 15, 1997).
    21.2       Subsidiaries of IAC Capital Trust (not applicable -- no subsidiaries).
    23.1       Consent of Ernst & Young LLP.
    23.2       Consent of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1).
    23.3       Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5.2).
    23.4       Consent of Deloitte & Touche LLP.
    24         Powers of Attorney (included on the signature pages hereof).+


---------------

* To be filed by Amendment.


+ Previously filed.

ITEM 37. UNDERTAKINGS.


     The undersigned registrants hereby undertake to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, trustees and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, trustee or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person, in connection with the securities being registered hereunder, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



The undersigned registrants hereby further undertake that:



          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on the 17th day of December, 1997.


                                          IAC CAPITAL TRUST, a Delaware business
                                          trust


                                          By:       /s/ JAMES E. MEAD


                                            ------------------------------------

                                                       James E. Mead


                                                      Regular Trustee



                                          IRVINE APARTMENT COMMUNITIES, L.P.,


                                          a Delaware limited partnership



                                          By: Irvine Apartment Communities,
                                              Inc.,


                                            its sole general partner



                                          By:       /s/ JAMES E. MEAD


                                            ------------------------------------

                                                       James E. Mead


                                                Senior Vice President, Chief


                                              Financial Officer and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities as Directors and Officers of Irvine Apartment Communities, Inc., the sponsor of IAC Capital Trust and sole general partner of Irvine Apartment Communities, L.P., and on the date indicated.



                   SIGNATURE                                TITLE                   DATE
-----------------------------------------------  --------------------------- ------------------


                       *                          Chairman of the Board of    December 17, 1997
-----------------------------------------------           Directors
                  Donald Bren

                       *                             President and Chief      December 17, 1997
-----------------------------------------------     Executive Officer and
             William H. McFarland                         Director
                                                    (Principal Executive
                                                          Officer)

                       *                                  Director            December 17, 1997
-----------------------------------------------
               Anthony M. Frank

                       *                                  Director            December 17, 1997
-----------------------------------------------
              John F. Grundhofer
                       *                                  Director            December 17, 1997
-----------------------------------------------
                Bowen H. McCoy

                       *                                  Director            December 17, 1997
-----------------------------------------------
               Michael D. McKee

                       *                                  Director            December 17, 1997
-----------------------------------------------
               Jack W. Peltason

                   SIGNATURE                                TITLE                   DATE
-----------------------------------------------  --------------------------- ------------------


                       *                                  Director            December 17, 1997
-----------------------------------------------
             John F. Seymour, Jr.

                       *                                  Director            December 17, 1997
-----------------------------------------------
               Raymond L. Watson

               /s/ JAMES E. MEAD                   Senior Vice President,     December 17, 1997
-----------------------------------------------  Chief Financial Officer and
                 James E. Mead                            Secretary
                                                    (Principal Financial
                                                          Officer)

                       *                          Vice President, Corporate   December 17, 1997
-----------------------------------------------   Financial and Controller
                  Shawn Howie                       (Principal Accounting
                                                          Officer)

           * Pursuant to the Power of Attorney previously filed with the Commission.

               /s/ JAMES E. MEAD                      Attorney-in-Fact        December 17, 1997
-----------------------------------------------
                 James E. Mead

                                LIST OF EXHIBITS


    EXHIBIT
    NUMBER                                       DESCRIPTION
    -------    -------------------------------------------------------------------------------
    1.1        Form of Purchase Agreement.
    2.1        Purchase and Sale Agreement and Joint Escrow Instructions dated April 18, 1997 by and between Aoki Construction (CA) Co., Ltd. and the Operating Partnership
               (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of
               the Company and the Operating Partnership filed on August 6, 1997).
    3.1        Form of Second Amended and Restated Agreement of Limited Partnership of Irvine
               Apartment Communities, L.P. dated        , 1998.
    3.2        Form of Designation Instrument Relating to Series A Preferred L.P. Units.
    4.1        Indenture dated as of October 1, 1997 between the Operating Partnership and
               First Trust of California, National Association, as Trustee (the "Trustee")
               (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of
               the Company and the Operating Partnership filed on October 1, 1997 (the
               "October 1997 Form 8-K")).
    4.2        Supplemental Indenture No. 1 dated as of October 1, 1997, relating to the
               Operating Partnership's 7% Notes due 2007, between the Operating Partnership and the Trustee (incorporated by reference to Exhibit 4.2 of the October 1997
               Form 8-K).
    4.3        Form of Trust Preferred Security (included in Exhibit 4.5).
    4.4        Declaration of Trust of IAC Capital Trust (with attached Certificate of
               Trust).+
    4.5        Form of Amended and Restated Declaration of Trust of IAC Capital Trust.
    4.6        Form of Certificate of Terms Relating to Series A Preferred Securities.
    5.1        Opinion of Davis Polk & Wardwell.*
    5.2        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Series A Trust Preferred Securities of IAC Capital Trust.*
    8.1        Opinion of Davis Polk & Wardwell re: tax matters.*
    10.1       Purchase and Sale Agreement and Joint Escrow Instructions dated April 18, 1997 by and between Aoki Construction (CA) Co., Ltd. and the Operating Partnership
               (see Exhibit 2.1).
    10.2       Lease Agreement (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 (the
               "Company's 1993 Form 10-K").
    10.4       Miscellaneous Rights Agreement among the Company and the persons named therein
               (incorporated by reference to Exhibit 10.4 of the Company's Registration
               Statement on Form 8-B, filed on April 30, 1996 (the "Company's Form 8-B")).
    10.4.1     Amendment No. 1 to the Miscellaneous Rights Agreement (incorporated by reference to Exhibit 10.4.1 of the Quarterly Report on Form 10-Q of the Company
               and the Operating Partnership for the quarter ended September 30, 1997 (the
               "1997 Third Quarter Form 10-Q").
    10.4.2     Form of Amendment No. 2 to the Miscellaneous Rights Agreement.
    10.5       Administrative Services Agreement (incorporated by reference to Exhibit 10.5 of the Company's 1993 Form 10-K).
    10.5.1     Amendment and Extension to the Administrative Services Agreement (incorporated by reference to Exhibit 10.5.1 of the Annual Report on Form 10-K of the Company
               for the year ended December 31, 1994).
    10.6       Exclusive Land Rights and Non-Competition Agreement (incorporated by reference to Exhibit 10.6 of the Company's 1993 Form 10-K).
    10.6.1     Amendment No. 1 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.1 of the Quarterly Report on Form
               10-Q of the Company for the quarter ended June 30, 1995 (the "Company's 1995
               Second Quarter Form 10-Q").

    EXHIBIT
    NUMBER                                       DESCRIPTION
    -------    -------------------------------------------------------------------------------
    10.6.2     Amendment No. 2 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.2 of the Company's 1995 Second
               Quarter Form 10-Q).
    10.6.3     Amendment No. 3 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.3 of the Company's Form 8-B).
    10.6.4     Amendment No. 4 to the Exclusive Land Rights and Non-Competition Agreement
               (incorporated by reference to Exhibit 10.6.4 of the 1997 Third Quarter Form
               10-Q).
    10.6.5     Form of Amendment No. 5 to the Exclusive Land Rights and Non-Competition
               Agreement.
    10.7       Contribution Agreement and Escrow Instructions Agreement (incorporated by reference to Exhibit 10.7 of the Company's 1993 Form 10-K).
    10.8       Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors
               (incorporated by reference to Exhibit 10.8 of the Company's 1993 Form 10-K).
    10.9       Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan
               (incorporated by reference to Exhibit 10.9 of the Company's 1993 Form 10-K).
    10.10      Irrevocable Trust Agreement (incorporated by reference to Exhibit 10.10 of the
               Company's 1993 Form 10-K).
    10.11      Revolving Credit Agreement dated as of June 27, 1997 (incorporated by reference to Exhibit 10.11 of the Quarterly Report on Form 10-Q of the Company and the
               Operating Partnership for the quarter ended June 30, 1997 (the "1997 Second
               Quarter Form 10-Q")).
    10.12      Indenture of Trust for Tax-Exempt Mortgage Bond Financing (incorporated by reference to Exhibit 10.13 of the Company's 1995 Second Quarter Form 10-Q).
    10.13      Employment Arrangement Letter with Chief Executive Officer (incorporated by reference to Exhibit 10.13 of the 1997 Second Quarter Form 10-Q).
    10.14      Irvine Apartment Communities, Inc. 1996 Long-Term Stock Incentive Plan
               (incorporated by reference to Exhibit 10.14 of the Company's Form 8-B).
    10.15      Severance Agreement with the Company's former Chief Financial Officer
               (incorporated by reference to Exhibit 10.15 of the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 (the "Company's 1996 Form
               10-K").
    10.16      Severance Agreement with the Company's former Chief Executive Officer
               (incorporated by reference to Exhibit 10.16 of the Company's 1996 Form 10-K).
    12         Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges of
               the Operating Partnership.+
    21.1       Subsidiaries of the Operating Partnership (incorporated by reference to Exhibit
               21 of the Registration Statement on Form 10 of the Operating Partnership filed on May 15, 1997).
    21.2       Subsidiaries of IAC Capital Trust (not applicable -- no subsidiaries).
    23.1       Consent of Ernst & Young LLP.
    23.2       Consent of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1).
    23.3       Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5.2).
    23.4       Consent of Deloitte & Touche LLP.
    24         Powers of Attorney (included on the signature pages hereof).+


---------------

* To be filed by Amendment.


+ Previously filed.